      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1999
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                        Independence Community Bank Corp.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                           6035                              13-3387931
--------------------------------------------------------------------------------------------------
(State or Other Jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer Incorporation
       or Organization)             Classification Code Number)            Identification No.)

                        Independence Community Bank Corp.
                               195 Montague Street
                            Brooklyn, New York 11201
                                 (718) 722-5300
--------------------------------------------------------------------------------
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                            ------------------------

                                 Charles J. Hamm
          Chairman of the Board, President and Chief Executive Officer
                        Independence Community Bank Corp.
                               195 Montague Street
                            Brooklyn, New York 11201
                                 (718) 722-5300
--------------------------------------------------------------------------------
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)


                                   Copies To:

        Philip R. Bevan, Esq.                            Howard Mick, Esq.
       Kevin M. Houlihan, Esq.                         James W. Allen, Esq.
Elias, Matz, Tiernan & Herrick L.L.P.               Stinson, Mag & Fizzell P.C.
        734 15th Street, N.W.                     1201 Walnut Street, Suite 2800
        Washington, D.C. 20005                      Kansas City, Missouri 64106
            (202) 347-0300                                (816) 892-8600

                        --------------------------------

         Approximate Date of Commencement of the Proposed Sale of the Securities to the Public: As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the Merger described in the Proxy Statement-Prospectus.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
     TITLE OF EACH                          PROPOSED            PROPOSED
       CLASS OF            AMOUNT           MAXIMUM              MAXIMUM             AMOUNT OF
     SECURITIES TO         TO BE            OFFERING            AGGREGATE          REGISTRATION
     BE REGISTERED      REGISTERED (1)    PRICE PER UNIT     OFFERING PRICE (1)       FEE (1)
-----------------------------------------------------------------------------------------------
Common stock,               N/A                N/A             $72,299,049           $20,099.14
($.01 par value)

--------------------
(1) In accordance with the provision of Rule 457(o) under the Securities Act of 1933, as amended, the number of shares is not set forth herein. Pursuant to Rule 457(o), the registration fee has been computed on the basis of the maximum aggregate offering price of the shares of the Registrant's common stock expected to be issued upon consummation of the merger of Broad National Bancorporation with and into the Registrant, pursuant to the Agreement and Plan of Merger, dated as of February 1, 1999, between Broad National Bancorporation and the Registrant, taking into account the maximum number of shares of Broad National Bancorporation that may be exchanged, including shares issuable upon the exercise of outstanding stock options, reduced by the amount of cash to be paid by the Registrant for such shares.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    ------------------------------------------------------------------------

                          BROAD NATIONAL BANCORPORATION
                                905 BROAD STREET
                            NEWARK, NEW JERSEY 07102
                                 (973) 624-2300

                              ______________, 1999


Dear Stockholder:

         You are cordially invited to attend a special meeting of stockholders of Broad National Bancorporation ("Broad") which will be held on _________, 1999, at ____ _.m., Eastern Standard Time, at the principal executive offices of Broad, located at 905 Broad Street, Newark, New Jersey. At the special meeting, you will be asked to approve and adopt an Agreement and Plan of Merger, dated as of February 1, 1999, by and between Independence Community Bank Corp. ("Independence") and Broad. A copy of the merger agreement is attached to the enclosed Proxy Statement-Prospectus as Appendix A.

         The merger agreement provides for the merger of Broad with and into Independence, which will be the surviving corporation. When the merger is consummated, your shares of Broad common stock will be extinguished and you will be entitled to receive a cash purchase price of $26.50 per share or an equivalent amount of Independence common stock upon surrender of your stock certificates. The total consideration to all stockholders is payable 50% in cash and 50% in Independence common stock. You may elect to receive all cash, all stock or a combination of cash and Independence common stock, but if the elections filed by Broad stockholders would result in more than 50% of the total consideration being paid in either cash or stock, pro rata adjustments to the cash or stock you request may be necessary. Cash will be paid in lieu of any fractional shares of Independence stock.

         The Independence common stock issued in the merger will be valued based on the average closing price during the ten trading days ending on the tenth day prior to the expected date of consummation of the merger ("pricing period") so long as the average closing price of Independence common stock during such period is between $12.75 per share and $17.25 per share. If the average closing price of Independence common stock during the pricing period exceeds $17.25, the total value of the merger consideration would be more than $26.50 per share of Broad common stock and the portion of the total consideration paid in Independence common stock would exceed 50%. If such average closing price is less than $12.75, the total value of the merger consideration would be less than $26.50 per share and the portion paid in Independence common stock would be less than 50% of the total. The merger agreement, which is attached to the Proxy Statement-Prospectus, sets forth in detail how adjustments to the total purchase price and the portion allocable to cash or stock are to be made. On__________, 1999, the closing price of Independence common stock on the Nasdaq Stock Market was $_________.

         The enclosed Notice of Special Meeting of Stockholders and Proxy Statement-Prospectus describe the merger and provide information concerning the special meeting. Please read these materials carefully. PLEASE ALSO NOTE THAT YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS TRANSACTION AFTER CAREFUL CONSIDERATION AND CONSULTATION WITH BROAD'S FINANCIAL ADVISOR AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         The affirmative vote of at least two-thirds of the issued and outstanding shares of Broad common stock is required for approval and adoption of the merger agreement. Accordingly, a failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the merger agreement. Because of the two-thirds approval requirement, two "for" votes are required to offset the effect of a "no" vote or a failure to vote. For that reason, and because of the importance of this matter, Broad has engaged a proxy solicitation firm to assist the board and management in soliciting your approval of the merger.

         Because it is important that your shares be represented at the special meeting, regardless of the number you own, please be sure to sign, date and mail the enclosed proxy card in the enclosed postage-paid envelope, even if you plan to attend in person. If you attend the special meeting, you may vote in person even if you have already mailed your proxy card.

         At least 30 days prior to the anticipated date of consummation of the merger, you will be sent an Election Form accompanied by instructions on how to complete it. Independence common stock and cash will be allocated to the extent possible in accordance with Election Forms which have been returned. Because we are unable to determine at this time how many stockholders will elect to receive cash, stock or a combination of both, no guarantee can be given that the election of any particular stockholder will be honored.

         On behalf of the Board of Directors, I urge you to vote FOR the approval and adoption of the merger agreement and I thank you for your continued support. If you have any questions, please call (973) 624-2300.

                                      Sincerely,


                                      Donald M. Karp
                                      Chairman of the Board and
                                       Chief Executive Officer

                          BROAD NATIONAL BANCORPORATION
                                905 BROAD STREET
                            NEWARK, NEW JERSEY 07102
                                 (973) 624-2300

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON ________ __, 1999

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Broad National Bancorporation ("Broad") will be held on ________ __, 1999, at _:__ _.m., Eastern Standard Time, at the principal executive offices of Broad, located at 905 Broad Street, Newark, New Jersey. A Proxy Statement-Prospectus and Proxy Card for the Special Meeting are enclosed.

         The Special Meeting will be held for the purpose of considering and voting upon the following matters:

         1. The approval and adoption of the Agreement and Plan of Merger, dated as of February 1, 1999, by and between Independence Community Bank Corp. ("Independence") and Broad (the "Merger Agreement") pursuant to which Broad will merge into Independence and each outstanding share of common stock, par value $1.00 per share, of Broad will be converted into the right to receive, at the election of the holder thereof, either shares of common stock of Independence or cash, subject to the election, allocation and proration procedures set forth in the Merger Agreement; and

         2. Such other business incident to the conduct of the Special Meeting as may properly come before the Special Meeting and any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies in order to approve and adopt the Merger Agreement.

         The Board of Directors of Broad has established _______ __, 1999 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting and at any adjournment or postponement thereof. Only record holders of Broad common stock as of the close of business on that date will be entitled to vote at the Special Meeting or any adjournment or postponement thereof.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                                          By Order of the Board of Directors,


                                          Donald M. Karp
                                          Chairman of the Board and
                                            Chief Executive Officer


Newark, New Jersey
_______ __  , 1999

                   SUBJECT TO COMPLETION, DATED MARCH __, 1999

                                  ------------

                PROXY STATEMENT FOR BROAD NATIONAL BANCORPORATION

                                  -------------

                 PROSPECTUS OF INDEPENDENCE COMMUNITY BANK CORP.

                                  -------------

         The boards of directors of Broad National Bancorporation ("Broad") and Independence Community Bank Corp. ("Independence") have agreed that Independence will acquire Broad in a merger. If the merger is approved by the stockholders of Broad and all other closing conditions are satisfied, you will be entitled to exchange each outstanding share of Broad common stock held by you, into either shares of Independence common stock or cash, subject to the election, allocation and proration procedures set forth in the merger agreement. The board of directors of Broad believes that the merger is in Broad's and your best interests.

         The merger cannot be completed unless the holders of two-thirds of Broad's outstanding common stock approve the merger. Broad has scheduled a special meeting for its stockholders to vote on this matter. The date, time and place of the special meeting are as follows:

                        _____ _.m., Eastern Standard Time
                                  _______, 1999
                                905 Broad Street
                               Newark, New Jersey

         Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the merger. If you fail to return your card or do not instruct your broker how to vote any shares held for you in "street name," the effect will be a vote against the merger. Your vote is very important.

         Independence common stock is traded on the Nasdaq Stock Market under the symbol "ICBC".

         Broad common stock is traded on the Nasdaq Stock Market under the symbol "BNBC".

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF ANY OF THE PARTIES, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY GOVERNMENTAL AGENCY.

         THE INFORMATION IN THIS DOCUMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT ISSUE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS DOCUMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

       PROXY STATEMENT-PROSPECTUS DATED ________ __ , 1999 AND FIRST MAILED TO STOCKHOLDERS ON _____, 1999.

                                TABLE OF CONTENTS

                                                                                                            PAGE
WHERE YOU CAN FIND MORE INFORMATION........................................................................   1
FORWARD-LOOKING STATEMENTS.................................................................................   2
SUMMARY
  The Companies............................................................................................   3
  The Broad Stockholders' Meeting..........................................................................   3
  Who Can Vote at the Special Meeting; What Vote is Required for Approval of the Merger Agreement..........   3
  The Merger...............................................................................................   4
  Broad Shares Will be Converted Into the Right to Receive Shares
    of Independence Common Stock and/or Cash...............................................................   4
  Tax Consequences for Broad Stockholders..................................................................   5
  You Do Not Have Appraisal Rights in the Merger...........................................................   5
  Accounting Treatment of the Merger.......................................................................   5
  Interests of Broad's Directors and Officers in the Merger That Are Different From Your Interests.........   5
  Differences in the Rights of Independence's and Broad's Stockholders.....................................   6
  Our Reasons for the Merger...............................................................................   6
  Our Recommendations to Stockholders......................................................................   7
  The Transaction is Fair to Stockholders According to an Investment Advisor...............................   7
  Management and Operations After the Merger...............................................................   7
  What We Need to do to Complete the Merger................................................................   7
  Terminating the Merger Agreement; Who Pays for What......................................................   8
  Termination Fee if Merger is not Completed...............................................................   8
  Waiving and Amending Provisions of the Merger Agreement..................................................   8
  Broad Stockholders' Agreement............................................................................   8
COMPARATIVE COMMON STOCK PRICE AND DIVIDEND INFORMATION....................................................   9
SELECTED PRO FORMA CONSOLIDATED COMPARATIVE PER SHARE DATA.................................................  10
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF INDEPENDENCE............................................  11
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BROAD...................................................  14
UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION................................................  16
THE SPECIAL MEETING........................................................................................  18
  Date, Time and Place; Purpose of Special Meeting.........................................................  18
  Recommendation of the Broad Board........................................................................  18
  Who Can Vote on Matters Addressed in this Document.......................................................  18
  Voting and Solicitation of Proxies.......................................................................  18
  Vote Required............................................................................................  19
  Solicitation of Proxies..................................................................................  19
THE MERGER.................................................................................................  20
  Parties to the Merger....................................................................................  20
  General..................................................................................................  20
  Background of the Merger.................................................................................  20
  Broad's Reasons for the Merger; Recommendation of the Broad Board .......................................  22
  The Consideration is Fair to Broad's Stockholders According to Broad's Financial Advisor.................  24
  Broad Stockholders Will Receive Shares of Independence Common Stock
     and/or Cash For Each Broad Share......................................................................  31
  Procedures for Exchanging Your Stock Certificates........................................................  36
  Interests of Directors and Officers in the Merger that are Different from Your Interests.................  37
  Management and Operations Following the Merger...........................................................  38
  Employee Matters.........................................................................................  39

                                                                                                             PAGE
  Conditions to the Merger..................................................................................  39
  Regulatory Approvals Needed to Complete the Merger........................................................  41
  Conduct of Business Pending the Merger....................................................................  42
  Representations and Warranties Made by Independence and Broad in the Merger Agreement.....................  45
  What Happens if a Third Party Offers to Buy Broad.........................................................  45
  Waiving and Amending Provisions in, or Terminating, the Merger Agreement..................................  46
  Price-Based Termination of the Merger Agreement...........................................................  47
  Termination Fee...........................................................................................  47
  Nasdaq National Market Listing............................................................................  48
  Accounting Treatment of the Merger........................................................................  48
  Federal Income Tax Consequences for Broad Stockholders....................................................  49
  Selling the Independence Common Stock You Receive in the Merger...........................................  50
  You Do Not Have Appraisal Rights in the Merger............................................................  51
  Who Pays for What.........................................................................................  51
  When Will the Merger be Completed.........................................................................  51
CERTAIN RELATED TRANSACTIONS................................................................................  51
  Stockholders' Agreement...................................................................................  51
  Bank Merger Agreement.....................................................................................  52
BENEFICIAL OWNERSHIP OF BROAD  COMMON STOCK.................................................................  53
REGULATION AND SUPERVISION..................................................................................  59
  General...................................................................................................  56
  New York State Law........................................................................................  56
  FDIC Regulations..........................................................................................  57
  Investment Activities ....................................................................................  58
  Transactions with Companies or Entities that Control Savings Banks........................................  59
  The FDIC Enforcement Authority............................................................................  59
  Insurance of Deposit Accounts.............................................................................  60
  Payment of Financing Corporation Bonds....................................................................  60
  Federal Reserve System....................................................................................  60
  Community Reinvestment Act................................................................................  61
  Holding Company Regulation................................................................................  61
COMPARISON OF THE RIGHTS OF STOCKHOLDERS OF INDEPENDENCE AND BROAD..........................................  63
  Special Meetings of Stockholders..........................................................................  64
  Voting Requirements.......................................................................................  64
  Cumulative Voting.........................................................................................  65
  Rights of Dissenting Stockholders.........................................................................  65
  Stockholder Consent to Corporate Act......................................................................  65
  Dividends.................................................................................................  66
  Classified Board of Directors.............................................................................  66
  Removal of Directors; Number of Directors.................................................................  66
  Limitations of Liability of Directors and Officers........................................................  67
  Indemnification of Directors and Officers.................................................................  67
  Consideration of Acquisition Proposals....................................................................  68
  Bylaws....................................................................................................  68
  Preemptive Rights.........................................................................................  69
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL
  STATEMENTS................................................................................................  69
DESCRIPTION OF CAPITAL STOCK OF INDEPENDENCE................................................................  75
  General...................................................................................................  75
  Common Stock..............................................................................................  75
  Preferred Stock...........................................................................................  75
LEGAL MATTERS...............................................................................................  76

                                                                                                           PAGE
EXPERTS..................................................................................................   76
APPENDIX A Agreement and Plan of Merger..................................................................   A-1
APPENDIX B Stockholders' Agreement.......................................................................   B-1
APPENDIX C Opinion of Broad 's Financial Advisor.........................................................   C-1

                       WHERE YOU CAN FIND MORE INFORMATION

         Independence and Broad file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that the companies file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Independence and Broad's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the SEC at "http://www.sec.gov."

         Independence has filed the registration statement to register with the SEC the shares of Independence common stock to be issued to Broad stockholders in the merger. This proxy statement-prospectus is a part of the registration statement and constitutes a prospectus of Independence and a proxy statement of Broad for the special meeting.

         Independence common stock and Broad common stock are traded on the Nasdaq Stock Market under the symbols "ICBC" and "BNBC", respectively. Documents filed by Independence and Broad also can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         As allowed by SEC rules, this document does not contain all the information that stockholders can find in the registration statement or the exhibits to the registration statement.

         The SEC allows Independence and Broad to "incorporate by reference" information into this document, which means that Independence and Broad can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in the document. This document incorporates by reference other documents which are listed below that Independence and Broad have previously filed with the SEC. The documents contain important information about their financial condition.

INDEPENDENCE SEC FILINGS (FILE NO. 0-23229):

         - Independence's Annual Report on Form 10-K for the fiscal year ended March 31, 1998;

         - Independence's Quarterly Reports on Form 10-Q for the periods ended June 30, 1998, September 30, 1998 and December 31, 1998;

         - Independence's Registration Statement on Form 8-A, dated October 17, 1997; and

         -        Independence's Current Report on Form 8-K, dated February 9,
                  1999.


BROAD SEC FILINGS (FILE NO. 0-16637):

         - Broad's Annual Report on Form 10-K for the year ended December 31, 1998;

         - Broad's Registration Statement on Form 8-A/A, dated September 18, 1997; and

         -        Broad's Current Report on Form 8-K dated February 8, 1999.

         Independence and Broad incorporated by reference additional documents that they might file with the SEC between the date of this proxy statement-prospectus and the date of the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

         Independence has supplied all information contained or incorporated by reference in this document relating to Independence.

         Broad has supplied all information contained or incorporated by reference in this document relating to Broad.

         Copies of any of the documents incorporated by reference (excluding exhibits unless specifically incorporated therein) are available without charge upon written or oral request from John K. Schnock, Esq., Secretary, Independence Community Bank Corp., 195 Montague Street, Brooklyn, New York 11201, (telephone number: (718) 722-5300), as relates to Independence and from James Boyle, Treasurer, Broad National Bancorporation, 905 Broad Street, Newark, New Jersey 07102 (telephone number: (973) 624-2300), as relates to Broad. In order to ensure timely delivery of the documents, any request should be made by ____________, 1999.

         You should rely only on the information contained or incorporated by reference in this document to vote your shares at the special meeting. Independence and Broad have not authorized anyone to provide you with information that is different from what is contained in this document. This proxy statement-prospectus is dated ________, 1999. You should not assume that the information contained in the proxy statement-prospectus is accurate as of any date other than that date, and neither the mailing of this document to stockholders nor the issuance of Independence's securities in the merger shall create any implication to the contrary.


                           FORWARD-LOOKING STATEMENTS

         This document, the documents incorporated by reference in this document, or any other written or oral statements made by or on behalf of Independence and Broad may include forward-looking statements with respect to the financial condition, results of operations and business of Independence and Broad based on management's belief and information currently available to management. Such forward-looking statements are subject to risks, uncertainties and assumptions. Actual results may vary materially from those anticipated, estimated, projected or expected. Among the factors that may cause variations from such forward-looking statements are:

         - fluctuations in the economy, especially in the market areas of Independence and Broad;

         -        changes in the interest rate environment;

         - Independence's ability to realize anticipated cost savings or revenue enhancements relating to the merger;

         -        changes in the amount of merger-related expenses;

         -        changes in real estate values;

         - the continued growth of the markets in which Independence and Broad operate; and

         -        the enactment of legislation impacting Independence.

         Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Independence and Broad. Additional information with respect to factors that may cause the results to differ materially from those contemplated by such forward-looking statements is included in Independence's and Broad's current and subsequent filings with the SEC.

                                     SUMMARY

         This brief summary highlights selected information from the proxy statement-prospectus. It does not contain all of the information that is important to you. You should carefully read the entire proxy statement-prospectus and the other documents to which this document refers you to fully understand the merger. See "Where You Can Find More Information" on page 1.

THE COMPANIES (PAGE 20)

INDEPENDENCE COMMUNITY BANK CORP.
195 Montague Street
Brooklyn, New York 11201
(718) 722-5300

         Independence is a savings and loan holding company organized under the laws of the State of Delaware in June 1997. Independence operates Independence Community Bank, which has 32 full-service bank offices in the greater New York City metropolitan area. At December 31, 1998, Independence had total assets of $5.3 billion, deposits of $3.4 billion and stockholders' equity of $914.0 million.

BROAD NATIONAL BANCORPORATION
905 Broad Street
Newark, New Jersey 07102
(201) 624-2300

         Broad is a bank holding company organized under the laws of the State of New Jersey in April 1981 and commenced business in February 1983. Broad operates Broad National Bank, which has 16 full-service bank offices located in Bergen, Essex, Hudson, Middlesex and Union counties, New Jersey. At December 31, 1998, Broad had total assets of $684.8 million, deposits of $575.1 million and stockholders' equity of $44.7 million.

THE BROAD STOCKHOLDERS' MEETING (PAGE 18)

         A special meeting of Broad's stockholders will be held on _______ __, 1999 at __:__ _.m., Eastern Standard Time, at the principal executive offices of Broad located at 905 Broad Street, Newark, New Jersey. At the Broad special meeting, you will be asked to:

         1. approve and adopt the merger agreement under which our company will merge with Independence; and

         2. act on any other items that may be submitted to a vote at the special meeting, including a motion to adjourn the special meeting for the purpose of soliciting additional proxies in order to approve the merger of Broad and Independence.

WHO CAN VOTE AT THE SPECIAL MEETING; WHAT VOTE IS REQUIRED FOR APPROVAL OF THE MERGER AGREEMENT (PAGE 18)

         You can vote at the special meeting of Broad stockholders if you owned Broad common stock at the close of business on __________, 1999. You can cast one vote for each share of Broad common stock you owned at that time. In order to approve the merger, the holders of two-thirds of the outstanding shares of Broad common stock must vote in favor of the merger. You can vote your shares by telephone, by attending the special meeting and voting in person, or by completing and mailing the enclosed proxy card. We have printed instructions on how to vote by telephone on the proxy card. You can revoke your proxy as late as the date of the meeting either by sending in a new proxy, by changing your vote by telephone, or by attending the meeting and voting in person.

THE MERGER (PAGE 20)

         We propose a combination in which Broad will merge with and into Independence. The resulting company will be named "Independence Community Bank Corp." We hope to complete this merger during the third quarter of 1999. We have attached the agreement and plan of merger to this document as Appendix A. Please read the merger agreement. It is the legal document that governs the merger.

BROAD SHARES WILL BE CONVERTED INTO THE RIGHT TO RECEIVE SHARES OF INDEPENDENCE COMMON STOCK AND/OR CASH (PAGE 31)

         As a Broad stockholder, each share of Broad common stock that you own at the time of the merger will be converted into the right to receive shares of Independence common stock, cash or a combination of Independence common stock and cash. Each Broad stockholder will have the opportunity to select their preferred form of payment. There is no guarantee, however, that every Broad stockholder will receive their preferred form of payment. Independence will not issue fractional shares. Instead, you will receive the value of any fractional share in cash. You will have to surrender your Broad stock certificates to receive cash or new certificates for Independence common stock. We will send you written instructions at least 30 days before completion of the merger describing the procedure for electing and receiving your form of payment. You should not submit your stock certificates for exchange until you have received those written instructions. For more information on how this exchange procedure works, see "Procedures for Exchanging Your Stock Certificates" on page 36 of this document.

         The number of shares of Independence common stock constituting the stock portion of the purchase price and the amount of cash constituting the cash portion of the purchase price will be determined pursuant to a formula set forth in the merger agreement. The formula provides that so long as the average closing stock price of Independence is between $12.75 and $17.25 per share, the payment to Broad stockholders, whether in the form of stock or cash, will have a value of $26.50 per share of Broad common stock, with the stock portion valued at the average closing price of Independence common stock during the ten consecutive trading days ending on the tenth business day immediately prior to the anticipated closing date for the merger (the pricing period). Fifty percent of the total consideration to be paid to Broad stockholders will consist of Independence common stock and 50% will consist of cash. If, however, the average closing price per share of Independence common stock is less than $12.75 or greater than $17.25, then the value of the payment will be adjusted, and the percentages of the total consideration consisting of Independence common stock and cash will change. See "Broad Stockholders Will Receive Shares of Independence Common Stock and/or Cash for Each Broad Share."

         Shares of Independence common stock and Broad common stock are quoted on the Nasdaq Stock Market. On January 29, 1999, the last trading day before we announced the merger agreement, Independence common stock closed at $15.00 per share and Broad common stock closed at $21.50 per share. On ____________, 1999, Independence common stock closed at $_____ per share and Broad common stock closed at $_____ per share.

         Assuming the ten trading day pricing period ended on _____, 1999 (the latest practicable trading day prior to the mailing of this document), the average closing price per share of Independence common stock would be ____, the exchange ratio would be _____ and the cash consideration would be equal to $___ per share of Broad common stock. Of course, the market price of Independence will fluctuate prior to the merger. You should obtain current stock price quotations for Independence common stock and Broad common stock. These quotations are available from your stock broker, in major newspapers such as The Wall Street Journal and on the Internet.

         THE FORM OF THE CONSIDERATION ULTIMATELY RECEIVED BY A BROAD STOCKHOLDER WILL DEPEND UPON THE ELECTION, ALLOCATION AND PRORATION PROCEDURES DESCRIBED IN THIS DOCUMENT AND THE ELECTIONS OF OTHER BROAD STOCKHOLDERS. ACCORDINGLY, NO GUARANTEE CAN BE GIVEN THAT THE ELECTION OF ANY GIVEN BROAD STOCKHOLDER WILL BE HONORED. See "The Merger - Broad Stockholders Will Receive Shares of Independence Common Stock and/or Cash For Each Broad Share." In addition, because the tax consequences of receiving cash will differ from the tax consequences of receiving Independence common stock, Broad stockholders are urged to read carefully the information in "The Merger -Federal Income Tax Consequences For Broad Stockholders."

         At least 30 days prior to the anticipated date for completion of the merger, each record holder of shares of Broad common stock will be sent an election form and other customary transmittal materials, which will permit such stockholder to elect to receive for each share of Broad common stock they own either (i) shares of Independence common stock in exchange for each share of Broad common stock held or (ii) cash in exchange for each share of Broad common stock held. However, no holder of Broad common stock may elect to receive Independence common stock with respect to fewer than 100 shares of Broad common stock. If you either (i) do not submit a properly completed election form in a timely fashion or (ii) revoke your election form prior to the deadline for the submission of the election form, you will be deemed to have made no election as to the specific consideration desired in exchange for your shares of Broad common stock. In that case, the consideration that you would receive for your shares of Broad common stock would be determined for you under the merger agreement.

         IF YOU HAVE A PREFERENCE AS TO THE FORM OF CONSIDERATION YOU WISH TO RECEIVE FOR YOUR SHARES OF BROAD COMMON STOCK, YOU SHOULD MAKE AN ELECTION BECAUSE SHARES AS TO WHICH AN ELECTION HAS BEEN MADE WILL BE GIVEN PRIORITY IN ALLOCATING SUCH CONSIDERATION OVER SHARES AS TO WHICH AN ELECTION HAS NOT BEEN MADE. NEITHER THE BROAD BOARD NOR BROAD'S FINANCIAL ADVISOR MAKES ANY RECOMMENDATION AS TO WHETHER STOCKHOLDERS SHOULD ELECT TO RECEIVE THE CASH CONSIDERATION OR THE STOCK CONSIDERATION IN THE MERGER. YOU MUST MAKE YOUR OWN DECISION WITH RESPECT TO SUCH ELECTION.

TAX CONSEQUENCES FOR BROAD STOCKHOLDERS (PAGE 49)

         For United States federal income tax purposes, your exchange of shares of Broad common stock for shares of Independence common stock generally will not cause you to recognize any gain or loss. You will, however, have to recognize gain in connection with any cash received.

         Our obligation to complete the merger depends on our receipt of legal opinions about the federal income tax treatment of our companies and our stockholders. These opinions will not bind the Internal Revenue Service, which could take a different view. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES THAT ARE PARTICULAR TO YOU.

YOU DO NOT HAVE APPRAISAL RIGHTS IN THE MERGER (PAGE 51)

         New Jersey law does not provide Broad stockholders with appraisal rights in the merger. This means that if you are not satisfied with what you are receiving as consideration in the merger, you are not legally entitled to have the value of your interest independently determined and receive payment based on that valuation.

ACCOUNTING TREATMENT OF THE MERGER (PAGE 48)

         We will account for the merger as a "purchase." This means that, for accounting and financial reporting purposes, we will treat our companies as one company beginning as of the date of the combination. Additionally, under this method of accounting, Independence will record the fair market value of Broad's assets and liabilities on its financial statements. Because the purchase price is greater than the fair market value of Broad's net assets, Independence will record an asset called "goodwill" currently estimated to be approximately $107.0 million. Independence will write off this goodwill as an expense over approximately the next 15 years, reducing net income during that period.

INTERESTS OF BROAD'S DIRECTORS AND OFFICERS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS (PAGE 37)

         Some of Broad's directors and officers have interests in the merger that are different from, or in addition to, their interests as Broad stockholders. The members of our boards of directors knew about these additional interests, and considered them, when they approved the merger agreement and the merger. These interests include provisions in the merger agreement relating to the payout of cash benefits under existing employment, change in control and consulting agreements, and the acceleration of benefits under employee stock benefit plans sooner than if the merger had not happened. For example, all options to purchase Broad common stock that are outstanding at the time of the merger will be either converted into options to purchase Independence common stock based upon the exchange ratio or cancelled with the difference between the exercise price per share and the merger consideration per share being paid in cash to the option holder (subject to deferral). Broad's executive officers and directors hold options to purchase 376,150 shares of Broad common stock. If the exchange ratio is assumed to be 1.7667, the existing options to purchase Broad common stock which remain outstanding at the time of the merger would be converted into 664,531 options to purchase Independence common stock. If all the options were instead cancelled, the aggregate payment to option holders would amount to $5.3 million assuming merger consideration per share of $26.50. In addition, Donald M. Karp, who is currently the Chairman of the Board and Chief Executive Officer of Broad, will become a director and Vice Chairman of the Board of Independence and Independence Community Bank for an initial term to expire in 2002. Independence has also agreed to nominate Mr. Karp for election to the Independence board for at least another two years thereafter. Mr. Karp also will receive a five-year contract as a consultant to Independence. John A. Dorman, the current President and Chief Operating Officer of Broad, will become the President and Chief Operating Officer of the Broad division of Independence Community Bank. Messrs. Karp and Dorman will also receive approximately $5.0 million and $1.6 million in satisfaction of the amounts due upon termination of their employment agreements. Six other officers of Broad will receive aggregate payments amounting up to approximately $920,000 in satisfaction of the amounts due in satisfaction of their change in control agreements. In addition to payments made under the eight employment or change of control agreements, Mr. Stanley Lesnik, a director of Broad, has a consulting agreement which provides for the payment of severance benefits totaling approximately $378,000 upon a change in control of Broad. In addition, the non-officer directors of Broad will be appointed to a consulting board of Independence Community Bank for a two year period and will receive aggregate fees per individual ranging from $20,000 to $60,600 over that period.

         Also, following the merger, Independence will maintain directors' and officers' insurance for the officers and directors of Broad and will protect directors and officers of Broad against the cost of events occurring before the merger, including events related to the merger. This protection and insurance will be in addition to the protection and insurance to which the officers and directors of Independence are entitled. Additional interests of some of our directors and executive officers are described under "The Merger - Interests of Directors and Officers in the Merger that are Different from Your Interests."

DIFFERENCES IN THE RIGHT OF INDEPENDENCE'S AND BROAD'S STOCKHOLDERS  (PAGE 63)

         After the merger is completed, Broad's stockholders who receive the stock consideration will become stockholders of Independence. Their rights as stockholders of Independence will be governed by Delaware General Corporation Law and by Independence's certificate of incorporation and bylaws. The rights of stockholders of Independence, as defined in its certificate of incorporation and bylaws, materially differ from the rights of the stockholders of Broad in certain instances.

OUR REASONS FOR THE MERGER (PAGE 22)

         Our companies are proposing to merge because we believe that by combining them we can create a stronger and more diversified company that will provide significant benefits to our stockholders and customers alike. We believe that by bringing our customers and banking products together, we can do a better job of increasing our combined revenues than we could if we did not merge. We believe that the merger will strengthen our position as a competitor in the financial services business, which is rapidly changing and growing more competitive. Broad's board of directors also believes that the transaction is financially attractive to the Broad stockholders because it gives them the opportunity to realize a favorable price in cash or in stock. Broad's board also viewed Independence as having a similar operating philosophy to that of Broad and further believes that with no present offices in New Jersey, Independence will be making fewer changes in Broad's operations and employees than another acquiror might make. To review our reasons for the merger in greater detail, as well as how we came to agree on the merger, please see pages 22 to 24 of this document.

OUR RECOMMENDATION TO STOCKHOLDERS (PAGE 22)

         The board of directors of Broad believes that the terms of the merger agreement are fair to, and in the best interests of, Broad and its stockholders. Accordingly, the Broad board unanimously recommends that you vote "FOR" the proposal to approve the merger agreement.

THE CONSIDERATION IS FAIR TO STOCKHOLDERS ACCORDING TO BROAD'S FINANCIAL ADVISOR (PAGE 24)

         Ryan, Beck & Co., Inc. has delivered to the Broad board its opinion that, as of the date of this document, the merger consideration is fair to Broad stockholders from a financial point of view. Ryan, Beck is Broad's financial advisor. We have attached their opinion to this document as Appendix C. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review made by Ryan, Beck in providing its opinion.

MANAGEMENT AND OPERATIONS AFTER THE MERGER (PAGE 38)

         After the merger, the Independence board of directors will be made up of the directors on the board immediately before the merger, plus Donald M. Karp. Mr. Karp will initially be elected to a term expiring in 2002. He will be nominated to serve an additional term of at least two years. The remainder of Broad's board of directors will serve on a consulting board of Independence Community Bank after the merger.

WHAT WE NEED TO DO TO COMPLETE THE MERGER (PAGE 39)

         The completion of the merger depends on a number of conditions being met. In addition to the parties complying with the merger agreement, these include:

         1.       Approval of the merger agreement by the Broad stockholders.

         2. Approval of the merger by the Federal Deposit Insurance Corporation, the Superintendent of Banks of New York State, and the Commissioner of the New Jersey Department of Banking and Insurance.

                  We have filed all of the required applications or notices with these regulatory authorities.

                  As of the date of this document, we have not yet received the required approvals. While we do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will get them.

         3. Receipt by Independence and Broad of a legal opinion from their respective tax counsel that, for United States federal income tax purposes, Broad stockholders who exchange their shares of Broad common stock for shares of Independence common stock will not recognize any gain or loss as a result of the merger, except in connection with the payment of cash. These opinions will be subject to various limitations and we recommend that you read the more complete description of tax consequences provided in this document beginning at page 45.

         4. Approval by the Nasdaq Stock Market of the listing of the shares of Independence common stock to be issued in exchange for Broad common stock on the National Market System.

         5. The absence of any injunction or legal restraint blocking the merger or government proceedings trying to block the merger.

         Where the law permits, Independence or Broad could decide to complete the merger even though one or more of these conditions has not been met. We cannot be certain when or if the conditions to the merger will be satisfied or waived, or that the merger will be completed.

TERMINATING THE MERGER AGREEMENT; WHO PAYS FOR WHAT (PAGE 46)

         We can agree at any time to terminate the merger agreement without completing the merger, even if the Broad stockholders have approved it. Under certain circumstances, either Independence or Broad may unilaterally terminate the merger agreement. In addition, the merger agreement allows Broad to terminate the merger if the average closing price of Independence's common stock is less than or equal to $10.34 and has declined by more than 15% compared to a select group of its peers during a specified period prior to the anticipated date of completing the Merger, unless Independence elects to increase the merger consideration to equal a minimum value. See "The Merger -Broad Stockholders Will Receive Shares of Independence Common Stock and/or Cash for Each Broad Share," " -Waiving and Amending Provisions in, or Terminating, the Merger Agreement" and " -Price Based Termination of the Merger Agreement" at pages 31 to 36, and 46 to 47.

         Regardless of whether the merger is completed, we will each pay our own fees and expenses, except that we will evenly divide the costs and expenses that we have incurred in printing and mailing this document.

TERMINATION FEE IF MERGER IS NOT COMPLETED (PAGE 47)

         If the merger is not completed, the merger agreement provides that Independence may receive up to a $6.5 million termination fee from Broad under certain circumstances. This fee is intended to compensate Independence for its efforts and expenses related to the merger if the transaction is not consummated.

WAIVING AND AMENDING PROVISIONS OF THE MERGER AGREEMENT (PAGE 46)

         We can agree to amend the merger agreement, and each of us can waive our right to require the other party to adhere to the terms and conditions of the merger agreement, where the law allows. However, we may not do so after Broad's stockholders approve the merger agreement if the amendment or waiver reduces or changes the consideration that will be received by Broad stockholders. In that case, the Broad stockholders would have to approve the amendment or waiver.

BROAD STOCKHOLDERS' AGREEMENT (PAGE 51)

         At the request of Independence, each of the directors and certain of the executive officers of Broad entered into an agreement pledging to vote their shares of Broad common stock in favor of the merger with Independence. These persons have the right to vote 1,237,484 shares. The stockholders' agreement may increase the chances of the approval of the merger agreement at Broad's special meeting of stockholders. A copy of the stockholders' agreement is attached to this document as Appendix B.

             COMPARATIVE COMMON STOCK PRICE AND DIVIDEND INFORMATION

         Independence common stock and Broad common stock are included for quotation on the Nasdaq Stock Market (symbols: "ICBC" and "BNBC," respectively). The following table sets forth the high and low sale prices of shares of Independence common stock and Broad common stock as reported in the Nasdaq Stock Market, and the quarterly cash dividends declared per share, for the periods indicated.

                                       Independence Common Stock                        Broad Common Stock (1)
                                  --------------------------------------------------------------------------------------

                                   High            Low         Dividends        High              Low          Dividends
                                  --------------------------------------------------------------------------------------
   1997
Quarter ended March 31..........       NA              NA         NA           $15.476          $10.238           $.10
Quarter ended June 30...........       NA              NA         NA            16.786           13.333            .10
Quarter ended September 30......       NA              NA         NA            19.286           15.595            .10
Quarter ended December 31.......                                                23.333           14.881            .10

   1998
Quarter ended March 31..........  $18.180         $17.250         NA           $22.381          $18.333           $.10
Quarter ended June 30...........   19.063          14.938         NA            24.286           19.881            .10
Quarter ended September 30......   17.250          11.000         NA            23.929           15.238            .11
Quarter ended December 31.......   16.000          11.906        $.03           20.298           15.000            .12

   1999
Quarter ended March 31..........  $16.375         $13.438        $.03          $24.938          $19.875           $.11

----------------------------
(1) The market prices and dividends have been restated to give effect to the 5% stock dividend declared December 17, 1998 and distributed January 7, 1999 and the 5% stock dividend which was declared December 18, 1997 and distributed January 6, 1998.

         The following table sets forth the last reported sale price per share of Independence common stock and Broad common stock, as reported on the Nasdaq Stock Market, on (i) January 29, 1999, the last business day preceding public announcement of the signing of the merger agreement and (ii) __________, 1999, the latest practicable trading date prior to the mailing of this Proxy Statement-Prospectus:

                                           Independence                                    Equivalent Price Per Broad
                                           Common Stock          Broad Common Stock                 Share (1)
                                       ------------------------------------------------------------------------------
January 29, 1999....................          $15.00                   $21.50                        $26.50
________, 1999......................                                                                  26.50

-----------------

(1) The equivalent prices per share of Broad common stock on January 29, 1999 and on _________, 1999 respectively, were determined by multiplying an assumed exchange ratio of 1.7667 and ___, respectively, by the closing price of Independence common stock on the relevant date.

         You should obtain current market quotations for Independence common stock and Broad common stock since the market price of Independence common stock will continue to fluctuate between the date of this document and the date on which the merger is completed and thereafter.

                               SELECTED PRO FORMA
                     CONSOLIDATED COMPARATIVE PER SHARE DATA

         The following table sets forth information about earnings per share, dividends per share and book value per share, and similar information reflecting the merger. You can use this table to understand how the merger would have affected Independence's earnings, dividends and book value, all on a per share basis, if the merger had taken effect on the first day of the periods described below. The first item listed in each category gives you historical information relating to Independence. The information set forth below is only a summary and you should read it together with the historical financial statements and related notes contained in the annual reports and other information that Independence and Broad have either attached to this document or have filed previously with the SEC. See "Where You Can Find More Information" on page 1.

         The pro forma and pro forma equivalent per share data in the following tables are presented for comparative purposes only and are not necessarily indicative of what the combined financial position or results of operations would have been had the merger been consummated during the period or as of the date for which such pro forma tables are presented.

                                                               At or For the            At or For the
                                                             Nine Months Ended            Year Ended
                                                             December 31, 1998          March 31, 1998
                                                      -------------------------------------------------
Cash dividend per common share:
   Independence......................................              $  0.03                  $  0.00
   Broad.............................................              $  0.32                  $  0.35
   Independence Pro Forma (1)........................              $  0.03                  $  0.00
   Per equivalent Broad share (2)....................              $  0.05                  $  0.00
Book value per common share:
   Independence......................................              $ 12.33                  $ 12.48
   Broad.............................................              $  9.09                  $  7.93
   Independence Pro Forma (3)........................              $ 12.41                  $ 12.48
   Per equivalent Broad share (2)....................              $ 21.93                  $ 22.05
Tangible book value per common share:
   Independence......................................              $ 11.66                  $ 11.75
   Broad.............................................              $  9.06                  $  7.93
   Independence Pro Forma (3)........................              $ 10.36                  $ 10.34
   Per equivalent Broad share (2)....................              $ 18.29                  $ 18.27
Basic earnings (loss) per common share:
   Independence......................................              $  0.47                  $ (0.52)(4)
   Broad.............................................              $  1.27                  $  1.28
   Independence Pro Forma (3)........................              $  0.44                  $ (0.22)
   Per equivalent Broad share (2)....................              $  0.77                  $ (0.38)
Diluted earnings) (loss) per common share:
   Independence......................................              $  0.47                  $ (0.52)(4)
   Broad.............................................              $  1.21                  $  1.23
   Independence Pro Forma (3)........................              $  0.44                  $ (0.22)
   Per equivalent Broad share (2)....................              $  0.77                  $ (0.38)

------------------

(1) Independence pro forma cash dividends per share represent historical cash dividends declared by Independence and assumes no changes in cash dividends declared per share.
(2) Assuming the conversion of 50% of the outstanding shares of Broad common stock into shares of Independence common stock at an exchange ratio of
        1.7667 and a Broad stockholder receives all Independence common stock in exchange for his or her shares of Broad common stock.
(3) Independence pro forma book value per common share and tangible book value per common share amounts are based on the historical total stockholders' equity of the combined entity divided by the total pro forma common shares of the combined entity assuming conversion of 50% of the outstanding shares of Broad common stock into shares of Independence common stock at an exchange ratio of 1.7667 and a Broad stockholder receives all Independence common stock in exchange for his or her shares of Broad common stock.
(4) Independence converted to stock form on March 13, 1998. Accordingly, earnings per shares for the fiscal year ended March 31, 1998 are presented on an historical basis from March 13, 1998 to March 31, 1998. Includes the one time non-recurring charge of $56.4 million ($37.2 million , net of tax) for funding of the Independence Community Foundation at the time of Independence's reorganization to a stock holding company.

         SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF INDEPENDENCE

      The following tables set forth selected historical consolidated financial and other data of Independence for the five years ended March 31, 1998 and for the nine months ended December 31, 1998 and 1997. The historical consolidated financial data for the nine months ended December 31, 1998 and 1997 is derived from unaudited consolidated financial statements. However, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation at such dates and for such periods have been made. Operating results for the nine months ended December 31, 1998 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending March 31, 1999. The financial information for the five years ended March 31, 1998 of Independence is based on, and qualified in its entirety by, the consolidated financial statements of Independence, including the notes thereto, which are incorporated by reference in this Proxy Statement-Prospectus and should be read in conjunction therewith.

                                                                                  At March 31,
                                      At December 31,  ------------------------------------------------------------------
                                           1998           1998          1997          1996          1995          1994
                                      ---------------  ----------    ----------    ----------    ----------    ----------
                                                                                 (In Thousands)
SELECTED FINANCIAL CONDITION DATA:
Total assets                            $5,313,371     $5,222,996    $3,734,723    $3,869,782    $2,619,935    $2,549,180
Cash and cash equivalents                  279,470        857,251       374,636       103,192       110,394        37,667
Investment securities                           --             --            --        39,995        29,427       355,886
held-to-maturity
Mortgage-backed and mortgage-related
         securities held-to-maturity            --             --            --       120,702       305,545       376,704
Mortgage-backed and mortgage-
         related securities                736,959         84,610       190,979       395,321            --            --
available- for- sale
Investment securities available-           783,677      1,282,072       357,487       683,828        61,818            --
for- sale
Loans receivable, net                    3,258,393      2,745,540     2,504,496     2,322,808     2,020,262     1,693,994
Intangible assets (1)                       49,399         55,873        60,499        80,268         1,023         1,728
Deposit accounts                         3,412,226      3,393,839     3,325,558     3,396,890     2,236,422     2,207,441
FHLB advances                              736,675         14,300        14,550        56,045        67,462        60,489
Borrowings-securities loaned                55,620        701,160            --            --            --            --
Other borrowings                             1,771          2,381         2,682         1,250         1,286         1,100
Total equity                               913,942        949,124       309,114       289,819       259,197       220,690

                                             For the Nine Months Ended
                                                    December 31,                          For the Year Ended March 31,
                                             -------------------------   ----------------------------------------------------------
                                                 1998         1997         1998         1997         1996       1995         1994
                                             ------------  -----------   ---------    ---------    --------   ---------    --------
                                                                                   (In Thousands)
 SELECTED OPERATING DATA:
 Interest income                               $247,047     $202,810     $ 293,043    $ 255,303    $213,100   $ 191,539    $179,697
 Interest expense                               121,454      108,704       160,943      140,187     110,619      80,562      75,633
                                               --------     --------     ---------    ---------    --------   ---------    --------
 Net interest income                            125,593       94,106       132,100      115,116     102,481     110,977     104,064
                                               --------     --------     ---------    ---------    --------   ---------    --------
 Provision for loan losses                        7,764        7,680        10,011        7,960       3,679       3,592       5,014
                                               --------     --------     ---------    ---------    --------   ---------    --------
 Net interest income after provision for
          loan losses                           117,829       86,426       122,089      107,156      98,802     107,385      99,050
 Net gain (loss) on sales of loans and
          securities                                 47           63           115       (3,347)     12,222      (3,952)        849
 Other non-interest income                        8,054        7,033        10,233        6,256       7,860       6,416       6,873
 Amortization of intangible assets                6,474        6,571         8,740        8,278       1,842         905         864
 Charitable contribution to Independence
          Community Foundation                       --           --        56,422           --          --          --          --
 Other non-interest expenses (2)                 67,312       56,935        80,713       73,875      50,288      46,713      41,176
                                               --------     --------     ---------    ---------    --------   ---------    --------
 Income (loss) before provision (benefit)
          for income taxes                       52,144       30,016       (13,438)      27,912      66,754      62,231      64,732
 Provision (benefit) for income taxes            19,253        9,008        (3,482)      10,732      30,782      27,327      25,808
 Cumulative effect of change in
          accounting principle(3)                    --           --            --           --          --          --       3,321
                                               --------     --------     ---------    ---------    --------   ---------    --------
 Net income (loss)                             $ 32,891     $ 21,008     $  (9,956)   $  17,180    $ 35,972   $  34,904    $ 42,245
                                               ========     ========     =========    =========    ========   =========    ========
 Basic and diluted income (loss) per share
          since conversion to stock form       $   0.47           NA     $   (0.52)          NA          NA          NA          NA
                                               ========                  =========

                                            For the Nine Months
                                             Ended December 31,          At of For the Year Ended March 31,
                                            --------------------   ----------------------------------------------
                                              1998        1997      1998      1997      1996      1995      1994
                                             ------      ------    ------    ------    ------    ------    ------
PERFORMANCE RATIOS:(4)

Return on assets (2)                           0.89%       1.10%     0.64%     0.46%     1.27%     1.37%     1.71%
Return on equity (2)                           4.62        8.71      7.59      5.69     13.13     14.81     21.80
Interest-earning assets to
interest-bearing
  liabilities                                122.39      106.48    108.71    105.80    109.28    110.55    107.97
Interest rate spread (5)                       2.80        3.20      2.91      3.09      3.39      4.18      4.13
Net interest margin (5)                        3.54        3.45      3.26      3.32      3.77      4.52      4.38
Non-interest expense, exclusive of
  amortization of intangible assets, to
  total assets(2)                              1.82        1.99      1.90      1.99      1.77      1.83      1.67
Efficiency ratio(6)                           50.37       56.29     56.71     53.82     45.58     39.79     37.12

ASSET QUALITY RATIOS:

Non-performing loans as a percent of total
  loans at end of period                       1.21%       0.97%     1.07%     1.07%     1.52%     1.05%     1.24%
Non-performing assets to total assets at
  end of period(7)                             0.76        0.70      0.57      0.74      0.94      0.88      0.90
Allowance for loan losses to non-
  performing loans at end of  period         110.73      127.22    122.19     99.76     57.81     55.73     41.68
Allowance for loan losses to non-
  performing loans at end of period            1.34        1.23      1.31      1.07      0.88      0.58      0.52

CAPITAL AND OTHER RATIOS:(4)

Equity to assets at end of period             17.20%       8.67%    18.17%     8.28%     7.49%     9.89%     8.66%
Leverage capital                              12.79        7.26     11.16      6.83      6.13      9.54      8.52
Tangible equity to risk-weighted assets at
  end of period                               20.51       10.66     22.25     10.05      9.82     13.76     13.85
Total capital to risk-weighted assets at
  end of period                               21.82       11.91     23.50     11.15     10.82     14.43     14.41
Number of full service offices at end of
  period                                         33(8)       34        34        32        33        21        20

-----------------------

(1) Represents the excess of cost over fair value of net assets acquired which consists of $20.4 million of goodwill and $29.0 million of other intangibles at December 31, 1998. The reduction from March 31, 1996 to March 31, 1997 reflected the amortization of such intangible assets, certain adjustments relating to the acquisition in 1996 of Bay Ridge Bancorp, Inc. as well as the acquisition of five branch offices. The goodwill resulting from the Bay Ridge acquisition decreased during fiscal 1997 due primarily to the repayment of the Bay Ridge employee stock ownership plan loan and the receipt of tax refunds. The intangible related to the acquisition of five branch offices was affected by the sale of the deposits related to one of the offices acquired, resulting in a $5.3 million decrease in the remaining premium related to this branch office.

(2) At and for the year ended March 31, 1998 excludes the one time non-recurring charge of $56.4 million ($37.2 million net of tax) for the funding of the Independence Community Foundation. At and for the year ended March 31, 1997 reflects the effects of a special one-time assessment imposed on institutions which had deposits insured by the Savings Association Insurance Fund. As a result of the various acquisitions Independence Community Bank has completed, it is deemed to have Savings Association Insurance Fund insured deposits. As a consequence, during fiscal 1997, it paid $8.6 million in satisfaction of the special assessment. Had this amount not been paid for the year ended March 31, 1997, Independence Community Bank's return on assets would have been 0.61% and its return on equity would have been 7.44%. Independence Community Bank's ratio of non-interest expenses, exclusive of amortization of intangible assets, to total assets would have been 1.76%.

(3)      Reflects adoption of Statement of Financial Accounting Standards No.
         109.

                                         (footnotes continued on following page)

(4) With the exception of end of period ratios and the efficiency ratio, all ratios are based on average daily balances during the respective periods and are annualized where appropriate.

(5) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities; net interest margin represents net interest income as a percentage of average interest-earning assets.

(6) Reflects adjusted operating expense (net of amortization of intangibles, the special Savings Association Insurance Fund assessment and the contribution to the Independence Community Foundation) as a percent of the aggregate of net interest income and adjusted non-interest income (excluding gains and losses on the sales of loans and securities).

(7) Non-performing assets consist of non-accrual loans, loans past due 90 days or more as to interest or principal repayment and accruing and real estate acquired through foreclosure or by deed-in-lieu thereof.

(8) Subsequent to December 31, 1998, Independence Community Bank closed one of its branch offices.

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BROAD

         The following tables set forth selected historical consolidated financial and other data of Broad for the five years ended December 31, 1997 and for the nine months ended December 31, 1998 and 1997. The historical consolidated financial data for the nine months ended December 31, 1998 and 1997 is derived from unaudited consolidated financial statements. However, such data reflect all normal, recurring adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The results of operations for the interim periods presented are not necessarily an indication of the results that can be expected for the entire years ending December 31, 1998 and 1997. The financial information for the five years ended December 31, 1997 of Broad is based on, and qualified in its entirety by, the consolidated financial statements of Broad and subsidiaries, including the notes thereto, which are incorporated by reference in this Proxy Statement-Prospectus and should be read in conjunction therewith.

                                    At December 31,                     At December 31,
                                    ---------------   ----------------------------------------------------
                                         1998           1997       1996       1995       1994       1993
                                    ---------------   --------   --------   --------   --------   --------
                                                             (Dollars in thousands)
SELECTED CONSOLIDATED
  STATEMENTS OF CONDITION
  INFORMATION:
Total assets                          $684,793        $601,669   $533,615   $481,185   $428,630   $438,532
Loans, gross                           360,389         322,752    287,364    267,419    267,422    265,920
Securities Held-To-Maturity             32,949          65,330     90,170     60,266     89,789    102,165
Securities Available-For-Sale          231,828         141,077     69,044     55,946     21,144         --
Total deposits                         575,064         518,238    485,073    429,681    391,466    406,066
Short-term borrowings                   40,651          13,000      1,000        782        177        342
Long-term debt                              --           9,000         --         --         --         --
9.5% Cumulative Trust Preferred
  Securities                            11,500          11,500         --         --         --         --
Shareholders' equity                    44,689          39,231     38,358     34,529     30,266     27,421

                                        For the Nine Months Ended
                                              December 31,                     For the year ended December 31,
                                        -------------------------  -------------------------------------------------------
                                            1998        1997        1997        1996        1995        1994        1993
                                           -------     -------     -------     -------     -------     -------     -------
                                              (Unaudited)                           (Dollars in thousands)
CONSOLIDATED STATEMENTS OF
  INCOME INFORMATION: (1)
Interest income                            $34,817     $31,173     $40,855     $35,162     $33,398     $29,795      28,313
Interest expense                            13,993      12,409      15,930      11,818      10,082       7,464       8,082
                                           -------     -------     -------     -------     -------     -------     -------
Net interest income (1)                     20,824      18,764      24,925      23,344      23,316      22,331      20,231
Provision for possible loan losses (1)         675       1,350       1,800       1,350         720         450         900
                                           -------     -------     -------     -------     -------     -------     -------
Net interest income after
  provision for possible loan
  losses                                    20,149      17,414      23,125      21,994      22,596      21,881      19,331
Non-interest income (1)                      5,685       5,224       7,117       6,556       4,491       3,649       4,023
Non-interest expense (1)                    16,332      14,859      19,549      19,849      19,536      20,073      19,813
Provision for income taxes                   3,260       3,029       4,282       3,428       3,131         768       1,491
Net income before cumulative
  effect of a change in
  accounting principle                       6,242       4,750       6,411       5,273       4,420       4,689       2,050
Cumulative effect of a change in
  accounting principle (2)                      --          --          --          --          --          --       1,086
                                           -------     -------     -------     -------     -------     -------     -------
Net income (1)                             $ 6,242     $ 4,750     $ 6,411     $ 5,273     $ 4,420     $ 4,689     $ 3,136
                                           =======     =======     =======     =======     =======     =======     =======
Per Share Data: (3)
  Net income per common share
  Basic
  Before cumulative effect of a
      change in accounting
      principle                            $  1.27     $  0.95     $  1.28     $  1.05     $  1.08     $  1.17     $  0.42
  Cumulative effect of a change
      in accounting principle                   --          --          --          --          --          --        0.31
                                           -------     -------     -------     -------     -------     -------     -------
  Basic earnings per common
      share                                $  1.27     $  0.95     $  1.28     $  1.05     $  1.08     $  1.17     $  0.73

                                         (Table continued on the following page)

                                     For the Nine Months Ended
                                           December 31,                         For the year ended December 31,
                                     -------------------------   -------------------------------------------------------------
                                        1998           1997         1997        1996         1995         1994         1993
                                      ---------     ---------    ---------    ---------    ---------    ---------    ---------
                                            (Unaudited)                             (Dollars in thousands)
Diluted
  Before cumulative effect of a
      change in accounting
      principle                       $    1.21     $    0.92    $    1.23    $    1.01    $    0.85    $    0.91    $    0.41
  Cumulative effect of a change
      in accounting principle                --            --           --           --           --           --    $    0.22
                                      ---------     ---------    ---------    ---------    ---------    ---------    ---------
  Diluted earnings per common
      share                           $    1.21     $    0.92    $    1.23    $    1.01    $    0.85    $    0.91    $    0.63

Cash dividends per common
  share                               $    0.32     $    0.26    $    0.35    $    0.26    $    0.15    $    0.14    $      --
Book value per common share                9.09          7.93         7.93         7.45         6.71         6.49         5.68
Dividend payout ratio                     26.85%        26.67%       27.16%       24.54%       26.58%       24.05%       20.37%
Weighted average number of
  common shares outstanding (in
  thousands):
  Basic                                   4,932         4,990        5,027        5,028        3,577        3,488        3,440
  Diluted                                 5,158         5,180        5,204        5,248        5,207        5,141        5,020

FINANCIAL RATIOS (4):
Return average assets                      1.29%         1.10%        1.13%        1.05%        0.97%        1.04%        0.48%
Return on average shareholders'
  equity                                  19.44         16.05        16.33        14.58        13.52        16.16         7.83
Average equity to average assets           6.66          6.84         6.94         7.20         7.14         6.44         6.12
Earnings to fixed charges (5)              1.41          1.47         1.56         1.74         1.71         1.68         1.30
Net interest margin                        4.57          4.62         4.70         5.05         5.59         5.41         5.12
Net interest spread                        3.73          3.79         3.89         4.33         4.88         4.92         4.55

ASSET QUALITY RATIOS:
Non-performing loans as a % of
   gross loans                             0.58%         1.49%        1.49%        3.39%        3.82%        3.63%        7.72%
Non-performing loans as a % of
  total assets                             0.30          0.80         0.80         1.82         2.12         2.26         4.68
Allowance for possible loan
losses as a % of gross loans               2.29          2.16         2.16         2.97         2.77         2.84         4.23
Allowance for possible loan
  losses as a % of non-
  performing loans                       396.06        144.63       144.63        87.65        72.47        78.32        54.81
Net (recoveries) chargeoffs as a
  % of average gross loans                (0.26)         1.06         1.10         0.08         0.35         1.56         0.90
Non-performing assets as a % of
  loans and OREO                           1.69          2.19         2.19         5.03         6.00         5.81        10.03

CAPITAL RATIOS:
Leverage capital                           8.22%         8.19%        8.19%        6.92%        7.17%        7.00%        6.23%
Tier 1 capital to total risk-
  weighted assets                         12.80         13.16        13.16        11.17        10.58         9.96         9.16
Total capital to total risk-
  weighted assets                         14.06         14.41        14.41        12.44        11.85        11.22        10.45

(1) Net interest income was $6.5 million for the quarter ended March 31, 1998 compared to $6.2 million for the comparable prior year quarter. The provision for possible loan losses was $300,000 for the quarter ended March 31, 1998 compared to $450,000 for the quarter ended March 31, 1997. Non-interest income was $1.9 million for the three months ended March 31, 1998 as compared to $1.9 million for the prior year's three month period. Non-interest expenses were $5.2 million for the three months ended March 31, 1998 as compared to $4.7 million for the comparable prior year period. Net income was $1.8 million for the quarter ended March 31, 1998 compared to $1.7 million for the quarter ended March 31, 1997.

(2)      Reflects adoption of Statement of Financial Accounting Standards No.
         109.

(3) Share and per share amounts have been adjusted to reflect all prior stock dividends.

(4)      Annualized where appropriate.

(5) The ratio of earnings to fixed charges is computed by dividing the sum of income before taxes, fixed charges and preferred stock dividends by the sum of fixed charges and preferred stock dividends. Fixed charges represent interest expense and payment of debt.

                      UNAUDITED PRO FORMA COMBINED SELECTED
                              FINANCIAL INFORMATION

         The following unaudited pro forma combined selected financial information combine Independence's historical results with Broad's historical results as if the merger had become effective as of the date indicated in the case of the balance sheet information presented, and as if the merger had become effective at the beginning of the periods indicated in the case of the income statement information presented. We refer to this as pro forma information. The pro forma information in the tables assumes that the merger is accounted for using the purchase method of accounting.

         The merger will be accounted for as a "purchase," which means that the purchase price will be allocated to the assets acquired and the liabilities assumed by Independence based on their estimated fair values at the time Broad and Independence are combined. For a more detailed description of purchase accounting, see "THE MERGER-Accounting Treatment of the Merger."

         Because Independence's fiscal year ends on March 31 and Broad's ends on December 31, the financial data for Broad for the nine months ended December 31, have been presented to coincide with the fiscal reporting period for Independence. Following the merger, the combined company's fiscal year, like that of Independence, will end on March 31.

         When reviewing these tables, you should also read the historical financial statements, including their notes, of Independence and Broad. See "Where You Can Find More Information" on page 1 of this document. You should also read the more detailed pro forma financial information, including their notes, that are found on page 69 of this document.

         This information is presented for informational purposes only. You should not assume that Independence and Broad would have achieved the combined pro forma results if they had actually been combined during the periods shown.

         There may be certain cost savings and/or revenue enhancements that will result from the merger. The information furnished in these tables does not reflect either such possible cost savings or revenue enhancements.

                   Selected Unaudited Pro Forma Financial Data
                            of Independence and Broad


                                                        At December 31,
                                                             1998
                                                        ---------------
                                                        (In thousands)
Selected Pro Forma Condensed Combined Balance Sheet:
   Total securities held to maturity ...............      $   33,083
   Total securities available for sale .............       1,752,464
   Total loans, net ................................       3,610,880
   Total assets ....................................       5,978,585
   Borrowings ......................................         779,227
   Total stockholders' equity ......................         943,861

                                                       Nine Months Ended        Year Ended
                                                          December 31,            March 31,
                                                              1998                 1998
                                                       -----------------      ---------------
                                                       (In thousands, except per share data)
Selected Pro Forma Condensed Combined Statement
   of Income :
Net interest income after provision for loan losses       $   133,444         $   139,169
Net income (loss)                                              31,310             (15,727)(1)
Earnings from per common share:
   Basic                                                         0.44               (0.22)(1)
   Diluted                                                       0.44               (0.22)(1)


----------------------

(1) Includes a one-time non-recurring charge of $56.4 million ($37.4 million, net of tax) for funding of the Independence Community Foundation at the time of Independence Community Bank's Reorganization to a stock holding company.

                               THE SPECIAL MEETING

         DATE, TIME AND PLACE; PURPOSE OF SPECIAL MEETING. This document and the accompanying proxy card are being furnished to you in connection with solicitation by the Broad board of proxies to be used at the special meeting. The special meeting is scheduled to be held on ___________, 1999, at ____ _.m., Eastern Standard Time, at the principal executive offices of Broad located at 905 Broad Street, Newark, New Jersey. At the special meeting, Broad stockholders will be asked to vote upon:

         - a proposal to approve and adopt the merger agreement under which Broad will merge with and into Independence; and

         - other matters properly brought before the special meeting. As of the date hereof, the board knows of no business that will be presented for consideration at the special meeting, other than matters described in this document.

         YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. YOU SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH YOUR PROXY CARDS.

         RECOMMENDATION OF THE BROAD BOARD. The Broad board has unanimously approved the merger agreement and has determined that the terms of the merger and the merger agreement are fair to and in the best interests of Broad and its stockholders. The Broad board therefore unanimously recommends that Broad's stockholders vote for approval and adoption of the merger agreement. See "The Merger - Broad's Reasons for the Merger; Recommendation of the Broad Board."

         WHO CAN VOTE ON MATTERS ADDRESSED IN THIS DOCUMENT. The Broad board has fixed the close of business on __________, 1999 as the record date for determining which stockholders are entitled to receive notice of and to vote at the special meeting. Only holders of record of Broad common stock at the close of business on the record date are entitled to receive notice of and to vote at the special meeting.

         VOTING AND SOLICITATION OF PROXIES. Each record holder of Broad common stock is entitled to cast one vote for each share of Broad common stock owned. The presence in person or by proxy of the holders of at least a majority of the outstanding shares of Broad common stock on the record date is necessary to constitute a quorum at the special meeting.

         The shares of Broad common stock represented by properly executed proxies received at or prior to the special meeting and not subsequently revoked prior to the vote at the special meeting will be voted as directed in such proxies. IF INSTRUCTIONS ARE NOT GIVEN, SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. If any other matters incident to the conduct of the special meeting are properly brought before the special meeting for consideration, including a motion to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies or otherwise, shares represented by properly executed proxies will be voted in the discretion of the persons named in the proxy card enclosed herewith in accordance with their best judgment. However, no proxy which is voted against the proposal to approve the merger agreement will be voted in favor of any adjournment of the special meeting to solicit further proxies for such proposal.

         Any holder of Broad common stock who has executed and delivered a proxy may revoke it at any time before it is voted by attending the special meeting and voting in person, by giving timely notice of revocation in writing by telephone or by submitting a signed proxy card bearing a later date to the Secretary of Broad at 905 Broad Street, Newark, New Jersey 07102. In order to be timely, the notice or proxy card must actually be received by Broad before the vote of Broad stockholders. A proxy will not be revoked by death or supervening incapacity of the Broad stockholder executing the proxy unless, before the vote, notice of such death or incapacity is filed with the Secretary of Broad or other person responsible for tabulating votes on behalf of Broad.

         IF YOU ARE A BROAD STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE YOUR SHARES AT THE SPECIAL MEETING IN PERSON. EXAMPLES OF SUCH ADDITIONAL DOCUMENTS INCLUDE A BROKER'S STATEMENT OR LETTER OR AN OMNIBUS PROXY, CONFIRMING YOUR OWNERSHIP OF SHARES.

          VOTE REQUIRED. The affirmative vote of at least two thirds of the shares of Broad common stock outstanding and entitled to be voted at the special meeting is required in order to approve and adopt the merger agreement. A failure to return a properly executed proxy card or to vote in person or abstaining from voting will have the same effect as a vote against the merger agreement. Broker non-votes will not be counted as having been voted in person or by proxy at the special meeting and will have the same effect as a vote against the merger agreement. As of the record date, there were a total of 4,985,728 shares of Broad common stock outstanding and entitled to be voted at the special meeting.

         As of __________, 1999, Broad's directors and executive officers and their affiliates (18 persons) had voting power with respect to an aggregate of 1,514,746 shares, or approximately 30.4% of the outstanding shares, of Broad common stock (exclusive of 148,922 shares which may be acquired through exercise of stock options which are currently exercisable). Such persons have agreed to vote their shares in favor of the approval and adoption of the merger agreement. See "Beneficial Ownership of Broad Common Stock" and "Certain Related Transactions -Stockholders' Agreement."

         SOLICITATION OF PROXIES. Broad and Independence will evenly divide the costs and expenses that are incurred in printing and mailing this document. Broad will pay all other costs of soliciting proxies. Such solicitation will be made by mail, but also may be made by telephone or in person by the directors, officers and employees of Broad (who will receive no additional compensation for doing so). Broad has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist in such solicitation. The fee to be paid to such firm is not expected to exceed $5,000, plus reasonable out-of-pocket costs and expenses authorized by Broad. In addition, Broad will make arrangements with brokerage firms and other custodians, nominees and fiduciaries.

                                   THE MERGER

         The following information relates to matters contained in the merger agreement. It describes the material aspects of the merger but is not a complete description of the merger agreement. The merger agreement is attached as Appendix A. Broad stockholders are urged to read the merger agreement carefully.

PARTIES TO THE MERGER

         Independence is a Delaware corporation incorporated in June 1997 and is the holding company for Independence Community Bank, a New York-chartered stock savings bank organized in 1850 as a mutual savings bank. Independence Community Bank reorganized from the mutual holding company structure to the stock holding company structure in March 1998.

         Independence Community Bank's principal business is gathering deposits from customers within its market area and investing those deposits, primarily in multi-family residential mortgage loans, single-family residential loans (including cooperative apartment loans), commercial real estate loans, consumer loans, commercial business loans, mortgage-backed and mortgage-related securities and investment securities. Independence Community Bank's revenues are derived principally from interest on its loan and securities portfolios while its primary sources of funds are deposits, loan amortization and prepayments and maturities of mortgage-backed and mortgage-related securities and investment securities. Independence Community Bank offers a variety of loan and deposit products to its customers. At March 31, 1999, Independence Community Bank operated 32 full-service branches located in the greater New York metropolitan area including 26 branches located in the boroughs of Brooklyn and Queens.

         Broad is a New Jersey corporation incorporated in April 1981 and is the holding company for Broad National Bank, a national bank. Broad National Bank, organized in 1925, offers a broad range of commercial and retail banking services. It offers checking accounts, savings accounts, money market accounts and individual retirement accounts (IRAs), as well as various other types of time deposits. Broad National Bank originates and services both secured and unsecured loans including commercial and residential real estate loans as well as consumer loans. At March 31, 1999, Broad National Bank operated from 16 full-service branches located in Bergen, Essex, Hudson, Middlesex and Union counties, New Jersey.

GENERAL

         Broad will be merged with and into Independence and Broad's stockholders will receive the consideration discussed under "Broad Stockholders Will Receive Shares of Independence Common Stock and/or Cash for Each Broad Share." Independence will be the surviving corporation in the merger and will continue its corporate existence under Delaware law. After the merger, the separate corporate existence of Broad will terminate. The merger is subject to the satisfaction of certain conditions, including the receipt of all necessary regulatory approvals and the approval by the requisite vote of the stockholders of Broad. Independence can modify the structure of the merger only if (a) there are no material adverse federal tax consequences to Broad stockholders, (b) the merger consideration is not changed in kind or reduced in amount solely because of such change and (c) the modification is not likely to significantly delay the anticipated date of completion of the merger or jeopardize receiving the required regulatory approvals and tax opinions necessary to complete the merger. See "-Conditions to the Merger."

         As part of the merger, Broad National Bank will merge with and into Independence Community Bank. See "Certain Related Transactions - Bank Merger Agreement."

BACKGROUND OF THE MERGER

         The board of directors and principal stockholders of Broad have long taken great pride in the contribution which Broad National Bank as an independent institution has made to Newark and the other areas served by Broad National Bank. Nevertheless, in recent years, they have recognized that a merger with a larger institution may in the long run be the best alternative for Broad National Bank to follow and the best alternative to maximize the value of the stockholders' interest in Broad.

         In considering possible business combinations, the board has focused on three major considerations: (1) the price that the stockholders might receive in the transaction; (2) whether they believe the stock of a given acquiror was of sufficient quality to accept for long-term investment; and (3) the impact on Broad National Bank, its employees and the community. The melding of these considerations caused the board to respond to and ultimately seek inquiries from certain large financial institutions which were viewed as being well capitalized and well managed and having compatible operating philosophies.

         In November of 1997, Broad was approached by a large foreign bank regarding a possible acquisition of Broad by the foreign institution. Informal discussions were then held between the senior management of Broad and the management of the foreign institution. Broad also contacted an investment banking firm (not Ryan Beck) to assist in the discussions and to make a study and recommendation to the board concerning a possible transaction with the foreign institution and other strategic alternatives.

         At its January, 1998, monthly meeting, the board reviewed the discussions with the foreign banking institution. At this board meeting, the investment banking firm also commenced the process of reviewing Broad's strategic alternatives with the board. The board determined to retain the investment banking firm as its financial advisor for the purpose of initiating formal discussions and negotiations regarding a possible acquisition of Broad by the foreign banking institution.

         An exchange of confidential information between Broad and the foreign bank began in February 1998, but the discussions did not advance to a final negotiations stage. Some inquiries from other banking organizations were also received in 1997 and early 1998, but none resulted in an exchange of confidential information.

         Following the termination of discussions with the foreign bank, Broad's financial advisor was requested to expand the scope of its activities to include making discreet inquiries of other suitable banking organizations which might have an interest in acquiring a substantially urban bank such as Broad National Bank.

         In April 1998, after contacting a number of potential acquirors, Broad's financial advisor informed Broad of two expressions of interest: one received from a New Jersey bank with a limited presence in Newark and one received from a New York bank. The financial advisor, in consultation with Broad's senior management, pursued informal discussions with both institutions, which led to the presentation of offers from both.

         At its June 1998 monthly meeting, the board formally reviewed the two offers. At this meeting, Broad's financial advisor carefully reviewed the merits of each of the proposals and discussed with the board other strategic alternatives available to Broad. The board determined after sustained deliberations to pursue the offer from the New Jersey bank, which was financially superior, and authorized the financial advisor to begin negotiating a definitive agreement for Broad to merge with the New Jersey bank.

         The offer made by the New Jersey bank was for an exchange of shares at a fixed exchange ratio. The offer contemplated that prior to signing a definitive agreement, the acquiror would conduct due diligence. Upon completing due diligence in June 1998, the proposed acquiror advised Broad that it no longer wished to proceed with the transaction. The reason given was a difference between the types of loans (urban commercial real estate and neighborhood businesses) which were prevalent in Broad's loan portfolio and the types of loans favored by the proposed acquiror. In addition, during the due diligence period, the acquiror publicly announced another acquisition which was followed by an immediate decline in the acquiror's stock price. The board believes that issues related to the other acquisition and the decline in its stock price may also have been factors in the decision by the New Jersey bank not to pursue its acquisition of Broad. When negotiations with this potential acquiror ended, all active efforts to locate an acquiror were discontinued and Broad terminated its agreement with its investment advisor.

         During the summer of 1998, the Chief Executive Officer of Independence made an initial telephone contact with the Chief Executive Officer of Broad regarding a possible sale of Broad, but such contacts did not immediately result in an exchange of confidential information or substantive discussions. In October 1998, after the Chief

Executive Officer of Independence again approached the Chief Executive Officer of Broad to initiate informal discussions regarding a possible sale of Broad, the Chief Executive Officers of each organization met and Broad agreed to provide certain information to enable Independence to formulate a proposal.

         On January 5, 1999, the Chief Executive Officer of Independence and Independence's financial advisor, Merrill Lynch & Co., met with the Chief Executive Officer and the President of Broad to present a proposal to acquire Broad. Independence's initial proposal included a purchase price of approximately $24.75 per share.

         On January 8, 1999, the Chief Executive Officer, the President and the Treasurer of Broad met with Ryan, Beck, which had had a previous investment banking relationship with Broad, to discuss Independence's proposal. At Broad's request, Ryan, Beck reviewed strategic alternatives available to Broad as well as the merits of the proposal from Independence. The Broad representatives and Ryan, Beck considered that the price in the Independence proposal was inadequate, but agreed to provide Independence with a counter-proposal which they would recommend to the board. On January 15, 1999, Ryan, Beck was formally retained as Broad's financial advisor in this transaction.

         After further negotiation, a revised offer of $26.50 per share was formally presented to and reviewed by the board at its January 21, 1999 monthly meeting. At the meeting, Ryan, Beck reviewed Broad's strategic alternatives and discussed the merits of Independence's revised proposal. The Chief Executive Officer of Independence was invited by the Chief Executive Officer of Broad to personally address the board at the meeting, and a presentation was made followed by detailed questioning by board members. After extended discussion, the board authorized Ryan, Beck and Broad management to proceed with negotiations concerning the sale of Broad to Independence. In the days following that meeting, Independence began its due diligence and submitted a definitive agreement to Broad.

         Following negotiation of the definitive agreement, at a special meeting of the board held on January 30, 1999, Ryan, Beck reviewed the proposed transaction in detail. Broad's counsel, Stinson, Mag & Fizzell P.C., also reviewed with the board the proposed merger agreement. Ryan, Beck indicated that Independence's offer was a fair offer, although in the absence of offering the Bank to other possible buyers, it could not assure the board that a higher price might not be obtainable in a transaction accounted for as a pooling (all stock) rather than a purchase.

         The board decided that the Independence proposal met all three of the criteria (price, quality of stock and preservation of the organization) which the board considered paramount. The board noted that a more extensive marketing effort in 1998 had resulted in only one offer which could be viewed as comparable to the Independence offer based on current market values, and that proposed buyer found Broad's lending operations (and implicitly its market area) to be incompatible with its own. The board also noted that the market risk involved in Independence's proposal was lessened by the substantial cash component and the fact that the exchange ratio for Independence stock is not fixed, but is tied to its market value shortly before closing. After a full review, the board concluded that accepting the Independence offer would be in the best interests of Broad's stockholders and Broad National Bank and approved the merger agreement between Broad and Independence substantially as presented to the meeting.

         On February 1, 1999, Broad and Independence signed the definitive agreement pursuant to which Broad would be merged with and into Independence and Broad National Bank would be merged into Independence Community Bank.

BROAD'S REASONS FOR THE MERGER; RECOMMENDATION OF THE BROAD BOARD

         In the course of reaching its determination to approve the merger agreement, the Broad board consulted with legal counsel with respect to its legal duties and the terms of the merger agreement. The Broad board consulted with its financial advisor with respect to the financial aspects of the transaction and fairness of the consideration to be received by stockholders from a financial point of view, and with senior management regarding, among other things, operational matters.

         The following discussion of the information and factors considered by the Broad board is not intended to be exhaustive, but does include all material factors considered by the board. In reaching its decision to approve the merger agreement, the Broad board considered the following:

         (1) The financial terms of the transaction, including (a) the price of $26.50 per share, (b) the cash component and the ability of Broad's stockholders to receive either cash or stock and (c) the fact that the transaction will be accounted for as a purchase, rather than a pooling, which allows Independence to continue its stock repurchase program. These last two factors are viewed by Broad's financial advisor as providing greater price protection than is typically present in a pooling transaction which does not permit the use of cash and imposes certain restrictions on share repurchases by the acquiror.

         (2) That Broad and Independence serve contiguous market areas with similar communities and that the expanded reach of the combined company would benefit existing customers and make the combined company more attractive to potential customers.

         (3) That Independence offers a broader range of products and services and that the merger would provide Broad's customers with access to these products and services without Broad having to undergo the expense of introducing them on its own.

         (4) The strength of Independence's management and the similarity of the commitment to the community and operating philosophies of the companies.

         (5) The financial condition, results of operations, cash flow, businesses and prospects of Broad. In this regard, the board analyzed the options of selling Broad or continuing on a stand-alone basis. The range of values on a sale of control basis were determined to generally exceed the present value of Broad shares on a stand-alone basis.

         (6) The written opinion of Ryan, Beck that, as of February 1, 1999, the consideration was fair to Broad stockholders from a financial point of view.

         (7) The financial condition, results of operations, cash flow, businesses and prospects of Independence.

         (8) The current operating environment, including the continued consolidation and increasing competition in the banking and financial services industries, the prospect for further changes in these industries and the substantial investment that may be required to remain technologically competitive.

         (9) The other terms of the merger agreement, including the opportunity for Broad stockholders to receive shares of Independence common stock in a tax-free exchange for some, or possibly all, of their shares of Broad common stock.

         (10) The detailed financial analyses, pro forma and other information, including the anticipated effects of purchase accounting on the combined company on a prospective basis, with respect to Broad and Independence discussed by Ryan, Beck, as well as the board's knowledge of Broad, Independence and their respective businesses.

         (11) The likelihood of the merger and related transactions being approved by the appropriate regulatory authorities. See "-Regulatory Approvals Needed to Complete the Merger."

         (12) The board's review of the status of Independence's preparations to be Year 2000 compliant.

         (13) The views of major stockholders, whose favorable vote would be required for any merger proposal to receive the necessary approval.

         (14) The likelihood that because Independence is not now represented in Broad's market area, the impact on customers, employees and other relationships would be less than would be the case with an in-market merger.

         (15) Independence's expressed willingness to encourage continued involvement by Independence Community Bank in community charities and activities now supported by Broad and/or Broad National Bank.

         In reaching its determination to approve and recommend the merger agreement, the Broad board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently.

         The Broad board believes that the merger is in the best interests of Broad and its stockholders. ACCORDINGLY, THE BROAD BOARD UNANIMOUSLY RECOMMENDS THAT BROAD'S STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

THE CONSIDERATION IS FAIR TO BROAD'S STOCKHOLDERS ACCORDING TO BROAD'S FINANCIAL ADVISOR

         Ryan, Beck began working with Broad in early January 1999, and on January 15, 1999, Broad formally retained Ryan, Beck to act as Broad's financial advisor with respect to the potential acquisition of Broad. Ryan, Beck is regularly engaged in the valuation of banks, bank holding companies, savings and loan associations, savings banks and savings and loan holding companies in connection with mergers, acquisitions and other securities-related transactions. Ryan, Beck has knowledge of, and experience with, the banking market in which Broad and Independence operate and banking organizations within this market, and was selected by Broad because of Ryan, Beck's knowledge of, experience with, and reputation in the financial services industry.

         Ryan, Beck participated in the negotiations with respect to the pricing and other terms and conditions of the merger. However, the decision as to the final pricing of the merger was ultimately made by Broad's board. Ryan, Beck rendered a formal written opinion to Broad's board on February 1, 1999 and rendered a subsequent written opinion dated as of ______________ (a copy of which is attached as Appendix C), that based on and subject to the assumptions, factors, and limitations as set forth in the attached opinion and as described below, the merger consideration is fair to Broad's stockholders from a financial point of view. No limitations were imposed by the Broad board of directors upon Ryan, Beck with respect to the investigations made or procedures followed by it in arriving at its opinion.

         THE FULL TEXT OF RYAN, BECK'S OPINION, WHICH SETS FORTH ASSUMPTIONS MADE AND MATTERS CONSIDERED, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT-PROSPECTUS. STOCKHOLDERS OF BROAD ARE URGED TO READ THE RYAN, BECK OPINION IN ITS ENTIRETY. THE RYAN, BECK OPINION IS DIRECTED ONLY TO THE FINANCIAL FAIRNESS OF THE CONSIDERATION TO BE RECEIVED IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO YOU AS TO HOW YOU SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE RYAN, BECK OPINION SET FORTH IN THIS PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE RYAN, BECK OPINION. IN RENDERING ITS OPINIONS, RYAN, BECK DOES NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS USED WITHIN THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR THAT ITS OPINIONS CONSTITUTE A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

         In connection with its opinion, Ryan, Beck reviewed the following documents:

         -        the merger agreement and related documents;
         -        this proxy statement-prospectus;
         - Independence's Annual Report to Stockholders and Annual Report on Form 10-K for the year ended March 31, 1998 and Independence's Quarterly Reports on Form 10-Q for the periods ended December 31, 1998, September 30, 1998 and June 30, 1998;
         - Independence's Registration Statement on Form S-1A, dated December 12, 1997, and its 424(b) prospectus, dated January 12, 1998, with respect to Independence's conversion from mutual to stock form of organization;
         - Broad's Annual Reports to Stockholders and Annual Reports on Form 10-K for the years ended December 31, 1998, 1997, 1996 and 1995, and Broad's Quarterly Reports on Form 10-Q for the periods ended September 30, 1998, June 30, 1998, and March 31, 1998;
         - certain operating and financial information provided to Ryan, Beck by the managements of Independence and Broad relating to their business and prospects;

         - the historical stock prices and trading volume of Independence's common stock;
         - the publicly available financial data of thrift organizations which Ryan, Beck deemed generally comparable to Independence;
         - the historical stock prices and trading volume of Broad's common stock;
         - the publicly available financial data of commercial banking organizations which Ryan, Beck deemed generally comparable to Broad; and
         - the terms of recent acquisitions of commercial banking organizations which Ryan, Beck deemed generally comparable in whole or in part to Broad.

         Additionally, Ryan, Beck:

         - conducted or reviewed such other studies, analyses, inquiries and examinations as it deemed appropriate;
         -        analyzed Independence's ability to consummate the merger;
         - considered the future prospects of Broad in the event it remained independent; and
         - met with certain members of Independence's and Broad's senior management to discuss Independence's and Broad's past and current business operations, regulatory standing, financial condition, strategic plan and future prospects, including any potential operating efficiencies and synergies which may arise from the merger.

         In connection with its review, Ryan, Beck relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information regarding Independence, Broad, and their subsidiaries provided to Ryan, Beck by Independence and Broad and their representatives. Ryan, Beck is not an expert in the evaluation of allowances for loan losses. Therefore, Ryan, Beck has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses set forth in the balance sheets of Independence and Broad at December 31, 1998, and Ryan, Beck assumed such allowances were adequate and complied fully with applicable law, regulatory policy, sound banking practice and policies of the SEC as of the date of such financial statements. Ryan, Beck reviewed certain operating forecasts and financial projections (and the assumptions and basis used to prepare these projections) provided by Independence and Broad. Ryan, Beck assumed that such forecasts and projections reflected the best currently available estimates and judgments of the respective managements. In certain instances, for the purposes of its analyses, Ryan, Beck made adjustments to such forecasts and projections which in Ryan, Beck's judgment were appropriate under the circumstances. Ryan, Beck was not retained to nor did it make any independent evaluation or appraisal of the assets or liabilities of Broad, Independence or their respective subsidiaries nor did Ryan, Beck review any loan files of Broad, Independence or their respective subsidiaries. Ryan, Beck also assumed that the merger in all respects is, and will be, undertaken and consummated in compliance with all laws and regulations that are applicable to Independence and Broad.

         The preparation of a fairness opinion on a transaction such as the merger involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, Ryan, Beck's opinion is not readily susceptible to summary description. In arriving at its opinion, Ryan, Beck performed a variety of financial analyses. Ryan, Beck believes that its analyses must be considered as a whole and the consideration of portions of such analyses and the factors considered therein, or any one method of analysis, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Ryan, Beck's opinion. No one method of analysis was assigned a greater significance than any other.

         The forecasts and projections furnished to Ryan, Beck were prepared by the respective managements of Independence and Broad without input or guidance by Ryan, Beck. Independence and Broad do not publicly disclose internal management projections of the type provided to Ryan, Beck in connection with the review of the merger. Such projections were not prepared with a view towards public disclosure. The public disclosure of such projections could be misleading since the projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

         In its analyses, Ryan, Beck made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Broad or Independence. Any estimates contained in Ryan, Beck's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals nor do they necessarily reflect the prices at which companies or their securities may actually be sold.

         Ryan, Beck's opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date of the opinion. Ryan, Beck did not and does not express any opinion as to the price or range of prices at which Independence common stock might trade subsequent to the merger. Ryan, Beck was not requested to, and did not, solicit third party indications of interest in acquiring Broad or in engaging in a business combination or any other strategic transaction with Broad. Events occurring after such date could materially affect the assumptions and conclusions contained in Ryan, Beck's opinion. Ryan, Beck has not undertaken to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion.

         The following is a brief summary of the analyses and procedures performed by Ryan, Beck in the course of arriving at its opinion. The summary does not purport to be a complete description, but is a brief summary of the material analyses and procedures performed by Ryan, Beck in the course of arriving at its opinion.

         Analysis of Selected Publicly Traded Companies. Ryan, Beck compared the financial data for Broad as of December 31, 1998 to a peer group of thirty three selected commercial banks located in the Mid-Atlantic region of the United States with assets between $400 million and $1 billion for which public trading and pricing information was available. Ryan, Beck deemed this group to be generally comparable to Broad. The following table compares selected statistics of Broad with the median ratios and average ratios for the 33 selected commercial banks comprising the peer group:

                                                              PEER      PEER
                                                  BROAD      AVERAGE   MEDIAN
                                                 --------    -------   -------
Total Equity / Assets                               6.53%      9.35%     8.92%
Tangible Equity / Tangible Assets                   6.50       9.15      8.62

Non-Performing Loans / Loans (1)                    0.58       1.10      0.52
Loan Loss Reserves  / Non-Performing Loans (1)    396.06     245.93    205.12
Loan Loss Reserves  / Loans                         2.29       1.41      1.26
Total Loans / Total Assets                         52.63      59.10     60.18

Return on Average Assets                            1.28       1.14      1.19
Return on Average Equity                           19.20      12.02     13.04
Net Interest Margin                                 4.59       4.37      4.37
Non Interest Income / Average Assets                1.20       0.80      0.66
Non Interest Expense/Average Assets                 3.41       2.96      2.83
Salary Expense/Total Revenue                       34.64      35.69     32.97
Efficiency Ratio                                   61.81      60.03     58.49

Stock Price as of January 28, 1999               $ 21.63
Price / LTM EPS                                   13.77x     17.85x    15.74x
Price / Book Value                                237.90%    194.33%   194.47%
Price / Tangible Book Value                       238.69     201.97    200.45
Dividend Yield                                      2.22       2.42      2.42

------------

(1) Includes non-accrual loans and loans past due 90 days or more as to principal or interest payments but not placed on non-accrual status.

         Ryan, Beck noted that the performance of Broad as measured by return on average assets and return on average equity was superior to that of the peer group. It was further noted that Broad's net interest margin and non-interest income to average assets was greater than the peer group; however Broad's non-interest expense to average assets was also greater than the peer group. Additionally, Ryan, Beck noted that Broad had a lower level of non-performing loans and a significantly larger loan loss reserve as measured by loan loss reserves as a percent of either loans or non-performing loans plus loans 90 days past due than that of its peers. Lastly, Ryan, Beck noted that Broad was trading at a lower multiple to earnings but trading at a higher percentage of book value and tangible book value, when compared to its peers. Broad's dividend yield was slightly less than that of the peer group.

         Ryan, Beck also compared Independence's financial data as of December 31, 1998 with that of a group of 26 selected thrifts located in the New England and Mid-Atlantic regions of the United States with assets between $1 billion and $15 billion for which public trading and pricing information was available. Ryan, Beck deemed this group to be generally comparable to Independence. The following table compares selected statistics of Independence with the median ratios and average ratios for the 26 selected thrifts comprising the peer group:

                                                                           PEER                  PEER
                                                   INDEPENDENCE           AVERAGE               MEDIAN
                                                   ------------           -------              --------
Total Equity / Assets                                   17.20%              10.55%                8.78%
Tangible Equity / Tangible Assets                       16.42                9.84                 8.50

Non-Performing Loans / Loans (1)                         1.21                0.67                 0.50
Loan Loss Reserves / Non-performing Loans (1)          110.73              242.83               229.40
Loan Loss Reserves / Loans                               1.34                1.11                 1.05
Total Loans / Total Assets                              62.16               62.55                60.29

1-4 Family Loans / Total Loans                          27.76               63.76                71.03
5+ Family Loans / Total Loans                           62.33               14.50                 2.53
Real Estate Loans / Total Loans                         96.42               89.94                95.00

Return on Average Assets                                 0.89                1.04                 0.92
Return on Average Equity                                 4.62               10.10                 9.50
Net Interest Margin                                      3.54                3.30                 3.17
Yield on Interest Earning Assets                         6.97                7.42                 7.28
Cost of Interest Bearing Liabilities                     4.17                4.51                 4.60

Efficiency Ratio                                        50.37               52.08                49.37
Stock Price as of January 28, 1999                     $15.34
Price / Current Fiscal Year EPS Estimate                24.75x              14.61x               13.81x
Price / Book Value                                     124.44%             151.43%              140.48%
Price / Tangible Book Value                            131.60              172.62               148.55
Market Capitalization  ($M)                         $1,137.36             $467.34              $211.99
Dividend Yield                                           0.78%               2.18%                2.17%

----------------

(1) Includes non-accrual loans and loans past due 90 days or more as to principal or interest payments but not placed on non-accrual status.

         Ryan, Beck noted that Independence's performance, as measured by return on average assets and return on average equity, was lower than its peer group. However, Ryan, Beck noted that Independence is a recently converted company with an overabundance of capital and that its financial performance is not unlike other recently converted companies. Additionally, Ryan, Beck noted that Independence has a higher percentage of non-performing loans than the companies comprising Independence's peer group and a lower loan loss reserve as a percentage of non-performing loans. Independence's net interest margin was superior to its peers due to its lower cost of interest bearing liabilities and level of stockholders' equity despite the fact that its yield on interest earning assets was less than its peers. Independence has a significantly higher level of multi-family loans and has a lower level of 1-4 family loans than its peers. Lastly, Ryan, Beck noted that Independence was trading at a higher multiple to earnings and trading at a lower percentage of book value and tangible book value, when compared to its peers. Again, this is typical for a recently converted company since it has not fully utilized its capital. Independence's dividend yield was much lower than that of the peer group.

         Analysis of Selected Transactions. Ryan, Beck compared Broad's financial data as of December 31, 1998 with that of a group of ten selected transactions announced since January 1, 1998 and for which pricing data pertaining to the transactions was publicly available. Ryan, Beck deemed these companies to be generally comparable to Broad. The criteria for this group was commercial banks located in the New England and Mid-Atlantic regions of the United States with assets between $250.0 million and $1.25 billion. The following table compares selected statistics of Broad with the median ratios and average ratios for the ten acquired companies in these transactions:

                                                        PEER GROUP        PEER GROUP
                                         BROAD            MEDIAN            AVERAGE
                                       ---------        ----------        ----------
Total Assets (In Thousands)            $684,793          $319,089          $517,141
Tangible Equity / Tangible Assets          6.50%             8.01%             8.41%
Return on Average Assets                   1.28              1.13              1.05
Return on Average Equity                  19.20             12.63             12.56
Non-Performing Assets / Assets             0.69              0.52              0.63
Operating Expenses / Assets                3.36              3.21              3.28
Efficiency Ratio                          61.81             67.54             67.36

         Assuming a transaction value of $26.50 per share, Ryan, Beck calculated the transaction value as a multiple of Broad's December 31, 1998 stated book value, tangible book value, latest twelve months diluted earnings, core deposit premium over tangible equity and stock price as follows:

Percentage of Stated Book Value:                     291.51%
Percentage of Tangible Book Value:                   292.50%
Multiple of Latest Twelve Months Diluted Earnings:   16.88x
Core Deposit Premium over Tangible Equity:            17.98%
Market Premium:                                       18.11%

The average and median pricing ratios for the comparable transactions are illustrated in the chart below:

                PRICE/       PRICE/TANGIBLE       PRICE/        CORE DEPOSIT      MARKET
              BOOK VALUE       BOOK VALUE      LTM EARNINGS       PREMIUM         PREMIUM
             ------------   ---------------    -------------    ------------     ---------
AVERAGE         323.77%          331.65%          29.08x           27.45%          44.55%
MEDIAN          320.83           325.94           30.42            28.38           44.75

         Ryan, Beck then adjusted the peer group statistics to reflect the change in the Nasdaq Bank Stock Index from the date of announcement of each stock transaction to the closing value of the index on January 29, 1999. The adjusted average and median pricing ratios for the comparable transactions are illustrated in the chart below:

                PRICE/       PRICE/TANGIBLE       PRICE/       CORE DEPOSIT       MARKET
              BOOK VALUE       BOOK VALUE      LTM EARNINGS       PREMIUM         PREMIUM
              ----------     --------------    ------------    ------------       --------
AVERAGE         308.75%          316.99%          27.75x           26.08%          42.70%
MEDIAN          305.79           313.88           26.69            26.78           44.45

         The imputed value of Broad, based upon the average and median ratios of the comparable transactions, as adjusted, can be seen in the chart below:

                PRICE/       PRICE/TANGIBLE       PRICE/       CORE DEPOSIT       MARKET
              BOOK VALUE       BOOK VALUE      LTM EARNINGS       PREMIUM         PREMIUM
              ----------     --------------    ------------    ------------       -------
AVERAGE         $28.07           $28.72           $43.56          $34.32          $32.02
MEDIAN          $27.80           $28.44           $41.90          $35.00          $32.41

         While the value of the transaction at $26.50 is less than the imputed value of the comparable transactions, Ryan, Beck noted the following financial and non-financial issues. Ryan, Beck noted that the merger with Independence is to be accounted for as a purchase with consideration being a combination of cash and stock and the vast majority of the comparable transactions were accounted for as pooling of interests. In addition, the structure of the transaction allows Broad stockholders to elect the receipt of either cash or stock. Additionally, the mix of consideration plus the price range within which Independence must provide common stock with a value of $26.50 per share provides Broad's stockholders with considerably more price protection than the typical transaction accounted for as a pooling of interests. Ryan, Beck also noted the market areas served by many of the acquired companies were more attractive than the market areas served by Broad. Ryan, Beck noted that the purchase method of accounting allows Independence to continue its stock repurchase programs which provide further price protection for Broad's stockholders who elect to hold Independence common stock. Finally, Ryan, Beck noted Broad's concerns regarding many of the social issues involved in the merger including Independence's commitment to operate Broad as a separate division and to preserve as many jobs as possible.

         No company or transaction used in the Analysis of Selected Publicly Traded Companies and Analysis of Selected Transactions sections is identical to Broad, Independence or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved, market areas in which the companies operate and other factors that could affect the trading values of the securities of the company or companies to which they are being compared.

         Impact Analysis. Ryan, Beck analyzed the merger in terms of its effect on Independence's projected fiscal year ending March 31, 2000 and 2001 earnings per share, 2000 and 2001 cash earnings per share, stated book value and tangible book value, based on Broad's projected 1999 and 2000 earnings. The projected earnings for Independence and Broad were derived from information provided by the managements of Independence and Broad, using certain assumed growth rates. Based upon certain assumptions, including those with respect to cost savings and other synergies from the merger, the stand-alone earnings projections provided by Independence and Broad, Independence's announced and planned stock repurchase programs and Independence's intention to use treasury shares of Independence common stock as the source of shares to be issued to Broad, the analysis showed that the merger would be dilutive to Independence's projected 2000 fiscal year earnings per share by approximately 3.24%, accretive to projected 2001 fiscal year earnings per share by approximately 1.23%, accretive to Independence's projected 2000 fiscal year cash earnings per share by approximately 8.77%, accretive to projected 2001 fiscal year cash earnings per share by approximately 11.70%, no impact on stated book value per share and dilutive to Independence's tangible book value by approximately 13.86%. These forward-looking projections may be affected by many factors beyond the control of Independence and/or Broad, including the future direction of interest rates, economic conditions in the companies' market place, the actual amount and timing of cost savings achieved through the merger, the actual level of revenue enhancements brought about through the merger, future regulatory changes and various other factors. The actual results achieved may vary from the projected results and the variations may be material.

         Discounted Dividend Analysis. Using a discounted dividend analysis, Ryan, Beck estimated the present value of the future dividend stream that Broad could produce in perpetuity. Projection ranges for Broad's five-year balance sheet and income statement were provided by Broad's management. Management's projections were based upon various factors and assumptions, many of which are beyond the control of Broad. These projections are, by their nature, forward-looking and may differ materially from the actual future values or actual future results for the reasons discussed above. The actual future values or results may be significantly more or less favorable than suggested by such projections. In producing a range of per share Broad values, Ryan, Beck utilized the following assumptions: discount rates range from 11% to 13%, terminal price/earnings multiples range from 14x to 16x (which, when applied to terminal year estimated earnings, produces a value which approximates the net present value of the dividends in perpetuity, given certain assumptions regarding growth rates and discount rates) and earnings that include estimated savings in Broad's non-interest expense equal to 11.2% in the first year following the merger, and 22.4% in the second year following the merger, with 5.00% growth thereafter. The discounted dividend analysis produced the range of net present values per share of Broad common stock illustrated in the chart below:

                                             DISCOUNT RATES:
                                    ----------------------------------
                                      11%           12%           13%
                                    ------        ------        ------
       TERMINAL YEAR         14x    $27.77        $26.51        $25.33
       MULTIPLE              15x    $29.38        $28.05        $26.79
       OF EARNINGS           16x    $30.99        $29.58        $28.25

         These analyses do not purport to be indicative of actual values or expected values or an appraisal range of the shares of Broad common stock. The discounted dividend analysis is a widely used valuation methodology, but Ryan, Beck noted that it relies on numerous assumptions, including expense savings levels, dividend payout rates, terminal values and discount rates, the future values of which may be significantly more or less than such assumptions. Any variation from these assumptions would likely produce different results.

         In connection with Ryan, Beck's updated opinion dated ___________, 1999 and contained as Appendix C to this proxy statement-prospectus, Ryan, Beck confirmed the appropriateness of its reliance on the analyses used to render its February 1, 1999 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions and conclusions contained in the February 1, 1999 opinion.

         With regard to Ryan, Beck's services in connection with the merger, Broad will pay Ryan, Beck a transaction fee in connection with the merger, a substantial part of which is contingent upon the consummation of the merger. Broad will pay a transaction fee of approximately $1.38 million, of which $100,000 has been paid and the remainder of which will be paid when the merger is consummated. Additionally, Broad has paid Ryan, Beck $50,000 for issuing a fairness opinion upon execution of the merger agreement which will be credited against the advisory fees that will be paid upon completion of the merger. In addition, Broad has agreed to reimburse Ryan, Beck for its reasonable out-of-pocket expenses, which shall not exceed $10,000 without the prior consent of Broad.

Broad has also agreed to indemnify Ryan, Beck and certain related persons against certain liabilities, including liabilities under federal securities law, incurred in connection with its services. The amounts of Ryan, Beck's fees were determined by negotiation between Broad and Ryan, Beck.

         Ryan, Beck has had an investment banking relationship with Broad for a number of years. Ryan, Beck was the sole underwriter of the 8 1/2% Cumulative Convertible Preferred Stock 1992 Class and BNB Capital Trust's 9.50% Cumulative Trust Preferred Securities. Ryan, Beck is a market maker in Broad's Trust Preferred Securities and, in such capacity, may from time to time own Trust Preferred Securities. Ryan, Beck's research department has issued research reports on Broad and comments on Broad in its periodic commentaries. Ryan, Beck is also a market maker in Broad's common stock and, in such capacity, may from time to time own Broad common stock.

         Ryan, Beck has had no investment banking relationship with Independence. Ryan, Beck is a market maker in Independence common stock and, in such capacity, may from time to time own Independence common stock. Ryan, Beck's research department does not follow Independence; however, Ryan, Beck did produce a report upon Independence's conversion from a mutual to stock form of organization.

BROAD STOCKHOLDERS WILL RECEIVE SHARES OF INDEPENDENCE COMMON STOCK AND/OR CASH FOR EACH BROAD SHARE

         Upon consummation of the merger, each outstanding share of Broad common stock will be converted into the right to receive, at the election of each Broad stockholder and subject to the election, allocation and proration procedures set forth in the merger agreement, either the stock consideration or the cash consideration, in each case, as determined pursuant to the merger agreement. See "Merger Consideration," "Election Procedures" and "Allocation Procedures" below. No fractional shares of Independence common stock will be issued in connection with the merger. Instead, Independence will make a cash payment to each Broad stockholder who would otherwise receive a fractional share.

          The number of shares of Independence common stock constituting the stock consideration and the amount of cash constituting the cash consideration will be determined pursuant to a formula set forth in the merger agreement, which provides that so long as the average closing stock price of Independence is between $12.75 and $17.25 per share, the merger consideration, whether in the form of stock or cash, will have a value of $26.50 (with the stock consideration valued at the average closing price for such purpose), and 50% of the total consideration to be paid to Broad stockholders will consist of Independence common stock and 50% will consist of cash. If the average closing price is less than $12.75 or greater than $17.25 per share, then the value of the merger consideration will be adjusted, and the percentages of the total consideration consisting of Independence common stock and cash will change, all as set forth in the merger agreement and as more fully described below.

         THE FORM OF THE CONSIDERATION ULTIMATELY RECEIVED BY YOU WILL DEPEND UPON THE ELECTION, ALLOCATION AND PRORATION PROCEDURES DESCRIBED BELOW AND THE ELECTIONS OF OTHER STOCKHOLDERS. ACCORDINGLY, NO GUARANTEE CAN BE GIVEN THAT THE ELECTION OF ANY GIVEN STOCKHOLDER OF BROAD WILL BE HONORED. In addition, because the tax consequences of receiving the cash consideration will differ from the tax consequences of receiving the stock consideration, Broad stockholders are urged to read carefully the information set forth below under "Federal Income Tax Consequences for Broad Stockholders."

         MERGER CONSIDERATION. The merger agreement provides that each share of Broad common stock issued and outstanding upon completion of the merger will be converted into the right to receive, at the election of the holder thereof, either:

         (1) a number of shares of Independence common stock equal to the final exchange ratio (as described below), or

         (2) cash in an amount equal to the per share consideration (as described below).

         For purposes of determining the amount of the merger consideration each holder of Broad common stock will be entitled to receive, the following definitions apply:

         "aggregate cash consideration" means the product obtained by multiplying (x) the number of issued and outstanding shares of Broad common stock immediately prior to completion of the merger by (y) $13.25.

         "aggregate merger consideration" means the sum of (x) the aggregate cash consideration and (y) the aggregate stock consideration.

         "aggregate stock consideration" means (w) 0.5 multiplied by (x) the number of issued and outstanding shares of Broad common stock immediately prior to completion of the merger multiplied by (y) the average closing price multiplied by (z) the preliminary stock ratio.

         "average closing price" means the average of the closing sale prices per share for Independence common stock as reported on the Nasdaq Stock Market during the ten consecutive trading-day period ending on the tenth business day immediately prior to the anticipated date of completion of the merger. This ten consecutive trading-day period is called the pricing period.

         "final exchange ratio" means the quotient, rounded to the nearest ten-thousandth, obtained by dividing the per share consideration by the average closing price.

         "per share consideration" means the quotient obtained by dividing the aggregate merger consideration by the number of issued and outstanding shares of Broad common stock immediately prior to completion of the merger.

         "preliminary stock ratio" means the quotient, rounded to the nearest ten-thousandth, obtained by dividing $26.50 by the average closing price; except that (i) if the average closing price is equal to or greater than $17.25, the preliminary stock ratio will be 1.5362 (the "minimum stock ratio"), and (ii) if the average closing price is equal to or less than $12.75, the preliminary stock ratio will be 2.0784 (the "maximum stock ratio").

         The following table sets forth the value of the merger consideration to be received by the holders of Broad common stock, including the percentage of the total consideration that will consist of Independence common stock and the percentage that will consist of cash, at various average closing prices of Independence common stock.

Average Closing       Per Share       Final Exchange
    Price           Consideration          Ratio         % Stock      % Cash
---------------     -------------     --------------     -------      ------
    $18.00             $ 27.08             1.5042         51.06%      48.94%
     17.25               26.50             1.5362         50.00%      50.00%
     16.00               26.50             1.6563         50.00%      50.00%
     15.00               26.50             1.7667         50.00%      50.00%
     14.00               26.50             1.8929         50.00%      50.00%
     12.75               26.50             2.0784         50.00%      50.00%
     12.00               25.72             2.1434         48.48%      51.52%
     11.00               24.68             2.2437         46.32%      53.68%
     10.00               23.64             2.3642         43.96%      56.04%

         However, if the percentage of the total consideration that will consist of Independence common stock is below 50% and either Elias, Matz, Tiernan & Herrick L.L.P., counsel to Independence, or Stinson, Mag & Fizzell P.C., counsel to Broad, is unable to render its tax opinion, as described below under "-Federal Income Tax Consequences for Broad Stockholders," as a result of the merger potentially failing to qualify as a reorganization under Section 368(a) of the Internal Revenue Code, then Independence will reduce the aggregate amount of the cash consideration, and correspondingly increase the aggregate amount of the stock consideration, to the minimum extent necessary to enable Elias, Matz, Tiernan & Herrick L.L.P. or Stinson, Mag & Fizzell P.C., as the case may be, to render its tax opinion.

         Assuming the pricing period ended on January 29, 1999 (the last trading day prior to announcement of the merger), the average closing price would be $15.86, the stock consideration would be equal to 1.6709 shares of Independence common stock and the cash consideration per share of Broad common stock would be $26.50. Assuming the pricing period ended on ________ __, 1999 (the latest practicable trading date prior to the mailing of this Proxy Statement-Prospectus), the average closing price would be $_____, the stock consideration per share of Broad common stock would be equal to _______ shares of Independence common stock and the cash consideration per share of Broad common stock would be $____. The market price of Independence common stock will fluctuate between the date of this Proxy Statement-Prospectus and the date on which the merger is consummated and thereafter. Because the aggregate number of shares of Independence common stock to be received by Broad stockholders in the merger will be fixed following determination of the average closing price (subject to possible adjustment as described below) and because the market price of Independence common stock is subject to fluctuation, the value of the shares of Independence common stock that a holder of Broad common stock may receive in the merger may increase or decrease following determination of the average closing price. For further information concerning the historical prices of Independence common stock, see "Comparative Common Stock Price and Dividend Information." You are urged to obtain current market prices for Independence common stock in connection with voting your shares at the special meeting and making your election decision.

         Broad also may terminate the merger agreement if both of the following conditions are applicable:

         (1) the average closing price of Independence common stock is less than $10.34; and

         (2) the average closing price divided by $15.00 (the "Independence ratio"), is less than (x) the number obtained by dividing the weighted average daily per share closing prices of the common stocks of 21 publicly-traded bank and thrift holding companies (the "index group") set forth in Section 9.5 of the merger agreement during the pricing period (the "final index price") by the weighted average per share closing prices of the common stocks of each company in the index group on January 29, 1999 (the "initial index price"), less (y) 0.15 (the "index ratio").

If both of the foregoing conditions are applicable, Broad has the right to terminate the merger agreement. However, in such event, Independence has the option to increase the consideration to be received by holders of Broad common stock by adjusting the final exchange ratio to equal the lesser of (x) a number obtained by dividing (A) $24.00 by (B) the average closing price, and (y) a number obtained by substituting the adjusted preliminary stock ratio (which is 1.0 plus the index ratio less the Independence ratio, with the net sum being multiplied by the preliminary stock ratio then in effect as provided by the terms of Section 1.4(e) of the merger agreement) for the preliminary stock ratio when calculating the merger consideration. If Independence increases the final exchange ratio as set forth above, the merger agreement will not be terminated.

         The index group is the 21 financial institutions or financial institution holding companies listed in the merger agreement whose common stock is publicly traded and which is not identified as being acquired in any publicly announced proposal since January 29, 1999 and before the end of the pricing period. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced at any time after January 29, 1999 and before the end of the pricing period, such company will be removed from the index group, and the weights (which have been determined based on the number of outstanding shares of common stock and the market prices of such stock) attributed to the remaining companies will be adjusted proportionately for purposes of determining the final index price and the initial index price.

         If Independence or any company belonging to the index group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between and including January 29, 1999 and the end of the pricing period, the prices for the common stock of Independence or such company and the final exchange ratio shall be adjusted to take into account such change in capitalization.

         Following approval of the merger agreement by the Broad stockholders at the special meeting, the Broad board may elect not to terminate the merger agreement and to consummate the merger without resoliciting the Broad stockholders if the two conditions to termination described above are applicable. The Broad board has not yet determined what action it might take under the merger agreement in such event. In such a situation, in considering whether to consummate the merger without the resolicitation of the Broad stockholders, the Broad board will take into account all relevant facts and circumstances that exist at such time, including, without limitation, the advice of its financial advisor and its legal counsel.

         Independence is under no obligation to increase the per share consideration, and there can be no assurance that Independence would elect to increase the per share consideration, if the Broad board were to exercise its right to terminate the merger agreement. Any such decision would be made by the Independence board taking into account all relevant facts and circumstances that exist at such time, including, without limitation, the advice of its financial advisor and its legal counsel. If the Independence board elects to increase the per share consideration as set forth in the merger agreement and as described above, it must give Broad prompt notice of such election and of its proposed increase in the per share consideration, in which case no termination of the merger agreement would occur. See "The Merger - Price - Based Termination of the Agreement."

         ELECTIONS. At least 30 days prior to the completion of the merger, you will be sent an election form, which will permit you to elect to receive for each share of Broad common stock owned by you either (i) the stock consideration in exchange for each share of Broad common stock held or (ii) the cash consideration in exchange for each share of Broad common stock held. However, you may elect not to receive Independence common stock with respect to fewer than 100 shares of Broad common stock. If you either (i) do not submit a properly completed election form in a timely fashion or (ii) revoke your election form prior to the deadline for the submission of the election form, the shares of Broad common stock held by you will be designated "no election shares."

         ELECTION PROCEDURES. All elections will be required to be made on an election form. To make an effective election with respect to your shares of Broad common stock, you must, in accordance with the election form, (i) properly complete and return the letter of transmittal and election forms to the company designated by Independence to receive these materials, (ii) either (a) deliver the election form with your stock certificates representing such shares (or an appropriate guarantee of delivery of such certificates), or (b) complete the procedure for delivery by book-entry transfer of such shares on a timely basis, and (iii) deliver with the election forms any other required documents, prior to the deadline for returning the letter of transmittal and election form. It is anticipated that the letter of transmittal and election forms will be mailed to you at least thirty (30) days prior to the anticipated date on which the merger will be completed.

         The deadline for surrendering all documentation required for an effective election ( the "Election Deadline Date") will be set forth in the election instructions and will be approximately ten (10) days prior to the anticipated date for completion of the merger, although the date may be extended by mutual agreement of Independence and Broad. In the event the merger agreement is terminated without the merger having been consummated, your certificates will be promptly returned by the designated agent or they will be returned to you at any time prior to consummation of the merger upon your request.

         BROAD STOCKHOLDERS SHOULD NOT RETURN THEIR STOCK CERTIFICATES WITH THE ENCLOSED PROXY AND STOCK CERTIFICATES SHOULD NOT BE FORWARDED TO THE DESIGNATED AGENT UNTIL A BROAD STOCKHOLDER HAS RECEIVED THE LETTER OF TRANSMITTAL AND ELECTION FORM.

         If you have a particular preference as to the form of consideration to be received for your shares of Broad common stock, you should make an election because shares as to which an election has been made will be given priority in allocating such consideration over shares as to which an election is not received. Neither the Broad board nor its financial advisor makes any recommendation as to whether stockholders should elect to receive the cash consideration or the stock consideration in the merger. You must make your own decision with respect to such election, bearing in mind the tax consequences of the election you choose. See "-Federal Income Tax Consequences for Broad Stockholders."

         Even if you have no preference, it is suggested that you return your transmittal and election forms by the Election Deadline Date, indicating that you have no preference, so that you may receive the merger consideration allocable to you promptly following consummation of the merger, rather than following completion of exchange procedures after the merger is consummated. See "- Procedures for Exchanging Your Stock Certificates."

         ALLOCATION PROCEDURES. If the aggregate cash consideration is greater than the per share consideration multiplied by the total number of cash election shares (the "cash election amount"), then:

         (1) all cash election shares will be converted into the right to receive an amount of cash equal to the per share consideration;

          (2) the designated agent will select, on a pro rata basis, first from among the holders of no election shares and then, if necessary, from among the holders of stock election shares, a sufficient number of such shares ("cash designee shares") so that the sum of the cash designee shares and the cash election shares multiplied by the per share consideration equals as closely as practicable the aggregate cash consideration (the cash designee shares will be converted into the right to an amount of cash equal to the per share consideration); and

         (3) any stock election shares and any no election shares, in each case, not so selected as cash designee shares will be converted into the right to receive Independence common stock at the final exchange ratio.

         If the aggregate cash consideration is less than the cash election amount, then:

         (1) all stock election shares and all no election shares will be converted into the right to receive Independence common stock at the final exchange ratio;

         (2) the designated agent will select, on a pro rata basis from among the holders of cash election shares, a sufficient number of such shares ("stock designee shares") such that the number of stock designee shares multiplied by the per share consideration equals as closely as practicable the difference between the cash election amount and the aggregate cash consideration (the stock designee shares will be converted into the right to receive Independence common stock at the final exchange ratio); and

         (3) any cash election shares not so selected as stock designee shares will be converted into the right to receive an amount of cash equal to the per share consideration.

         In the event that the designated agent is required to designate from among all stock election shares the cash designee shares to receive cash, each holder of stock election shares will be allocated a pro rata portion of the remainder of the total cash designee shares less the number of no election shares which are cash designee shares. This proration will reflect the proportion that the number of stock election shares of each holder of stock election shares bears to the total number of stock election shares. In the event the designated agent is required to designate from among all holders of cash election shares the stock designee shares to receive Independence common stock, each holder of cash election shares will be allocated a pro rata portion of the total stock designee shares. This proration will reflect the proportion that the number of cash election shares of each holder of cash election shares bears to the total number of cash election shares.

         Upon consummation of the merger, any shares of Broad common stock that are owned by Broad as treasury stock or that are held directly or indirectly by Independence, other than in a fiduciary capacity or in satisfaction of a debt previously contracted, will be canceled and retired and no payment will be made with respect to those shares and such shares will not be considered for purposes of the foregoing allocation procedures.

PROCEDURES FOR EXCHANGING YOUR STOCK CERTIFICATES

         Broad stockholders who surrender their stock certificates and completed transmittal and election forms prior to the Election Deadline Date, or any extension of such time period, will automatically receive the merger consideration allocated to them as the result of the merger promptly following consummation of the merger. Other stockholders will receive the merger consideration allocated to them as soon as practicable after their stock certificates have been surrendered with appropriate documentation to the designated agent or other steps have been taken to surrender the evidence of their stock interest in Broad in accordance with the instructions accompanying the letter of transmittal form.

         Within seven business days after the completion of the merger, a bank or trust company selected by Independence and reasonably satisfactory to Broad, will mail to each holder of record of Broad common stock who has not previously surrendered his or her stock certificates representing Broad common stock a letter of transmittal and instructions for use in effecting the surrender of the certificates in exchange for the merger consideration allocated to them. Upon surrender of a stock certificate for Broad common stock for exchange and cancellation to the designated agent, together with a duly executed letter of transmittal, the holder of such certificate will be entitled to receive such merger consideration allocated to them and the certificate for Broad common stock so surrendered will be cancelled. No interest will be paid or accrued on any cash constituting merger consideration (including the cash in lieu of fractional shares) and any unpaid dividends and distributions, if any, payable to holders of stock certificates for Broad common stock.

         No stock certificates representing fractional shares of Independence common stock will be issued upon the surrender for exchange of Broad stock certificates. In lieu of the issuance of any such fractional share, Independence will pay to each former stockholder of Broad who otherwise would be entitled to receive a fractional share of Independence common stock an amount in cash determined by multiplying (i) the average closing price by (ii) the fraction of a share of Independence common stock which such holder would otherwise be entitled to receive pursuant to the merger agreement.

         As a Broad stockholder, you will receive dividends on Independence common stock or other distributions declared after the completion of the merger only if you have surrendered your Broad stock certificates. Only then will you be entitled to receive all previously withheld dividends and distributions, without interest.

          After the completion of the merger, no transfers of Broad common stock issued and outstanding immediately prior to the completion of the merger will be allowed. Broad stock certificates that are presented for transfer after the completion of the merger, will be canceled and exchanged for the merger consideration.

         If your Broad stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of those certificates and that they were lost, stolen or destroyed before you receive any consideration for your shares. The designated agent will send you instructions on how to provide this evidence.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER THAT ARE DIFFERENT FROM YOUR INTERESTS

         Some members of Broad's management and the Broad board may have interests in the merger that are in addition to or different from the interests of stockholders. The Broad board was aware of these interests and considered them in approving the merger agreement.

          EXISTING EMPLOYMENT, CHANGE IN CONTROL AND CONSULTING AGREEMENTS. Mr. Donald M. Karp is Chairman of the Board and Chief Executive Officer of Broad and Mr. John A. Dorman is President and Chief Operating Officer of Broad. Each of them has an employment contract with Broad. Because of the merger, both Mr. Karp's and Mr. Dorman's contracts will be terminated. In exchange for this Mr. Karp will receive a cash payments of approximately $5.0 million and Mr. Dorman will receive a cash payment of approximately $1.6 million. Following the merger, Mr. Karp will be employed by Independence as a consultant and senior advisor under a five-year consulting agreement. Mr. Dorman will be employed as President and Chief Operating Officer of the Broad division of Independence Community Bank under a three year change in control severance agreement. In addition, six other senior officers of Broad and/or Broad National Bank, including James Boyle, Treasurer of Broad, Peter Kenny, Senior Vice President of Broad National Bank and Fred Perry, Senior Vice President of Broad National Bank, have change in control severance agreements. All of these agreements will be terminated in connection with the merger. As a result of the termination of the change in control agreements, the six officers will receive severance payments totalling approximately $920,000, including up to approximately $157,000, $167,000 and $150,000 to be paid to Messrs. Boyle, Kenny and Perry, respectively. In addition, Mr. Stanley J. Lesnik, a director of Broad, has a consulting agreement which provides for certain severance payments in the event of the termination of his agreement. Mr. Lesnik's consulting agreement will also be terminated in connection with the merger, at which time Mr. Lesnik will receive a severance payment totalling approximately $378,000. The payments will not be made to these persons unless each of them executes a release which releases Independence and Independence Community Bank from any further liability for monetary payments under their respective agreements. To the extent that any of these persons is entitled to the continued receipt of miscellaneous fringe benefits pursuant to their agreements and they become directors, officers or employees of Independence or any of its subsidiaries (including Independence Community Bank) following completion of the merger and as a result become entitled to receive comparable fringe benefits in their capacity as directors, officers or employees of Independence or any of its subsidiaries, then the fringe benefits provided to such persons shall be deemed to be provided in connection with such persons' service as directors, officers or employees of Independence or any of its subsidiaries for so long as such persons serve in such capacity and shall be in lieu of, and not in addition to, any fringe benefits that would have otherwise been provided pursuant to the employment, change in control or consulting agreements discussed above.

         VESTING OF RESTRICTED STOCK. Under the Broad Long-Term Capital Accumulation Plan, in January 1999 performance awards were specified for the next three-year performance period of the plan. The awards are payable in cash and restricted stock. Such awards would normally be distributed to senior management at the end of the three-year performance period, December 31, 2001, if performance objectives set at the beginning of the performance period, January 1999, are achieved. However, the plan provides that a pro rata portion of the award, including the restricted shares of Broad common stock, become vested upon a change in control of Broad. The merger is a change in control. Officers of Broad will be granted pro rata performance awards , including a pro rata portion of 28,698 shares of unvested restricted stock, which will be converted into shares of Independence common stock at the final exchange ratio.

         ESTABLISHMENT OF CONSULTING BOARD. Independence will create a consulting board to advise Independence on deposit and lending activities in Broad's market area and to maintain and develop customer relationships. Independence will appoint all of the present members of the Broad board (other than Messrs. Karp and Dorman) to the consulting board. The consulting board will be maintained for two years. Each member of the consulting board will receive an annual retainer of $10,000 except for Messrs. Licinio Cruz, Arthur Fischman and Louis J. Owen who will receive $25,800, $25,800 and $30,300, respectively, per year.

         APPOINTMENT TO INDEPENDENCE BOARD OF DIRECTORS. Following the completion of the merger, Independence will increase the size of the Independence board by one member and appoint Mr. Karp to fill the newly created vacancy and elect him as Vice Chairman of the Board. Mr. Karp's initial term will expire in the year

2002. Independence will nominate Mr. Karp for an additional term of at least two years upon expiration of his initial term in 2002. Mr. Karp will also be appointed to the Independence Community Bank board for the same term. For his services as a member of the Independence board, Mr. Karp will receive the customary Independence board fees and retainer.

         NEW CONSULTING AND CHANGE IN CONTROL AGREEMENTS. Following the merger, Mr. Karp will enter into a five year consulting agreement with Independence. He will serve as Vice Chairman of the board and as a consultant to Independence and Independence Community Bank. His initial compensation under the agreement will be $75,000 per year. Upon completion of the merger, Mr. Dorman will enter into a three year change in control agreement with Independence Community Bank which will provide for a severance payment and the continuation of certain benefits after his termination for the remaining term of his agreement (had it not been terminated) in connection with a change of control of Independence.

         BROAD STOCK OPTIONS. Unexercised options to purchase shares of Broad common stock under the Broad Incentive Stock Option Plan, the Broad National 1993 Directors Non-Statutory Stock Option Plan, the 1993 Broad National Incentive Stock Option Plan, 1996 Broad National Bancorporation Directors Non-Statutory Stock Option Plan and the 1996 Broad National Bancorporation Incentive Stock Option Plan (the "option plans") will be, at each option holder's election, either converted into options to purchase Independence common stock the number of shares and price per share to reflect the final exchange ratio, or cancelled with a cash payment to be made in an amount equal to the difference, if any, between the merger consideration per share and the exercise price per share. In addition, under the terms of the option plans, the merger will constitute a change of control of Broad which will result in the vesting of the options granted under the option plans to be accelerated. As of February 15, 1999, the directors and executive officers of Broad held options to purchase a total of 376,150 shares of Broad common stock. The duration of the converted options will remain the same. Independence will reserve sufficient shares of Independence common stock to allow the exercise of the converted option.

         PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES AGAINST CLAIMS. Independence has also agreed to protect and hold harmless each present and former director, officer and employee of Broad and its subsidiaries and each officer or employee of Broad and its subsidiaries that is serving or has served as a director or trustee of another entity at Broad's request or direction. These people will be protected against any costs, expenses, judgments, fines, losses, claims, or liabilities incurred in connection with any claim, suit, proceeding or investigation relating to matters existing or occurring at or prior to the completion of the merger. Independence also agreed to advance these persons costs they incur to the fullest extent the costs would have been advanced to them if they were a director, officer, or employee of Broad under applicable New Jersey law. The indemnification will last for six years following the merger.

         Moreover, Independence will maintain Broad's existing directors' and officers' insurance policy provided that the aggregate premium for the six year period cannot exceed 200% of the current annual premium.

MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

         Following the merger, Independence and Independence Community Bank will each increase the size of their respective boards by one member and will appoint Mr. Karp to fill the resulting vacancy. Mr. Karp's initial term as a member of the Independence and the Independence Community Bank boards will expire in the year 2002. Under the terms of the merger agreement, Independence has agreed to nominate Mr. Karp for an additional two year term. For his services as a member of the Independence boards, Mr. Karp will be paid the customary board fees. In addition, Independence Community Bank will establish a consulting board with respect to deposit and lending activities in Broad's market area and to maintain and develop customer relationships.

         Independence expects to achieve significant consolidation efficiencies following the consummation of the merger, although there can be no assurance that the anticipated efficiencies will be achieved. The efficiencies are expected to be achieved primarily through the elimination of duplicative compensation costs and computer system costs.

         Following the merger, Independence intends to continue to utilize a stock repurchase program, subject to regulatory limitations or conditions, economic and market conditions and a review by the board and management of the anticipated effects of such a program. Such a program may affect Independence's ability to utilize pooling-of-interests accounting in any potential acquisitions, although, like other public companies, Independence will retain the ability to terminate the stock repurchase plan and reissue all or a portion of these repurchased shares in order to utilize the pooling-of-interests method of accounting for future acquisitions.

EMPLOYEE MATTERS

         Each Broad or Broad National Bank employee whose employment is not specifically terminated will become an employee of Independence or Independence Community Bank. However:

          (1) Broad's continuing employees will not be, or act as, officers of Independence or Independence Community Bank, unless elected or appointed to that position by Independence or Independence Community Bank.

         (2) All of Broad's continuing employees who remain following the completion of the merger will be employed at the will of Independence or Independence Community Bank.

         (3) No employee of Broad will become a contractual employee of Independence or Independence Community Bank unless the contract is in writing with Independence or Independence Community Bank.

         (4) Existing employment, change in control severance and consulting agreements will be terminated in connection with the merger, including the change in control provisions of those agreements and in certain benefit plans. However, payments under the various Broad agreements may be made by Broad or Independence immediately prior to the completion of the merger. See "- Existing Employment, Change in Control and Consulting Agreements" above for a complete explanation.

         (5) Each Broad employee who becomes an employee of Independence or Independence Community Bank will be eligible to participate in Independence or Independence Community Bank employee plans, on the same basis as any newly-hired employee of Independence or Independence Community Bank. However, with respect to each Independence or Independence Community Bank employee plan, service with Broad or Broad National Bank will be treated as service with Independence or Independence Community Bank to determine eligibility to participate, vesting and entitlement to benefits but not for purposes of benefit accrual. Service will not be recognized to the extent that it would result in a duplication of benefits.

CONDITIONS TO THE MERGER

         The obligations of Independence and Broad to complete the merger are conditioned on the following being satisfied at or prior to the completion of the merger:

         (1)      Broad's stockholders must approve the merger agreement;

         (2) the requisite regulatory approvals, consents and waivers must be obtained and all statutory waiting periods must have expired;

         (3) any necessary material third party consents, waivers or approvals must be obtained or made;

         (4) the shares of Independence common stock which will be issued to the Broad stockholders upon completion of the merger must be authorized for listing for quotation on the Nasdaq Stock Market.

         (5) no approval or consent will have imposed any condition or requirement that would materially and adversely impact the economic or business benefits to either party giving effect to the merger;

         (6) no party to the merger will be subject to any order, decree or injunction that prohibits closing any of the merger's transactions;

         (7) no statute, rule or regulation will prohibit completion of the merger's transactions;

         (8) the registration statement will have been declared effective by the SEC and the SEC will not be taking actions to stop the merger from proceeding; and

         (9) all required approvals by state securities or "blue sky" authorities will have been obtained.

         The obligations of Independence and Broad to complete the merger are also conditioned on the following:

         (1) all parties will have performed their respective obligations under the merger agreement;

         (2) subject to prior disclosure of any necessary qualifications, the representations and warranties made by the parties in the merger agreement will be materially true when the merger closes. Each party will furnish the other with a certificate attesting to this fact;

         (3) Independence and Broad will have obtained all necessary material consents or approvals to permit Independence to assume Broad's contracts, leases and other agreements;

         (4) Independence and Broad will have received an opinion from their respective counsel dated as of the completion of the merger, that the merger will be treated for federal income tax purposes as a reorganization within the meaning of the Internal Revenue Code and that accordingly:

                  (a) no gain or loss will be recognized by Independence or Broad as a result of the merger;

                  (b) no gain or loss will be recognized by the stockholders of Broad who exchange all of their Broad common stock solely for Independence common stock pursuant to the merger (except with respect to cash received in lieu of a fractional share of interest in Independence common stock); and

                  (c) the aggregate tax basis of the Independence common stock received by stockholders who exchange all of their Broad common stock solely for Independence common stock pursuant to the merger will be the same as the aggregate tax basis of the Broad common stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

         (5) Independence and Broad must have delivered to the other "comfort" letters or letters of procedures from their respective independent certified public accountants, dated (i) the date of the mailing of this Proxy Statement-Prospectus to Broad's stockholders and (ii) a date not earlier than five business day preceding the completion of the merger concerning such matters as are customarily covered in transactions of the type contemplated by the merger agreement; and

         (6) the delivery to each of Independence and Broad of various letters, certificates and other documents.

         We cannot guarantee when, or whether, the regulatory consents and approvals necessary to complete the merger will be obtained or whether all of the other conditions to the merger will be satisfied or waived by the party permitted to do so. See "-Regulatory Approvals Needed to Complete the Merger" below. If the merger is not completed on or before November 30, 1999, the merger agreement may be terminated by Independence's or Broad's board. However, the failure to complete the merger by that date cannot be due to the breach of the merger agreement by the party seeking to terminate.

REGULATORY APPROVALS NEEDED TO COMPLETE THE MERGER

         Completion of the merger and the bank merger is subject to a number of regulatory approvals and consents. The bank merger is subject to the prior approval of the FDIC under the Bank Merger Act. In reviewing applications under the Bank Merger Act, the FDIC must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the FDIC may not approve a transaction if it will result in a monopoly or otherwise be anticompetitive. In addition, as discussed below, a waiting period of up to 30 days must be satisfied prior to consummation of the bank merger after FDIC approval. Independence filed an application with the FDIC on April __, 1999.

         Further, under the New York State Banking Law, the bank merger is subject to the prior approval of the Superintendent of Banks of New York State. Independence filed an application for approval of the bank merger with the Superintendent on April _ ,1999. In determining whether to approve the application for the merger of Broad with and into Independence, the Superintendent will consider, among other factors, whether the bank merger would be consistent with adequate or sound banking and would not result in concentration of assets beyond limits consistent with effective competition. The Superintendent will also consider the public interest and the needs and convenience thereof. Further, it is the policy of the State of New York to ensure the safe and sound conduct of banking organizations and to maintain public confidence in the business of banking and protect the public interest and the interests of depositors, creditors, and stockholders. These factors will be considered by the Superintendent in connection with Independence's application. The bank merger is also subject to the approval of the Commissioner of the New Jersey Department of Banking and Insurance. Independence filed an application for approval of the bank merger with the Commissioner on April __, 1999.

         Under the Community Reinvestment Act, the FDIC must take into account the record of performance of Independence Community Bank and Broad National Bank in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. As part of the review process, the banking agencies frequently receive comments and protests from community groups and others. See "Regulation and Supervision-Community Reinvestment Act."

         In addition, a period of up to 30 days must expire following approval by the FDIC within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws. While Independence believes that the likelihood of such action by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate such proceeding, or that the Attorney General of the State of New York will not challenge the merger, or if such proceeding is instituted or challenge is made, as to the result thereof.

         The merger and bank merger cannot proceed in the absence of the requisite regulatory approvals. There can be no assurance that such regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the merger agreement and described below under "-Conditions to the Merger."

         Independence is not aware of any other regulatory approvals that would be required for completion of the merger, except as described above. If any other approvals are required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

         The approval of any application merely implies the satisfaction of regulatory criteria for approval, which do not include review of the merger from the standpoint of the adequacy of the consideration to be received by Broad stockholders. Further, regulatory approvals do not constitute an endorsement or recommendation of the merger.

CONDUCT OF BUSINESS PENDING THE MERGER

         Except as expressly provided for in the merger agreement and except to the extent required by law or by regulatory authorities, Independence and Broad have agreed that, during the period from February 1, 1999 to the completion of the merger, Independence, Broad and their respective subsidiaries will use commercially reasonable efforts to:

         - conduct their business in the regular, ordinary and usual course consistent with past practice;

         - maintain and preserve intact their business organization, properties, leases, employees and advantageous business relationships and retain the services of their officers and key employees;

         - take no action which would materially adversely affect or delay the ability of Independence or Broad to perform their respective covenants and agreements on a timely basis under the merger agreement; and

         - take no action which would adversely affect or delay the ability of Independence, Independence Community Bank, Broad or Broad National Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated by the merger agreement.

         Further, except as otherwise provided in the merger agreement, during the period from February 1, 1999 to the completion of the merger, Broad has agreed that neither it nor any of its subsidiaries will take certain actions unless permitted to by Independence or required to by law. These include:

         (1) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than normal quarterly dividends not in excess of $0.12 per share of Broad common stock;

         (2) (a) repurchase, redeem or otherwise acquire any shares of the capital stock of Broad or any subsidiary of Broad, or any securities convertible into or exercisable for any shares of the capital stock of Broad or any subsidiary of Broad, (b) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except, in the case of clauses (b) and (c), for the issuance of Broad common stock upon the exercise or fulfillment of rights or options issued or existing pursuant to the Broad option plans or the Broad Long-Term Capital Accumulation Plan, all to the extent outstanding and in existence on the date of the merger agreement;

         (3) amend its certificate of incorporation, bylaws or other similar governing documents;

         (4) make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $100,000 in the aggregate;

         (5)      enter into any new line of business;

         (6) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to Broad, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;

         (7) take any action that is intended or may reasonably be expected to result in any of the conditions to the merger not being satisfied;

         (8) change its methods of accounting in effect at September 30, 1998, except as required by changes in generally accepted accounting principles or regulatory accounting principles as concurred in writing by its independent auditors;

         (9) (a) except as otherwise provided in the merger agreement, as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend, or terminate any employee benefit plan or any agreement, arrangement, plan, trust, other funding arrangement or policy between Broad or any subsidiary of Broad and one or more of its current or former directors, officers, employees or independent contractors except as required pursuant to irrevocable commitments existing on the date of the merger agreement, change any trustee or custodian of the assets of any plan or transfer plan assets among trustees or custodians, except that Broad may adopt the severance policy and pay retention bonuses as provided in the merger agreement, (b) increase or accelerate payment of in any manner the compensation or fringe benefits or any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of February 1, 1999, except (1) as may be required pursuant to binding commitments existing on February 1, 1999, (2) as may be required by applicable law, and (3) in the case of employees who are not officers at the level of Vice President or above, normal salary increases in the ordinary course of business consistent with past practice, or (c) grant or award any stock options, stock appreciation rights, restricted stock, restricted stock units, performance units or shares or awards under the Broad Long-Term Capital Accumulation Plan (provided, however that the awards for a maximum of 28,698 shares of Broad common stock under the current three year cycle of the Broad Long-Term Capital Accumulation Plan may be prorated from the date of grant through the date of completion of the merger);

         (10) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements except as otherwise specifically contemplated by the merger agreement;

         (11) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

         (12) file any application to relocate or terminate the operations of any of its banking offices or any of its subsidiaries;

         (13) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which Broad or any of its subsidiaries is a party or by which Broad or any of its subsidiaries or their respective properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the completion of the merger;

         (14) other than in the ordinary course of business consistent with past practice, in individual amounts not to exceed $100,000, make any investment either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any other individual, corporation or other entity;

         (15) make any investment in any debt security, including mortgage-backed and mortgage related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities which would not be considered "high risk" securities that are purchased in the ordinary course of business consistent with past practice;

         (16) enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $100,000 per year;

         (17) settle any claim, action or proceeding involving any liability of Broad or any of its subsidiaries for money damages in excess of $100,000 or involving any material restrictions upon the operations of Broad or any of its subsidiaries;

         (18) except in the ordinary course of business and in amounts less than $100,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

         (19) (a) make or commit to make any new loan or other extension of credit in an amount of $300,000 or more, renew for a period in excess of one year any existing loan or other extension of credit in an amount of $300,000 or more, or increase by $300,000 or more the aggregate credit outstanding to any borrower or group of affiliated borrowers, except such loan originations, commitments, extensions, renewals or increases that have been reviewed by Independence, or (b) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, other than in the ordinary course of business consistent with past practice and in strict compliance with Broad's current board-approved loan policies as in effect on the date of the merger agreement;

         (20) incur any additional borrowings other than short-term (with a final maturity of two years or less) Federal Home Loan Bank borrowings and reverse repurchase agreements consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of Broad or any subsidiary in effect at the date of the merger agreement or in connection with borrowings or reverse repurchase agreements permitted hereunder;

         (21) make any investment or commitment to invest in real estate or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans and investments or commitments approved by Broad's board prior to February 1, 1999 and disclosed in writing to Independence, provided, however, the Company shall not take any further action with respect to certain specific loans and properties without the prior consent of Independence;

         (22) except pursuant to commitments existing at February 1, 1999 which have previously been disclosed in writing to Independence, make any real estate loans secured by undeveloped land or real estate located outside the State of New Jersey;

         (23) establish or make any commitment relating to the establishment of any new branch or other office facilities other than those for which all regulatory approvals have been obtained; with respect to any such new branch or other office facility for which regulatory approval has been received, make any capital expenditures that in the aggregate would exceed $50,000 except as disclosed to Independence as of February 1, 1999; and

         (24) elect to the Broad board any person who was not a member of the Broad board as of the date of the merger agreement.

         In addition, pursuant to the merger agreement, except as otherwise specifically provided by the merger agreement or consented to in writing by Broad, Independence has agreed that it will not, and it will not permit any of its subsidiaries to, take certain actions, including the following:

         (1) declare or pay any dividends on or make any other distributions in respect of any of its capital stock other than its regular quarterly dividends;

         (2) take any action that is intended or may reasonably be expected to result in any of the conditions to the merger not being satisfied;

         (3) change its methods of accounting in effect at September 30, 1998, except in accordance with changes in generally accepted accounting principles or regulatory accounting principles as concurred to by its independent auditors; and

         (4) repurchase any of the Independence common stock during the pricing period or the three (3) consecutive trading days immediately preceding the commencement of the pricing period.

         At Independence's request, Broad will change its loan, litigation and real estate valuation policies and practices and investment and asset/liability management policies and practices. This will occur after the date on which all required regulatory approvals and stockholder approvals are received, and after receipt of written confirmation from Independence that it is not aware of anything that would prevent completion of the merger. Such adjustments will not occur earlier than five days prior to the completion of the merger.

REPRESENTATIONS AND WARRANTIES MADE BY INDEPENDENCE AND BROAD IN THE MERGER AGREEMENT

         Both Independence and Broad have made customary representations and warranties relating to their businesses. For detailed information on these representations and warranties, see the merger agreement attached as Appendix A. Such representations and warranties must remain true in all material respects through the completion of the merger unless such change does not have a material negative impact on the party's business, financial condition or results of operations. See "-Conditions to the Merger."

WHAT HAPPENS IF A THIRD PARTY OFFERS TO BUY BROAD

         Broad has agreed not to seek to have an outside third party try to buy a material interest in Broad or its subsidiaries. Generally, an offer to buy at least 10% of Broad's or Broad National Bank's assets or, at least 10% of Broad's stock would violate this covenant.

          However, the Broad board may enter into discussions or negotiations with anyone who makes an unsolicited written, bona fide proposal to acquire Broad if (1) Broad's board, based upon written advice of outside legal counsel, in good faith deems such action to be legally necessary to fulfill its fiduciary duties and (2) Broad's board determines in good faith (based upon written advice of its financial advisor) that such acquisition proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the acquisition proposal and the person making the acquisition proposal and would, if consummated, result in a more favorable transaction than this merger.

         Broad must notify Independence immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with Broad and the identity of the person making such inquiry, proposal or offer and the substance thereof. Broad must also keep Independence informed of any developments with respect to such matters.

         The Broad board may also withdraw or modify its recommendation for the merger if, after consulting with independent legal counsel, the board determines in good faith that such action is necessary for it to comply with its fiduciary duties to stockholders.

WAIVING AND AMENDING PROVISIONS IN, OR TERMINATING, THE MERGER AGREEMENT

         Prior to the completion of the merger, any provision of the merger agreement may be waived, amended or modified by the parties. However, after the vote by the stockholders of Broad, no amendment or modification may be made that would reduce the amount to be received by Broad's stockholders under the terms of the merger.

         The merger agreement may also be terminated at any time prior to the completion of the merger, either before or after approval of the matters presented in connection with the merger by the stockholders of Broad by:

         (1)      the mutual consent of both boards;

         (2) either party's board if the stockholders of Broad do not approve the merger agreement. However, Broad can only terminate the merger agreement if it has complied in all material respects with its obligations to solicit the support of its stockholders for the merger and has complied, in all material respects, with its representations and warranties;

         (3) by either party upon written notice to the other party (a) 30 days after the date on which any request or application for the approval, consent or waiver of a governmental agency required to permit consummation of the merger shall have been denied or withdrawn at the request or recommendation of the governmental entity which must grant such approval, consent or waiver, unless within the 30-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable governmental entity, unless such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements of such party set forth therein or
                  (b) if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the merger;

         (4) either party's board if the merger is not completed by November 30, 1999. The failure to complete the merger cannot be due to the breach of any representation, warranty or covenant contained in the merger agreement by the party seeking to terminate;

         (5) by either Broad or Independence if there shall have been a material breach of any of the representations or warranties set forth in the merger agreement on the part of the other party. Each party must give the other party 30 days to cure the breach. The party seeking to terminate the merger agreement cannot be in material breach of any representation, warranty, covenant or other agreement in the merger agreement.

         (6) by either party if there shall have been a material breach of any of the covenants or agreements set forth in the merger agreement. Each party must give the other party 30 days to cure the breach. The party seeking to terminate the merger agreement cannot be in material breach of any representation warranty, covenant or other agreement in the merger agreement.

         (7) by Broad as discussed below under "-Price-Based Termination of the Merger Agreement."

         In the event of termination of the merger agreement by either Independence or Broad as set forth above, the merger agreement shall become void and have no effect, except that the provisions of the merger agreement relating to confidentiality of information, expenses and the payment of a termination fee in certain circumstances (see "Termination Fee" below) shall survive any such termination. Notwithstanding the foregoing, neither Independence nor Broad shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of the merger agreement.

PRICE-BASED TERMINATION OF THE MERGER AGREEMENT

         Generally, the merger agreement provides that if the average closing price of Independence common stock is below $10.34 and has underperformed the stock of a group of its peers by 15% or more, then Broad may terminate the merger agreement. This termination can occur during the four business days following the end of the pricing period. The peer group against which Independence's stock prices will be compared is comprised of 21 bank and savings institution holding companies identified in the merger agreement that are publicly traded and for which no publicly announced acquisition transaction has occurred. The peer group's stock prices are evaluated for the 10 consecutive trading days ending on the last day of the pricing period. However, no termination will occur if Independence agrees to increase the exchange ratio. The increase required by the merger agreement is generally designed to make up for the extent to which Independence's common stock has underperformed those of its peers, should that be the case. The calculations necessary to arrive at such an increase are complex and we encourage you to read them in context within
Section 9.5 of the merger agreement. See also " -Broad Stockholders Will Receive Shares of Independence Common Stock and/or Cash for Each Broad Share." [PLEASE NOTE, HOWEVER, THAT BASED ON INDEPENDENCE'S STOCK PRICE ALONE AS OF _______, 1999, NO SUCH INCREASE WOULD BE NECESSARY. OF COURSE, THIS COULD CHANGE DUE TO MARKET FLUCTUATIONS BEYOND THE PARTIES' CONTROL.] See also "Merger Consideration and Election, Allocation and Proration."

TERMINATION FEE

         In recognition of the efforts and expense of Independence in structuring and negotiating the terms of the merger, the merger agreement provides that Broad shall pay to Independence a termination fee of up to $6.5 million in cash upon the occurrence of any of the following:

                  (1) Broad enters into an agreement to be acquired and recommends that Broad's stockholders approve or accept any acquisition proposal with any person other than Independence. For purposes of the termination provision, to be acquired shall mean (x) a merger or consolidation, or any similar transaction, involving Broad or any subsidiary, (y) a purchase, lease or other acquisition of all or 10% or more of the assets or deposits of Broad or any subsidiary or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) or securities representing 15% or more of the voting power of Broad or any subsidiary;

                  (2) Any person (other than Independence or Donald M. Karp and/or Harriet M. Alpert) acquires beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Broad common stock and subsequent to such acquisition either (a) Broad stockholders do not approve the merger agreement (except that the termination fee in such event would be $1.5 million with an additional $5.0 million to be paid upon the execution by Broad within 15 months following the Broad stockholder meeting of an agreement or letter of intent to be acquired by other than Independence), (b) the meeting of Broad stockholders is not held by October 31, 1999 or is canceled after a voting record date for such meeting has been established by Broad,
         (c) Broad's board publicly withdraws or modifies, or publicly announces its intent to withdraw or modify, in any manner adverse to Independence, its recommendation that the Broad stockholders approve the merger agreement, or (d) Broad breaches any covenant or obligation contained in the merger agreement and such breach would entitle Independence to terminate the merger agreement;

                  (3) Any person other than Independence makes a bona fide proposal to Broad or its stockholders, by public announcement or written communication that is or becomes the subject of public disclosure, to be acquired (including a tender or exchange offer or to purchase 15% or more of the outstanding shares of Broad common stock) and after such public announcement or public disclosure either (a) the Broad stockholders do not approve the merger agreement at the stockholders' meeting, held to vote on the merger agreement (except that the initial termination fee in such event would be $1.5 million with an additional $5.0 million termination fee to be paid upon the execution by Broad within 15 months following such meeting of an agreement or letter of intent to be acquired by anyone other than Independence), (b) such meeting is not held by October 31, 1999 or is canceled after a voting record date for the meeting has been established by Broad, (c) Broad's board publicly withdraws or modifies, or publicly announces its intent to withdraw or modify, in any manner adverse to Independence, its recommendation that the stockholders of Broad approve the merger agreement, or (d) Broad breaches any covenant or obligation contained in the merger agreement and such breach entitles Independence to terminate the merger agreement; or

                  (4) after a bona fide proposal to acquire Broad is made by any person other than Independence, either (a) the stockholders meeting to vote on the merger agreement is not held by October 31, 1999 or is canceled after a voting record date for such meeting shall have been established by Broad, (b) Broad's board publicly withdraws or modifies, or publicly announces its intent to withdraw or modify, in any manner adverse to Independence, its recommendation that the stockholders approve the merger agreement, or (c) Broad breaches any covenant or obligation contained in the merger agreement and such breach would entitle Independence to terminate the merger agreement.

NASDAQ STOCK MARKET LISTING

         Independence common stock is listed on the Nasdaq Stock Market. Independence has agreed to use reasonable efforts to cause the shares of Independence common stock to be issued in the merger to be approved for quotation on the Nasdaq Stock Market prior to or at the completion of the merger. The obligations of the parties to complete the merger are subject to approval for quotation on the Nasdaq Stock Market of such shares.

ACCOUNTING TREATMENT OF THE MERGER

         The merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. This means that Independence and Broad will be treated as one company as of the date of the combination, and that Independence will record the fair market value of Broad's assets and liabilities on its financial statements. Any difference between purchase price and the fair value of the identifiable net assets is recorded as goodwill. The income statements incorporate the recorded income of Broad's operations beginning at the completion of the merger.

FEDERAL INCOME TAX CONSEQUENCES FOR BROAD STOCKHOLDERS

         The following is a discussion of the material federal income tax consequences of the merger to Independence, Broad and holders of Broad common stock. The discussion is based upon the Internal Revenue Code, Treasury regulations, Internal Revenue Service rulings, and judicial and administrative decisions in effect as of the date of this document. This discussion assumes that Broad common stock is generally held for investment. In addition, this discussion does not address all of the tax consequences that may be relevant to a holder of Broad common stock in light of his or her particular circumstances or to holders subject to special rules, such as foreign persons, financial institutions, tax-exempt organizations, dealers in securities or foreign currencies or insurance companies. The opinions of counsel referred to in this section will be based on facts existing at the completion of the merger. In rendering their opinions, counsel will require and rely upon representations contained in certificates of officers of Independence, Broad and others.

         HOLDERS OF BROAD COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER.

          It is a condition to the obligation of Independence and Broad to complete the merger that the parties each will have received an opinion of their respective counsel, dated as of the completion of the merger, that the merger will be treated as a reorganization within the meaning of the Internal Revenue Code. In addition, such opinions will state that:

         (1) none of the companies involved in the merger will recognize a gain or a loss;

         (2) no stockholders of Broad who exchange all their Broad common stock solely for Independence common stock will recognize a gain or a loss for exchanging their Broad shares for Independence shares except for cash received instead of fractional shares; and

         (3) Broad stockholders who exchange all their shares of Broad common stock solely for shares of Independence common stock will not have their individual tax basis or holding periods affected by exchanging their Broad shares for Independence shares, except to the extent cash is received instead of fractional shares.

         The federal income tax consequences of the merger to a Broad stockholder generally will depend on whether the stockholder receives cash, Independence common stock or a combination thereof in exchange for such stockholder's Broad common stock.

         No gain or loss will be recognized by a Broad stockholder who receives solely Independence common stock in exchange for all of such stockholder's shares of Broad common stock pursuant to the merger (except to the extent such a stockholder receives cash in lieu of a fractional share interest in Independence common stock). Such stockholder's tax basis in the Independence common stock received pursuant to the merger will equal such stockholder's tax basis in the shares of Broad common stock being exchanged reduced by any amount allocable to a fractional share interest of Independence common stock for which cash is received. The holding period of Independence common stock received will include the holding period of the shares of Broad common stock being exchanged.

         A Broad stockholder who receives both Independence common stock and cash consideration in exchange for all of his or her shares of Broad common stock will generally recognize gain, but not loss, to the extent of the lesser of:

         (1) the excess of (a) the sum of the aggregate fair market value of the Independence common stock received and the amount of cash received over (b) the stockholder's aggregate tax basis for the shares of Broad common stock exchanged; and

         (2) the amount of cash received by such stockholder.

         For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares may not be used to offset gain realized on another block of shares. Any such gain will be long-term capital gain if the shares of Broad common stock exchanged were held for more than one year, unless the receipt of cash has the effect of a distribution of a dividend under the provisions of the Internal Revenue Code, in which case such gain will be treated as a dividend to the extent of such stockholder's ratable share of the undistributed accumulated earnings and profits of Broad. Broad stockholders should consult their tax advisors as to the possibility that all or a portion of any cash received in exchange for their Broad common stock will be treated as a dividend.

         Such stockholder's aggregate tax basis in the Independence common stock received pursuant to the merger will equal such stockholder's aggregate tax basis in the shares of Broad common stock being exchanged, reduced by any amount allocable to a fractional share interest of Independence common stock for which cash is received and by the amount of any cash consideration received, and increased by the amount of gain, if any, recognized by such stockholder in the merger (including any portion of such gain that is treated as a dividend). The holding period of Independence common stock received will include the holding period of the shares of Broad common stock being exchanged.

         A Broad stockholder who receives solely cash in exchange for all of such stockholder's shares of Broad common stock pursuant to the merger will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the stockholder's aggregate tax basis for such shares of Broad common stock, which gain or loss will be long-term capital gain or loss if such shares of Broad common stock were held for more than one year. If, however, any such Broad stockholder constructively owns shares of Broad common stock that are exchanged for shares of Independence common stock in the merger or owns shares of Independence common stock actually or constructively after the merger, the consequences to such stockholder may be similar to the consequences described above, except that the amount of consideration, if any, treated as a dividend may not be limited to the amount of such stockholder's gain. Broad stockholders should consult their tax advisors as to the possibility that all or a portion of any cash received in exchange for their shares of Broad common stock will be treated as a dividend.

         No fractional shares of Independence common stock will be issued in the merger. A Broad stockholder who receives cash in lieu of such a fractional share will be treated as having received such fractional share pursuant to the merger and then as having exchanged such fractional share for cash in a redemption by Independence. A Broad stockholder will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the excess of the amount of cash received and the stockholder's tax basis in the fractional share. Any capital gain or loss will be long-term capital gain or loss if the Broad common stock exchanged was held for more than one year.

SELLING THE INDEPENDENCE COMMON STOCK YOU RECEIVE IN THE MERGER

         The shares of Independence common stock to be issued in the merger will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act of 1933 except for shares issued to any Broad stockholder who may be deemed to control Broad, such as an executive officer, director or someone who owns a significant amount of Broad's stock. These controlling persons may not sell their shares of Independence common stock acquired in connection with the merger except under an effective registration statement under the Securities Act of 1933 covering such shares or in compliance with an applicable exemption from the registration requirements of the Securities Act of 1933. This document does not cover any resales of Independence common stock received in the merger by persons who may be deemed to be controlling persons of Broad. Broad has obtained from each person who is a controlling person and has delivered to Independence a written agreement intended to ensure compliance with the Securities Act of 1933.

YOU DO NOT HAVE APPRAISAL RIGHTS IN THE MERGER

         The New Jersey Business Corporation Act provides that stockholders of a corporation in a merger generally are not entitled to appraisal rights if the shares of stock they own are, as of the record date, either listed on a national securities exchange or held of record by more than 1,000 stockholders or if pursuant to a merger, stockholders will receive shares listed on a national securities exchange or held of record by more than 1,000 stockholders. Broad stockholders are not entitled to appraisal rights in connection with the merger because the shares of Independence common stock are held by more than 1,000 stockholders of record.

WHO PAYS FOR WHAT

         All costs and expenses incurred in connection with the merger will be paid by the party incurring such expense. However, Broad and Independence will bear equally the expenses incurred in connection with printing and mailing this document.

WHEN WILL THE MERGER BE COMPLETED

         The merger will become effective at the time set forth in the certificate of merger that will be filed with the Secretary of State of the States of Delaware and New Jersey. The certificate of merger will be filed within two days and not more than five days of the satisfaction or waiver of certain conditions to the merger, unless another date is agreed to in writing by Independence and Broad. See "-Conditions to the Merger." The closing of the transactions contemplated by the merger agreement will take place on the date of such filing. It is expected that a period of time will elapse between the Broad meeting and the completion of the merger while the parties seek to obtain the regulatory approvals required to complete the merger. There can be no assurance that such regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any such approval. There can likewise be no assurance that the Department of Justice or the Attorney General of the State of New York will not challenge the merger or, if such a challenge is made, the result of the challenge. See "-Regulatory Approvals Needed to Complete the Merger." The merger agreement may be terminated by either party if, among other reasons, the merger has not been completed on or before November 30, 1999. See "-Waiving and Amending Provisions in, or Terminating, the Merger Agreement."

                          CERTAIN RELATED TRANSACTIONS

STOCKHOLDERS' AGREEMENT

         The following is a summary of the material provisions of the Stockholders' Agreement, which is attached to this document as Appendix B. The following summary is qualified in its entirety by reference to the Stockholders' Agreement.

         Concurrently with the execution of the merger agreement, the members of the Broad board as well as certain executive officers beneficially owning an aggregate of 1,216,962 or 24.6% of the issued and outstanding shares of Broad common stock entered into the stockholders' agreement. Under the terms of the stockholders' agreement, each of the directors and the executive officers agreed to vote the shares of Broad common stock they beneficially own in favor of the merger agreement and against any plan or proposal to acquire Broad or substantially all of its assets and liabilities other than by Independence. In addition, each of the directors and executive officers signing the stockholders' agreement also agreed not to sell, pledge or transfer or otherwise dispose of their shares of Broad common stock (except that the shares could be gifted if the person receiving the shares by gift offers to abide by the terms of the stockholders' agreement). The directors and executive officers also agreed to not (a) directly or indirectly initiate, solicit or encourage any inquiries or a proposal or offer relating to an acquisition of Broad or more than 10% of its assets or any stock (common or preferred) of Broad or (b) engage in any discussions or provide confidential information to anyone regarding the possible acquisition of Broad or its assets or securities.

         The stockholders' agreement will be terminated by the mutual written consent of all the parties to it and will terminate in the event the merger agreement is terminated.

         The obligation of the directors and the executive officers who are parties to the stockholders' agreement to vote in favor of the merger agreement does not assure such approval by the required amount of the Broad stockholders (the merger agreement must receive the approval of holders of at least two-thirds of the issued and outstanding Broad shares). However, it significantly increases the likelihood that Broad will receive the votes necessary to approve the merger agreement.

BANK MERGER AGREEMENT

         In connection with the merger, Independence Community Bank and Broad National Bank have entered into a bank merger agreement under which Broad National Bank and Independence Community Bank will merge, with Independence Community Bank being the surviving bank. The bank merger agreement may be terminated by mutual consent of the parties at any time and will be terminated automatically if the merger agreement is terminated.

                   BENEFICIAL OWNERSHIP OF BROAD COMMON STOCK

         The following table sets forth certain information, as of February 15, 1999, relating to the beneficial ownership of Broad's common stock by each person known to the board of directors to own beneficially 5% or more of Broad's stock, by each director of Broad, by the Chief Executive Officer of Broad and the next [FOUR] most highly compensated executive officers of Broad and by all directors and officers of Broad as a group. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more stockholders, as the case may be. Except as otherwise indicated, each beneficial owner, listed has sole voting and investment power with respect to the shares of Broad common stock reported.

                                       Amount and Nature of         Percentage of Shares of
                 Name                Beneficial Ownership (1)           Outstanding (1)
-------------------------------      ------------------------       -----------------------
Harriet M. Alpert (2)
   360 East 72nd Street
   New York, New York                       542,447                          10.9%
James Boyle (3)                              18,693                             *
Licinio Cruz (4) (5)                         25,114                             *
John A. Dorman (4) (6)                       83,418                           1.7
Arthur Fischman (4) (7)                      26,508                             *
John J. Iannuzzi (4) (8)                     16,483                             *
Donald M. Karp (4) (9)
   18 Shawnee Road
   Short Hills, New Jersey                1,202,948                          24.0
Peter Kenny (10)                             22,601                             *
James J. Lazarus (4)                         28,027                             *
Edward J. Lenihan (4) (11)                   29,836                             *
Stanley J. Lesnik (4) (12)                   33,264                             *
Catherine McFarland (4) (13)                  5,607                             *
Louis J. Owen (4) (14)                       18,486                             *
Fred Perry, Jr. (15)                         27,761                             *
A. Harold Schwartz (4)                       60,724                           1.2
Hubert Williams (4) (16)                     26,451                             *
All directors and officers as a
   group (18 persons) (17)                1,663,668                          32.4

---------------

*        Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 4,985,728 shares of Broad common stock outstanding.

(2) Includes 537,688 shares of Broad common stock as to which Ms. Alpert has shared voting and investment power with Donald M. Karp; and 4,759 shares of Broad common stock beneficially owned by Ms. Alpert's husband and as to which Ms. Alpert has power of attorney.

                                         (footnotes continued on following page)

--------------------

(3) Treasurer of Broad and Senior Vice President of Broad National Bank. Includes 15,787 shares of Broad common stock subject to immediately exercisable options.

(4)      Director of Broad and of Broad National Bank.

(5) Includes 13,362 shares of Broad common stock held by Mr. Cruz individually; and 11,752 shares of Broad common stock held by him as custodian for his children.

(6) Includes 32,678 shares of Broad common stock subject to an immediately exercisable option, 8,101 shares of Broad common stock held by Mr. Dorman jointly with his wife and as to which he has shared voting and investment power; 26,281 shares of Broad common stock held by Mr. Dorman individually; and 16,358 shares of Broad common stock owned by Mr. Dorman's wife.

(7) Includes 5,216 shares of Broad common stock subject to an immediately exercisable option; 18,713 shares of Broad common stock held by Mr. Fischman individually; and 2,579 shares of Broad common stock beneficially owned by Mr. Fischman's wife and as to which Mr. Fischman disclaims beneficial ownership.

(8) Includes 5,669 shares of Broad common stock subject to an immediately exercisable option; 3,735 shares of Broad common stock held by Mr. Iannuzzi jointly with his wife and as to which Mr. Iannuzzi has shared voting and investment power; 4,149 shares of Broad common stock held by Mr. Iannuzzi individually; 182 shares of Broad common stock held by him as trustee of a trust for the benefit of his grandsons; and 2,748 shares of Broad common stock held by Mr. Iannuzzi's wife.

(9) Includes 25,784 shares of Broad common stock subject to immediately exercisable options. Also includes 309,312 shares of Broad common stock held by Mr. Karp individually; 52,949 shares of Broad common stock held by Mr. Karp for the benefit of his children, and 3,158 shares of Broad common stock held by Mr. Karp as agent for Harriet M. Alpert. The number of shares reported for Mr. Karp also includes 534,530 shares of Broad common stock held by Ms. Alpert, as to which Mr. Karp shares voting and investment power and 52,538 shares of common stock held by Mr. Karp's wife as Trustee, as to which Mr. Karp shares voting and investment power. The number of shares reported for Mr. Karp includes 127,679 shares of Broad common stock owned by Mr. Karp's wife and 96,998 shares of common stock held by Mr. Karp's wife as Trustee for Mr. Karp's children, as to which Mr. Karp disclaims beneficial ownership.

(10) Senior Vice President of Broad National Bank. Includes 13,635 shares of Broad common stock subject to an immediately exercisable option, 7,457 shares of Broad common stock held by Mr. Kenny individually; and 126 shares of Broad common stock held by Mr. Kenny jointly with his minor son and as to which he has shared voting and investment power. Also includes 1,155 shares of Broad common stock held by Mr. Kenny's wife and 228 shares of Broad common stock held by Mr. Kenny's wife jointly with his two minor children, as to which 1,383 shares of Broad common stock Mr. Kenny disclaims beneficial ownership.

(11) Includes 8,216 shares of Broad common stock subject to an immediately exercisable option.

                                         (footnotes continued on following page)

---------------

(12) Includes 8,439 shares of Broad common stock subject to an immediately exercisable option; 20,347 shares of Broad common stock held individually by Mr. Lesnik; and 4,478 shares of Broad common stock beneficially owned by Mr. Lesnik's wife, as to which Mr. Lesnik disclaims beneficial ownership.

(13) Includes 1,213 shares of Broad common stock subject to an immediately exercisable option; 3,182 shares of Broad common stock held by Ms. McFarland individually; and 1,212 shares of Broad common stock held by Ms. McFarland's husband.

(14) Mr. Owen has sole voting and investment power with respect to 12,844 shares of Broad common stock held by him individually and shared voting and investment power with respect to 5,642 shares of Broad common stock held jointly with his wife.

(15) Senior Vice President of Broad National Bank. Shares beneficially owned by Mr. Perry, Jr. include 9,225 shares of Broad common stock subject to an immediately exercisable option and 18,536 shares of Broad common stock held by Mr. Perry, Jr. jointly with his wife and as to which he has shared voting and investment power.

(16) Includes 5,669 shares of Broad common stock subject to an immediately exercisable option; 6,874 shares of Broad common stock held by Mr. Williams individually; 693 shares of Broad common stock held by him jointly with his wife and as to which he has shared voting and investment power; 1,507 shares of Broad common stock held by him as trustee for the benefit of his son; 8,237 shares of Broad common stock held by Mr. Williams jointly with his brother and as to which he has shared voting and investment power; and 3,471 shares of Broad common stock held by Mr. Williams' wife.

(17) Includes 148,922 shares of Broad common stock subject to immediately exercisable options.

                           REGULATION AND SUPERVISION

GENERAL

         Independence Community Bank is a New York-chartered stock savings bank and its deposit accounts are insured up to applicable limits by the FDIC under the Bank Insurance Fund and the Savings Association Insurance Fund. Independence Community Bank is subject to extensive regulation by the Superintendent and the New York Banking Board as its chartering agency, and by the FDIC, as the deposit insurer. Independence Community Bank must file reports with the New York Banking Board, the Superintendent and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as establishing branches and mergers with, or acquisitions of, other depository institutions. There are periodic examinations by the New York Banking Board and the Superintendent and the FDIC to assess Independence's compliance with various regulatory requirements and financial condition. Certain of the regulatory requirements applicable to Independence and to Independence Community Bank are referred to below or elsewhere herein. This description of the statutory provisions and regulations applicable to Independence and Independence Community Bank does not purport to be complete, and is qualified in its entirety by reference to such statutes and regulations.

NEW YORK STATE LAW

         Independence Community Bank derives its lending, investment and other authority primarily from the applicable provisions of New York Banking Law and the regulations of the New York Banking Board and the Superintendent, as limited by FDIC regulations. See "-Investment Activities." Under these laws and regulations, savings banks, including Independence Community Bank, may invest in real estate mortgages, consumer and commercial loans, certain types of debt securities, including certain corporate debt securities and obligations of federal, state and local governments and agencies, certain types of corporate equity securities and certain other assets. Under the statutory authority for investing in equity securities, a savings bank may directly invest up to 7.5% of its assets in certain corporate stock and may also invest up to 7.5% of its assets in certain mutual fund securities. Investment in the stock of a single corporation is limited to the lesser of 2% of the outstanding stock of such corporation or 1% of the savings bank's assets, except as set forth below. Such equity securities must meet certain tests of financial performance. A savings bank's lending powers are not subject to percentage of asset limitations, although there are limits applicable to single borrowers. A savings bank may also, pursuant to the "leeway" authority, make investments not otherwise authorized under the New York Banking Law. This authority permits investments not otherwise authorized of up to 1% of the savings bank's assets in any single investment, subject to certain restrictions, and to an aggregate limit for all such investments of up to 5% of assets. Additionally, in lieu of investing in such securities in accordance with and reliance upon the specific investment authority set forth in the New York Banking Law, savings banks are authorized to elect to invest under a "prudent person" standard in a wider range of debt and equity securities as compared to the types of investments permissible under such specific investment authority. However, in the event a savings bank elects to utilize the "prudent person" standard, it will be unable to avail itself of the other provisions of the New York Banking Law and regulations which set forth specific investment authority. A New York-chartered stock savings bank may also exercise trust powers upon approval of the New York Banking Board and the Superintendent.

         New York-chartered savings banks may also invest in subsidiaries under their service corporation investment power. A savings bank may use this power to invest in corporations that engage in various activities authorized for savings banks, plus any additional activities that may be authorized by the New York Banking Board. Investment by a savings bank in the stock, capital notes and debentures of its service corporations is limited to 3% of the bank's assets, and such investments, together with the bank's loans to its service corporations, may not exceed 10% of the savings bank's assets.

         The exercise by an FDIC-insured New York-chartered savings bank of the lending and investment powers of a savings bank under the New York Banking Law is limited by FDIC regulations and other federal law and regulations. In particular, the applicable provisions of the New York Banking Law and regulations governing the investment authority and activities of an FDIC insured state-chartered savings bank have been effectively limited by the Federal Deposit Insurance Corporation Improvement Act of 1991 and the FDIC regulations issued pursuant thereto. See "-Investment Activities."

         With certain limited exceptions, a New York-chartered savings bank may not make loans or extend unsecured credit for commercial, corporate or business purposes (including lease financing) to a single borrower, the aggregate amount of which would be in excess of 15% of the bank's net worth. Independence Community Bank currently complies with all applicable loans-to-one-borrower limitations.

         Under the New York Banking Law, a New York-chartered stock savings bank may declare and pay dividends out of its net profits, unless there is an impairment of capital. However, approval of the Superintendent is required if the total of all dividends declared in a calendar year would exceed the total of its net profits for that year combined with its retained net profits of the preceding two years.

FDIC REGULATIONS

         CAPITAL REQUIREMENTS. The FDIC has adopted risk-based capital guidelines to which Independence Community Bank is subject. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations. Independence Community Bank is required to maintain minimum levels of regulatory capital in relation to its regulatory risk-weighted assets. The ratio of such regulatory capital to regulatory risk-weighted assets is referred to as the "risk-based capital ratio." Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories considered as representing greater risk.

         These guidelines divide a bank's capital into two tiers. The first tier ("Tier I") includes common equity, retained earnings, certain non-cumulative perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangible assets. Tier I generally excludes auction note issues, mortgage servicing rights and purchased credit card limitations. Supplementary ("Tier II") capital includes, among other items, cumulative perpetual and long-term limited-life preferred stock, mandatory convertible securities, certain hybrid capital instruments, term subordinated debt and the allowance for loan and lease losses, subject to certain limitations, less required deductions. Banks are required to maintain a total risk-based capital ratio of at least 8%, of which at least 4% must be Tier I capital.

         In addition, the FDIC has established regulations prescribing a minimum Tier I leverage ratio. The minimum Tier I leverage ratio is the ratio of Tier I capital to adjusted total average balance of assets as specified in the regulations. These regulations provide for a minimum Tier I leverage ratio of 3% for banks that meet certain specified criteria, including that they have the highest examination rating and are not experiencing or anticipating significant growth. All other banks are required to maintain a Tier I leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The federal banking agencies, including the FDIC, have established a uniform minimum Tier I leverage ratio of 4% for all but the highest rated banks. The FDIC may, however, set higher leverage and risk-based capital requirements on individual institutions when particular circumstances warrant. Banks experiencing or anticipating significant growth are expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

         The following is a summary of Independence Community Bank's regulatory capital ratios at December 31, 1998:


Tier I Risk-Based Capital...................................               20.5%
Total Risk-Based Capital....................................               21.8%
Leverage Capital............................................               12.8%

         REAL ESTATE LENDING STANDARDS. The FDIC and the other federal banking agencies have adopted regulations that prescribe standards for extensions of credit that (1) are secured by real estate or (2) are made for the purpose of financing the construction or improvements on real estate. The FDIC regulations require each institution to establish and maintain written internal real estate lending standards that are consistent with safe and sound banking practices and appropriate to the size of the institution and the nature and scope of its real estate lending activities. The standards also must be consistent with accompanying FDIC guidelines, which include loan-to-value limitations for the different types of real estate loans. Institutions are also permitted to make a limited amount of loans that do not conform to the proposed loan-to-value limitations so long as such exceptions are reviewed and justified appropriately. The guidelines also list a number of lending situations in which exceptions to the loan-to-value standard are justified.

         DIVIDEND LIMITATIONS. The FDIC has authority to use its enforcement powers to prohibit a bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice. Federal law prohibits the payment of dividends by a bank that will result in the bank failing to meet applicable minimum capital requirements on a pro forma basis. Additionally, Independence Community Bank, as a subsidiary of a savings and loan holding company, is required to provide the OTS with 30 days prior written notice before declaring any dividend. The plan of conversion adopted by Independence Community Bank in connection with its conversion and reorganization from the mutual holding company structure to the stock holding company structure also restricts the institution's payment of dividends in the event the dividend would impair the liquidation account established in connection with the conversion. Independence Community Bank is also subject to dividend declaration restrictions imposed by New York State law. See "-New York State Law."

INVESTMENT ACTIVITIES

         Since the enactment of the Federal Deposit Insurance Corporation Improvement Act, all insured state-chartered banks, including savings banks and their subsidiaries, have generally been limited to activities as principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law. The Federal Deposit Insurance Corporation Improvement Act of 1991 and the FDIC regulations permit certain exceptions to these limitations. For example, certain state-chartered banks, such as Independence Community Bank, may, with FDIC approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange or the Nasdaq National Market and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. Such banks may also continue to sell savings bank life insurance. In addition, the FDIC is authorized to permit such institutions to engage in state authorized activities or investments that do not meet this standard (other than non-subsidiary equity investments) for institutions that meet all applicable capital requirements if it is determined that such activities or investments do not pose a significant risk to the Bank Insurance Fund. The FDIC has recently proposed revisions to its regulations governing the procedures for institutions seeking approval to engage in such activities or investments. These proposed revisions would, among other things, streamline certain application procedures for healthy banks and impose certain quantitative and qualitative restrictions on a bank's merging with its subsidiaries engaged in activities not permitted for national bank subsidiaries. All non-subsidiary equity investments, unless otherwise authorized or approved by the FDIC, must have been divested by December 19, 1996, pursuant to a FDIC approved divestiture plan unless such investments were grandfathered by the FDIC. Independence Community Bank received grandfathering authority from the FDIC in February 1993 to invest in listed stocks and/or registered shares subject to the maximum permissible investment of 100% of Tier I capital, as specified by the FDIC's regulations, or the maximum amount permitted by the New York Banking Law, whichever is less. Such grandfathering authority is subject to termination upon the FDIC's determination that such investments pose a safety and soundness risk to Independence Community Bank or in the event Independence Community Bank converts its charter, other than a mutual to stock conversion, or undergoes a change in control.

TRANSACTIONS WITH COMPANIES OR ENTITIES THAT CONTROL SAVINGS BANKS

         Under current federal law, transactions between depository institutions and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings bank is any company or entity that controls, is controlled by, or is under common control with the savings bank, other than a nonbanking subsidiary of the bank. In a holding company context, at a minimum, the parent holding company of a savings bank and any companies which are controlled by such parent holding company are affiliates of the savings bank. The Board of Governors of the Federal Reserve System has proposed regulations that would treat as an affiliate any subsidiary of a savings bank that engages in activities not permissible for the parent savings bank to engage in directly. Generally, Section 23A limits the extent to which the savings bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such savings bank's capital stock and surplus, and contains an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. The term "covered transaction" includes the making of loans or other extensions of credit to an affiliate; the purchase of assets from an affiliate, the purchase of, or an investment in, the securities of an affiliate; the acceptance of securities of an affiliate as collateral for a loan or extension of credit to any person; or issuance of a guarantee, acceptance, or letter of credit on behalf of an affiliate. Section 23A also establishes specific collateral requirements for loans or extensions of credit to, or guarantees, acceptances on letters of credit issued on behalf of an affiliate. Section 23B requires that covered transactions and a broad list of other specified transactions be on terms substantially the same, or no less favorable, to the savings bank or its subsidiary as similar transactions with nonaffiliates.

         Further, Section 22(h) of the Federal Reserve Act restricts a savings bank with respect to loans to directors, executive officers, and principal stockholders. Under Section 22(h), loans to any director, executive officer and stockholder who controls, directly or indirectly, 10% or more of voting securities of a savings bank, and certain related interests of any of the foregoing, may not exceed, together with all other outstanding loans to such persons and affiliated entities, the savings bank's total unimpaired capital and unimpaired surplus. Section 22(h) also prohibits loans above amounts prescribed by the appropriate federal banking agency to directors, executive officers, and stockholders who control 10% or more of voting securities of a stock savings bank, and their respective related interests, unless such loan is approved in advance by a majority of the board of directors of the savings bank. Any director who has an interest in the outcome of whether the loan is granted may not participate in the voting. The loan amount, which includes all other outstanding loans to such person, as to which such prior board of director approval is required, is the greater of $25,000 or 5% of capital and surplus or any loans over $500,000. Further, pursuant to Section 22(h), loans to directors, executive officers and principal stockholders must be made on terms, including interest rates and collateral, substantially the same as offered in comparable transactions to other persons, must involve no more than the normal risk of repayment or present other unfavorable features, and must be made using credit underwriting procedures that are not less stringent than those applicable in comparable transactions with other persons, except for extensions of credit made pursuant to a benefit or compensation program that is widely available to the institution's employees and does not give preference to insiders over other employees. Section 22(g) of the Federal Reserve Act places additional limitations on loans to executive officers.

THE FDIC'S ENFORCEMENT AUTHORITY

     The FDIC has extensive enforcement authority over insured savings banks, including Independence Community Bank. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist orders and to remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations and to unsafe or unsound practices. The FDIC also has authority under federal law to appoint a conservator or receiver for an insured savings bank under certain circumstances.

INSURANCE OF DEPOSIT ACCOUNTS

         An institution's assessment rate depends on the capital category and supervisory category to which it is assigned by the FDIC. Deposits of Independence Community Bank are presently insured by the Bank Insurance Fund and the Savings Association Insurance Fund. Independence Community Bank has Savings Association Insurance Fund insured deposits as a result of acquisitions of thrift institutions as well as branch purchases. Assessment rates for Bank Insurance Fund deposits, exclusive of assessments for Financing Corporation bonds described below, currently range from 0 basis points to 27 basis points. The FDIC is authorized to raise the assessment rates in certain circumstances, including to maintain or achieve the designated reserve ratio of 1.25%, which requirement the Bank Insurance Fund currently meets. The FDIC has exercised its authority to raise rates in the past and may raise insurance premiums in the future. If such action is taken by the FDIC, it could have an adverse effect on the earnings of Independence Community Bank. In addition, recent legislation requires Bank Insurance Fund insured institutions like Independence Community Bank to assist in the payment of Financing Corporation bonds.

         Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. The management of Independence Community Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

PAYMENT OF FINANCING CORPORATION BONDS

         Bank Insurance Fund and Savings Association Insurance Fund deposits are also assessed for payments on bonds issued by Financing Corporation, which were issued in the late 1980s to recapitalize the predecessor Savings Association Insurance Fund. For the fourth quarter of 1998, the Financing Corporation assessment rates, on an annual basis, are 1.22 basis points for Bank Insurance Fund assessable deposits and 6.10 basis points for Savings Association Insurance Fund assessable deposits. Full pro rata sharing of the Financing Corporation payments by Bank Insurance Fund members will occur on the earlier of January 1, 2000 or the date the Bank Insurance Fund and Savings Association Insurance Fund are merged.

FEDERAL RESERVE SYSTEM

         The Federal Reserve System regulations require depository institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve System regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for that portion of transaction accounts aggregating $47.8 million or less (subject to adjustment by the Federal Reserve System) the reserve requirement is 3%; and for accounts greater than $47.8 million, the reserve requirement is $1.4 million plus 10% (subject to adjustment by the Federal Reserve System between 8% and 14%) against that portion of total transaction accounts in excess of $47.8 million. The first $4.7 million of otherwise reservable balances (subject to adjustments by the Federal Reserve System) are exempted from the reserve requirements. Independence Community Bank is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve System, the effect of this reserve requirement is to reduce Independence Community Bank's interest-earning assets.

COMMUNITY REINVESTMENT ACT

         NEW YORK STATE REGULATION. Independence Community Bank is also subject to provisions of the New York Banking Law that impose continuing and affirmative obligations upon banking institutions organized in New York State to serve the credit needs of its local community, which are substantially similar to those imposed by the Community Reinvestment Act. Under the New York Community Reinvestment Act, a bank must file copies of all federal Community Reinvestment Act reports with the New York Banking Board and the Superintendent. The New York Community Reinvestment Act also requires the Superintendent to consider a bank's New York Community Reinvestment Act rating when reviewing a bank's application to engage in certain transactions, including mergers, asset purchases and the establishment of branch offices or automated teller machines, and provides that such assessment may serve as a basis for the denial of any such application. The New York regulations require a biennial assessment of a bank's compliance with the New York Community Reinvestment Act, utilizing a four-tiered rating system, and require the New York Banking Board and the Superintendent to make available to the public such rating and a written summary of the results.

         FEDERAL REGULATION. Under the Community Reinvestment Act, as implemented by FDIC regulations, a savings bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the Community Reinvestment Act. The Community Reinvestment Act requires the FDIC to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. The FDIC utilizes a four-tier descriptive rating system in its Community Reinvestment Act evaluations. Public disclosure is made of such evaluations.

HOLDING COMPANY REGULATION

         FEDERAL REGULATION. As a unitary savings and loan holding company, Independence generally is not restricted under existing laws as to the types of business activities in which it may engage. Upon any non-supervisory acquisition by Independence of another savings association to be held as a separate subsidiary, Independence would become a multiple savings and loan holding company and would be subject to extensive limitations on the types of business activities in which it could engage. The Home Owners' Loan Act limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act of 1956, as amended, subject to the prior approval of the OTS, and to other activities authorized by OTS regulations. Multiple savings and loan holding companies are prohibited from acquiring or retaining, with certain exceptions, more than 5% of the voting shares of a non-subsidiary holding company or other company engaged in activities other than those permitted by the Home Owners' Loan Act.

         Recently enacted legislation provides that the Bank Insurance Fund and the Savings Association Insurance Fund would have merged on January 1, 1999 if there were no more savings associations as of that date. Several bills were introduced in Congress that would have eliminated the federal thrift charter and the OTS, but no such legislation was enacted in 1998. Independence in unable to predict whether legislation on this matter will be enacted or, given such uncertainty, determine the extent to which the legislation, if enacted, would affect its business.

         The Home Owners' Loan Act prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of the voting stock of another savings association or holding company thereof, or from acquiring such an institution or company by merger, consolidation or purchase of its assets, without prior written approval of the OTS. In evaluating applications by holding companies to acquire savings institutions, the OTS must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

         The OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except (1) interstate supervisory acquisitions by savings and loan holding companies, and (2) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

         In order to elect and continue to be regulated as a savings and loan holding company by the OTS, Independence Community Bank must continue to qualify as a Qualified Thrift Lender ("QTL"). In order to qualify as a QTL, Independence Community Bank must maintain compliance with a Qualified Thrift Lender Test ("QTL test"). Under the QTL test, a savings institution is required to maintain at least 65% of its "portfolio assets" in certain "qualified thrift investments" in at least 9 months out of each 12 month period. "Portfolio assets" are total assets less (1) specified liquid assets up to 20% of total assets; (2) intangibles, including goodwill; and (3) the value of property used to conduct business. "Qualified thrift investments" are primarily residential mortgages and related investments. A holding company of a savings institution that fails the QTL test must either convert to a bank holding company and thereby become subject to the regulation and supervision of the Federal Reserve System or operate under certain restrictions. As of December 31, 1998, Independence Community Bank maintained in excess of 65% its portfolio assets in qualified thrift investments. Independence Community Bank also met the QTL test in each of the prior 12 months and, therefore, met the QTL test. Recent legislative amendments have broadened the scope of "qualified thrift investments" that go toward meeting the QTL test to fully include credit card loans, student loans and small business loans. A savings association may also satisfy the QTL test by qualifying as a "domestic building and loan association" as defined in the Internal Revenue Code.

         NEW YORK STATE HOLDING COMPANY REGULATION. In addition to the federal holding company regulations, a bank holding company organized or doing business in New York State may be also subject to regulation under the New York Banking Law. The term "bank holding company," for the purposes of the New York Banking Law, is defined generally to include any person, company or trust that directly or indirectly either controls the election of a majority of the directors or owns, controls or holds with power to vote more than 10% of the voting stock of a bank holding company or, if the company is a banking institution, another banking institution, or 10% or more of the voting stock of each of two or more banking institutions, including commercial banks and state savings banks and savings and loan associations organized in stock form. In general, a holding company controlling, directly or indirectly, only one banking institution will not be deemed to be a bank holding company for the purposes of the New York Banking Law. Under New York Banking Law, the prior approval of the New York Banking Board and the Superintendent is required before:

         (1) any action is taken that causes any company to become a bank holding company;

         (2) any action is taken that causes any banking institution to merge or consolidate with a subsidiary of a bank holding company;

         (3) any bank holding company acquires ownership or control of more than 5% of the voting stock of a banking institution;

         (4) any bank holding company or subsidiary acquires all or substantially all of the assets of a banking institution; or

         (5) any action is taken that causes any bank holding company to merge or consolidate with another bank holding company. Additionally, certain restrictions apply to New York bank holding companies regarding the acquisition of banking institutions which have been chartered five years or less and are located in smaller communities. Officers, directors and employees of New York bank holding companies are subject to limitations regarding their affiliation with securities underwriting or brokerage firms and other bank holding companies and limitations regarding loans obtained from its subsidiaries.

INTERSTATE BANKING AND BRANCHING

         Independence, as a savings and loan holding company, is limited under the Home Owners' Loan Act with respect to its acquisition of a savings association located in a state other than New York. In general, a savings and loan holding company may not acquire an additional savings association subsidiary that is located in a state other than the home state of its first savings association subsidiary unless such an interstate acquisition is permitted by the statutes of such other state. Many states permit such interstate acquisitions if the statutes of the home state of the acquiring savings and loan holding company satisfy various reciprocity conditions. New York is one of a number of states that permit out-of-state bank and savings and loan holding companies to acquire New York savings banks and savings associations. New Jersey has similar statutory provisions.

         In contrast, bank holding companies are generally authorized to acquire banking subsidiaries in more than one state irrespective of any state law restrictions on such acquisitions. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, which was enacted in September 1994, permits approval under the Bank Holding Company Act of the acquisition of a bank located outside of the holding company's home state regardless of whether the acquisition is permitted under the law of the state of the acquired bank. The Federal Reserve System may not approve an acquisition under the Bank Holding Company Act that would result in the acquiring holding company controlling more than 10% of the deposits in the United States or more than 30% of the deposits in any particular state.

         In the past, branching across state lines was not generally available to a state bank such as Independence Community Bank. Out-of-state branches of savings banks are authorized under the New York Banking Law, but similar authority does not exist generally under the laws of most other states. The Interstate Banking Act permitted, beginning June 1, 1997, the responsible federal banking agencies to approve merger transactions between banks located in different states, regardless of whether the merger would be prohibited under the law of the two states. The Interstate Banking Act also permitted a state to "opt in" to the provisions of the Interstate Banking Act prior to June 1, 1997, and permitted a state to "opt out" of the provisions of the Interstate Banking Act by adopting appropriate legislation, beginning June 1, 1997, before that date. Accordingly, the Interstate Banking Act permits a bank, such as Independence Community Bank, to acquire branches in a state other than New York unless the other state has opted out of the Interstate Banking Act. The Interstate Banking Act also authorizes de novo branching into another state if the host state enacts a law expressly permitting out-of-state banks to establish such branches within its borders.

         The Interstate Banking Act may facilitate the further consolidation of the banking industry. The effect of the Interstate Banking Act on Independence Community Bank, if any, is likely to occur as banking institutions, state legislators, and bank regulators respond to the new federal regulatory structure. The states will have to establish appropriate corporate law, tax and regulatory structures to adjust to the growth of new interstate banks.

       COMPARISON OF THE RIGHTS OF STOCKHOLDERS OF INDEPENDENCE AND BROAD

         Independence is a business corporation incorporated in Delaware under the Delaware General Corporation Law and Broad is a business corporation incorporated in New Jersey under the New Jersey Business Corporation

Act. The rights of Broad stockholders are currently governed by New Jersey corporate law. Upon the completion of the merger, each Broad stockholder who is allocated shares of Independence common stock will become a stockholder of Independence and the rights of stockholders of Independence are governed by Delaware corporate law. The following is a comparison of certain provisions of Delaware corporate law and New Jersey corporate law and the respective certificates of incorporation and bylaws of each of Independence and Broad. This summary does not purport to be complete and is qualified in its entirety by reference to Delaware and New Jersey law, which statutes may change from time to time, and the respective certificates of incorporation and bylaws of Independence and Broad, which also may be changed.

SPECIAL MEETING OF STOCKHOLDERS

         Under Independence's bylaws, special meetings of stockholders may be called only by the board of directors pursuant to a resolution approved by the affirmative vote of at least three-fourths of the directors then in office, except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock.

         Broad's bylaws provide that special meetings of stockholders may be held for any purpose and may be called by the chairman of the board of directors, by the president, by the secretary, by the board of directors or the holders of, or by any officer or stockholder upon the written request of the holders of, not less than one-fifth of all outstanding shares entitled to vote at any such meeting.

VOTING REQUIREMENTS

         Under Delaware law, unless otherwise specified in the certificate of incorporation of a Delaware corporation, the amendment to the certificate of incorporation, the sale or other disposition of all or substantially all of the assets of a corporation, or the merger or consolidation of a stock corporation with another stock corporation requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon (with respect to the amendment of the certificate of incorporation, the affirmative vote of a majority of the outstanding shares of stock of each class entitled to vote thereon is also required).

         Under Independence's certificate of incorporation, the affirmative vote of the holders of at least 80% of the outstanding voting stock entitled to vote in the election of directors is required for certain business combinations, certain liquidations or dissolutions, and certain reclassifications of securities. If, however, any such action is recommended by at least two-thirds of Independence's board, then approval of the action will require only such affirmative vote as is required by Delaware law.

         Under New Jersey law, unless a greater vote is specified in the certificate of incorporation, any amendment to a New Jersey corporation's certificate of incorporation, the voluntary dissolution of the corporation, the sale or other disposition of all or substantially all of a corporation's assets otherwise than in the ordinary course of business or the merger or consolidation of the corporation with another corporation, requires the affirmative vote of a majority of the votes cast by stockholders of the corporation entitled to vote thereon. Broad's certificate of incorporation provides that the affirmative vote of two-thirds of the outstanding shares of its common stock is required to take such actions. And, where required by New Jersey law, a separate affirmative vote of two-thirds of the preferred stock is necessary to take such action.

         The New Jersey Stockholders Protection Act limits certain transactions involving an "interested stockholder" and a "resident domestic corporation." An "interested stockholder" is one that is directly or indirectly, a beneficial owner of 10% or more of the voting power of the outstanding voting stock of a resident domestic corporation. The New Jersey Stockholders Protection Act prohibits certain business combinations between an interested stockholder and a resident domestic corporation for a period of five years after the date the interested stockholder acquired its stock, unless the business combination was approved by the resident domestic corporation's board of directors prior to the interested stockholder's stock acquisition date. After the five-year period expires, the prohibition on certain business combinations continues unless the combination is approved by the affirmative vote of two-thirds of the voting stock not beneficially owned by the interested stockholder, the combination is approved by the board of directors prior to the interested stockholder's stock acquisition date or certain fair price provisions are satisfied.

CUMULATIVE VOTING

         Under Delaware law, stockholders of a Delaware corporation do not have cumulative voting rights in the election of directors unless the certificate of incorporation so provides. Independence's certificate of incorporation does not provide for cumulative voting.

         Under New Jersey law, stockholders of a New Jersey corporation do not have cumulative voting rights in the election of directors unless the certificate of incorporation so provides. Broad's certificate of incorporation does allow for cumulative voting.

RIGHTS OF DISSENTING STOCKHOLDERS

         Stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation may be entitled to appraisal rights. There are no statutory rights of appraisal with respect to stockholders of a corporation whose shares are either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held of record by more than 2,000 stockholders, where such stockholders receive only shares of stock or depository receipts of the corporation surviving or resulting from the merger or consolidation or shares of stock or depository receipts of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders (or cash in lieu of fractional share interests therein). The exceptions from the Delaware statutory right of appraisal apply to Independence since its common stock is presently listed on the Nasdaq Stock Market and are held of record by more than 2,000 stockholders.

         Stockholders of a New Jersey corporation who dissent from a merger, consolidation, sale of all or substantially all of the corporation's assets or certain other corporate transactions are generally entitled to appraisal rights. No statutory right of appraisal exists, however, where the stock of the New Jersey corporation is (i) listed on a national securities exchange, (ii) is held of record by not less than 1,000 holders, or (iii) where the consideration to be received pursuant to the merger, consolidation or sale consists of cash or securities or other obligations which, after the transaction, will be listed on a national securities exchange or held of record by not less than 1,000 holders. Broad stockholders do not qualify for statutory dissenters' appraisal rights in connection with the merger since Independence's common stock is held of record by more than 1,000 stockholders.

STOCKHOLDER CONSENT TO CORPORATE ACTION

         Independence's certificate of incorporation provides that stockholders' action cannot be effected by written consent.

         Except as otherwise provided by the certificate of incorporation, New Jersey law permits any action required or permitted to be taken at any meeting of a corporation's stockholders, other than the annual election of directors, to be taken without a meeting upon the written consent of stockholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting of stockholders at which all stockholders entitled to vote were present and voting. The annual election of directors, if not conducted at a stockholders' meeting, may only be effected by unanimous written consent. Under New Jersey law, a stockholder vote on a plan of merger or consolidation, if not conducted at a stockholders' meeting, may only be effected by either: (i) unanimous written consent of all stockholders entitled to vote on the issue with advance notice to any other stockholders, or (ii) written consent of stockholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting, together with advance notice to all other stockholders. Broad's bylaws permit stockholders to take such actions without a meeting.

DIVIDENDS

         Delaware law generally limits dividends by Independence to an amount equal to the excess of the net assets of Independence (the amount by which total assets exceed total liabilities) over its statutory capital, or if there is no such excess, to its net profits for the current and/or immediately preceding fiscal year. Because Independence does not conduct any material activities at the holding company level, its ability to pay dividends depends in part on capital distributions from its subsidiaries. For a discussion of the regulatory restrictions on dividend payments by Independence Community Bank, see "Regulation and Supervision - New York State Law" on page 57.

         Unless other restrictions are contained in the certificate of incorporation, New Jersey law generally provides that a New Jersey corporation may declare and pay dividends on its outstanding stock so long as the corporation is not insolvent and would not become insolvent as a consequence of the dividend payment. Stockholders of Broad's common stock are entitled to dividends, subject only to the prior rights of holders of preferred stock. Broad has two classes of preferred stock, the 1985 Class and the 1992 Class, no shares of which are currently outstanding. Because funds for the payment of dividends by Broad must come primarily from the earnings of Broad National Bank, as a practical matter, any restrictions on the ability of Broad National Bank to pay dividends limits the amount of funds available for the payment of dividends by Broad.

CLASSIFIED BOARD OF DIRECTORS

         Delaware law permits a Delaware corporation to provide for a classified board in its certificate of incorporation or bylaws. Independence's certificate of incorporation provides for the board of directors to be divided into three classes, each of which contains approximately one-third of the whole number of members of the board. Each class serves a staggered term, with approximately one-third of the total number of directors being elected each year.

         New Jersey law permits a New Jersey corporation to provide for a classified board in its certificate of incorporation. Broad's certificate of incorporation does not provide for a classified board.

REMOVAL OF DIRECTORS; NUMBER OF DIRECTORS

         Under Independence's certificate of incorporation, directors may be removed from office only with cause by an affirmative vote of not less than 80% of the outstanding voting stock entitled to vote in the election of directors at a meeting called expressly for such purpose. Independence's bylaws provide that the board of directors may change the number of directors by a vote of a majority of the board of directors.

         New Jersey law allows removal of directors for cause or, unless otherwise provided in the certificate of incorporation, without cause by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors. Broad's certificate of incorporation does not provide for different standards for removal. Broad's bylaws provide that the board of directors may change the number of directors by resolution adopted by a majority of the whole board of directors.

LIMITATIONS OF LIABILITY OF DIRECTORS AND OFFICERS

         Under Delaware Law, a Delaware corporation may include in its certificate of incorporation a provision which would, subject to the limitations described below, eliminate or limit directors' or officers' liability to the corporation or its stockholders, for monetary damage for breaches of their fiduciary duty of care. A director cannot be relieved from liability or otherwise indemnified (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or
(iv) for any transaction from which the director derives an improper personal benefit. Independence's certificate of incorporation contains provisions which limit a director's or officer's liability to the full extent permitted by Delaware law.

         Under New Jersey law, a New Jersey corporation may include in its certificate of incorporation a provision which would, subject to the limitations described below, eliminate or limit directors' or officers' liability to the corporation or bank, as the case may be, or to its stockholders, for monetary damage for breaches of their fiduciary duty of care. A director or officer cannot be relieved from liability or otherwise indemnified for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the entity or its stockholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. Broad's certificate of incorporation contains provisions which limit a director's or officer's liability to the full extent permitted by New Jersey law.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Delaware law, a Delaware corporation may indemnify fully its directors, officers, employees, and agents acting in good faith and in a manner that he reasonably believed was in, or not opposed to, the best interests of the corporation. A Delaware corporation also may indemnify fully such individuals with respect to criminal actions or proceedings, provided that such individual had no reasonable cause to believe his conduct was unlawful. Independence's certificate of incorporation provides that Independence will indemnify its directors, officers, employees, and agents to the fullest extent authorized by Delaware Law against all expense, liability and loss reasonably incurred or suffered by him; provided, however, that Independence will not be liable for any amount which may be due to a person in connection with a proceeding or action effected without Independence's prior written consent. Independence's certificate of incorporation further permits it to maintain insurance on behalf of any director, officer, employee, or agent of Independence.

         New Jersey law provides that a corporation has the power to indemnify a director, officer, employee or agent against his expenses and liabilities in connection with any proceeding involving such person by reason of his being or having been a director, officer, employee or agent of the corporation, other than a proceeding by or in the right of the corporation, if: (i) such person was acting in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) with respect to any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation has the power to indemnify such person against his expenses in connection with any proceeding to procure a judgment in its favor which involves the director, officer, employee or agent because he was or is a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Broad's certificate of incorporation provides that it will indemnify its current and former officers, directors and agents against expenses incurred in connection with any pending or threatened action to the full extent permitted by New Jersey law.

CONSIDERATION OF ACQUISITION PROPOSALS

         Independence's certificate of incorporation provides that, when evaluating any offer by another person to acquire Independence, the board of directors may consider all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer:

         - on the present and future customers and employees of Independence and Independence Community Bank;
         - on the communities in which Independence and Independence Community Bank operate or are located;
         - on the ability of Independence to fulfill its corporate objective as a bank holding company under applicable laws and regulations; and
         - on the ability of Independence Community Bank to fulfill the objectives of a stock form savings bank under applicable statutes and regulations.

         New Jersey law provides that in determining whether a proposal or offer to acquire a corporation is in the best interest of the corporation, the board may, in addition to considering the effects of any action on stockholders, consider any of the following:

         -        the effects of the proposed action on the corporation's
                  employees, suppliers, creditors and customers;
         -        the effects on the community in which the corporation
                  operates, and
         - the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that those interests may be served best by the continued independence of the corporation.

         The statute further provides that if, based on those factors, the board of directors determines that any such offer is not in the best interest of the corporation, it may reject the offer. These provisions may make it more difficult for a stockholder to challenge the board's rejection of, and may facilitate the board's rejection of, an offer to acquire Broad.

BYLAWS

         Under Delaware law, the stockholders of a Delaware corporation have the power to adopt, amend or repeal the corporation's bylaws, unless such powers are reserved in the certificate of incorporation to the board of directors. Independence's bylaws may be adopted, altered, amended or repealed by its board of directors or the stockholders. The affirmative vote of a majority of the directors then in office or the affirmative vote of at least a majority of the outstanding voting stock entitled to vote in the election of directors, as well as such additional vote of any preferred stock as may be provided for, is required to take such action. Further, the affirmative vote of 80% of the outstanding voting stock entitled to vote in the election of directors, voting together in a single class, as well as such additional vote of any preferred stock as may be provided for, is required to amend, alter, change or repeal any provision of, or adopt any provision inconsistent with, Sections 2.4, 2.14, 4.1-4.5 and 4.15 and Article VI of Independence's bylaws.

         Under New Jersey law, the board of directors of a New Jersey corporation has the power to adopt, amend or repeal a corporation's bylaws, unless such powers are reserved in the certificate of incorporation to the stockholders. Broad's certificate of incorporation provides for the alteration, amendment, repeal or adoption of bylaws in any of the following ways: (i) by the affirmative vote of two-thirds of the outstanding shares at an annual or special meeting; (ii) by resolution of a majority of the full board of directors; or
(iii) by unanimous written consent of all stockholders or all directors; provided, however, that the stockholders must expressly permit the directors to amend, alter, suspend or repeal any bylaw enacted by the stockholders.

PREEMPTIVE RIGHTS

         Independence's certificate of incorporation does not provide for preemptive rights for its stockholders.

         Broad's certificate of incorporation grants certain preemptive rights to its stockholders of both common stock and preferred stock. If Broad issues additional shares of common stock or securities convertible into common stock, then stockholders are granted the right to purchase shares of common stock at the issue price. The preemptive right allows stockholders to purchase an amount of common stock or securities convertible into common stock proportionate to the number of shares to be issued relative to the number of shares of common stock and preferred stock then held. No preemptive rights are available, however, to purchase additional (i) shares of common stock issued as dividends, (ii) shares of common stock issued upon conversion of preferred stock to common stock, or
(iii) shares of common stock issued pursuant to a benefit plan. In addition, if three-fourths of the board of directors then in office determine that regulatory requirements or concerns warrant the issuance of shares of common stock or securities convertible into common stock for the primary purpose of raising capital to fund a banking subsidiary or for the primary purpose of increasing Broad's equity capital or to retire indebtedness, then no preemptive rights are available.


               UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                              FINANCIAL STATEMENTS

         The following statements contain selected condensed financial information for Independence and Broad, on an unaudited pro forma condensed combined consolidated basis giving effect to the Broad merger applying the purchase method of accounting. The pro forma condensed statements of operations and income reflecting the Broad merger assume the acquisition was completed on the first day of each of the periods presented. Due to Independence and Broad having different fiscal year ends, the pro forma condensed statement of operations for the year ended March 31, 1998 reflects the combination of Broad's December 31, 1997 fiscal year end with Independence's March 31, 1998 year end.

         The unaudited pro forma condensed balance sheet presents the combined financial position of Independence and Broad as of December 31, 1998. The unaudited pro forma condensed balance sheet reflects (1) the acquisition of Broad applying the purchase method of accounting; and (2) certain adjustments that are directly attributable to the Broad merger, including the allocation of the purchase price. The pro forma condensed balance sheet assumes that the acquisition of Broad was completed as of December 31, 1998.

         The unaudited pro forma condensed financial statements have been prepared based upon currently available information and assumptions deemed appropriate by management of Independence and Broad. This pro forma information may not be indicative of what actual results would have been, nor does such data purport to represent the combined financial results of Independence and Broad for future periods.

         There may be certain cost savings and/or revenue enhancements that will result from the merger. The information furnished in these tables does not reflect either such possible cost savings or revenue enhancements.

                        Independence Community Bank Corp.
                          Broad National Bancorporation
               Unaudited Pro Forma Condensed Combined Consolidated
                        Statement of Financial Condition


                                                           At December 31, 1998
                                         ------------------------------------------------------------
                                                                      Pro Forma        Independence/
                                         Independence    Broad       Adjustments      Broad Pro Forma
                                         ------------   ---------    -----------      ---------------
                                                 (In thousands, except per share amounts)
ASSETS:
Cash and due from banks                  $   164,658    $  45,793    $   (69,172)(2)   $    83,306
                                                                         (18,720)(2)
                                                                         (39,253)(2)
Commercial paper                              18,547           --                           18,547
Federal funds sold                            96,265           --                           96,265
                                         -----------    ---------    -----------       -----------
   Total cash and cash equivalents           279,470       45,793       (127,145)          198,118

Securities held to maturity                       --       32,949            134(3)         33,083

Securities available for sale              1,520,636      231,828                        1,752,464

Mortgage loans on real estate              2,758,826      204,537            591(3)      2,963,954
Other loans                                  543,707      155,605                          699,312
                                         -----------    ---------    -----------       -----------
   Total loans                             3,302,533      360,142            591         3,663,266
   Less: allowance for possible loan
      losses                                 (44,140)      (8,246)                         (52,386)
                                         -----------    ---------    -----------       -----------
   Total loans, net                        3,258,393      351,896            591         3,610,880

Premises, furniture & equipment, net          65,845        9,862                           75,707
Accrued interest receivable                   30,341        4,227                           34,568
Intangible assets, net                        49,399          166           (166)(3)       156,406
                                                                         107,007 (4)

Other assets                                 109,287        8,072                          117,359
                                         -----------    ---------    -----------       -----------
Total assets                             $ 5,313,371    $ 684,793    $   (19,579)      $ 5,978,585
                                         ===========    =========    ===========       ===========

LIABILITIES AND
STOCKHOLDERS' EQUITY:
Deposits                                 $ 3,412,226    $ 575,064    $     2,549(3)    $ 3,989,839
Borrowings                                   738,446       40,651            130(3)        779,227
Securities lent                               55,620           --                           55,620
Escrow and other deposits                     33,466           --                           33,466
Preferred trust securities                        --       11,500                           11,500
Accrued expenses and other liabilities       159,671       12,889         (7,488)(2)       165,072
                                         -----------    ---------    -----------       -----------
   Total liabilities                       4,399,429      640,104         (4,809)        5,034,724

Stockholders' equity
   Preferred stock                                --           --             --                --
   Common stock                                  760        5,213         (5,213)(5)           760
   Additional paid-in-capital                739,173       35,131        (35,131)(5)       739,173
   Treasury stock at cost                    (29,919)      (5,089)         5,089 (5)
                                                                          69,172 (2)
                                                                         (39,253)(2)            --

   Unallocated common stock held
      by ESOP                                (93,928)          --                          (93,928)
   Unearned common stock held by RRP         (35,366)          --                          (35,366)
   Retained earnings                         329,654        8,717         (8,717)(5)       329,654
   Net unrealized gain on securities
      available-for-sale, net of tax           3,568          717           (717)(5)         3,568
                                         -----------    ---------    -----------       -----------
Total stockholders' equity                   913,942       44,689        (14,770)          943,861
Total liabilities & stockholders'
   equity                                $ 5,313,371    $ 684,793    $   (19,579)      $ 5,978,585
                                         ===========    =========    ===========       ===========

See "Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements."

                        Independence Community Bank Corp.
                          Broad National Bancorporation
               Unaudited Pro Forma Condensed Combined Consolidated
                            Statement of Operations

                                                               For the Nine Months Ended December 31, 1998
                                              ----------------------------------------------------------------------------------
                                                                                                                   Independence/
                                                                                             Pro Forma                 Broad
                                              Independence           Broad                  Adjustments              Pro Forma
                                              ------------          --------                -----------            -------------
                                                                 (In thousands, except per share amounts)
Interest income                                $ 247,047            $ 34,817                 $(4,936)(6)            $276,928
Interest expense                                 121,454              13,993                    (402)(6)             135,045
                                               ---------            --------                 -------                 -------
Net interest income                              125,593              20,824                  (4,534)                141,883
Provision for loan losses                          7,764                 675                                           8,439
                                               ---------            --------                 -------                 -------
   Net interest income after provision for
      loan losses                                117,829              20,149                  (4,534)                133,444
Non-interest income                                8,101               5,685                                          13,786
General and administrative expense                67,312              16,317                                          83,629
Amortization of intangible assets                  6,474                  15                   5,335 (4)(7)           11,824
                                               ---------            --------                 -------                 -------
Income before provision for income taxes          52,144               9,502                  (9,869)                 51,777
Provision for income taxes                        19,253               3,260                  (2,046)                 20,467(8)
                                               ---------            --------                 -------                 -------
Net income                                     $  32,891            $  6,242                 $(7,823)                $31,310
                                               =========            ========                 =======                 =======

Weighted average shares outstanding:
   Basic                                          69,544               4,932                                          71,463(9)
   Diluted                                        69,676               5,158                                          71,595(9)

Earnings per share:
   Basic                                       $    0.47            $   1.27                                         $  0.44(9)
   Diluted                                     $    0.47            $   1.21                                         $  0.44(9)

                                                                  For the Year Ended March 31, 1998
                                             ------------------------------------------------------------------------------
                                                                                                              Independence/
                                                                                         Pro Forma                Broad
                                             Independence          Broad                Adjustments             Pro Forma
                                             ------------         -------               ------------          -------------
                                                               (In thousands, except per share amounts)
Interest income                                $293,043           $40,855                $(6,581)(6)            $327,317
Interest expense                                160,943            15,930                   (536)(6)             176,337
                                               --------           -------               --------                --------
Net interest income                             132,100            24,925                 (6,045)                150,980
Provision for loan losses                        10,011             1,800                                         11,811
                                               --------           -------               --------                --------
   Net interest income after provision for
      loan losses                               122,089            23,125                 (6,045)                139,169
Non-interest income                              10,348             7,117                                         17,465
General and administrative expense               80,713            19,549                                        100,262
Amortization of intangible assets                 8,740                --                  7,134  (4)(7)          15,874
Charitable contribution to Independence
   Community Foundation                          56,422                --                                         56,422
                                               --------           -------               --------                --------
(Loss) income before (benefit) provisions
   for income taxes                             (13,438)           10,693                (13,179)                (15,924)
(Benefit) provision for income taxes             (3,482)            4,282                   (997)                   (197)(8)
                                               --------           -------               --------                --------
Net (loss) income                              $ (9,956)          $ 6,411               $(12,182)               $(15,727)
                                               ========           =======               ========                ========

Weighted average shares outstanding:
   Basic                                         72,443             5,027                                        72,443 (9)
   Diluted                                       72,443             5,204                                        72,443 (9)

Earnings per share:
   Basic                                       $  (0.52)          $  1.28                                       $  (0.22)(9)
   Diluted                                     $  (0.52)          $  1.23                                       $  (0.22)(9)

See "Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements."

                        INDEPENDENCE COMMUNITY BANK CORP.
                          BROAD NATIONAL BANCORPORATION

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                   COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(1)      Basis of Presentation

         The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements as of December 31, 1998 have been prepared as if the merger had been consummated on that date. The Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the year ended March 31, 1998 and the Unaudited Pro Forma Condensed Combined Consolidated Statement of Income for the nine months ended December 31, 1998 were prepared as if the merger had been consummated on April 1, 1997. The Unaudited Pro forma Condensed Combined Consolidated financial Statements are based on the historical financial statements of Independence and Broad after giving effect to the merger under the purchase method of accounting and the assumptions and adjustments in the notes that follow.

         Assumptions relating to the pro forma adjustments set forth in the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements are summarized as follows:

         Estimated fair values - Estimated fair values for securities held-to-maturity, loans, deposits and borrowings were obtained from Broad's 1998 Annual Report to Stockholders-Footnote Number 16 of "Notes to Consolidated Financial Statements"-Fair Value of Financial Instruments. The resulting premium on securities held-to-maturity and on loans for purposes of these pro forma financial statements is being amortized to interest income on a straight-line basis over the weighted average lives of five and twelve years, respectively. The actual premium will be amortized to interest income to produce a constant yield to maturity. The resulting net premium on deposits and borrowings is being amortized into interest expense on a straight-line basis over the remaining estimated lives of five years.

(2) The cost to acquire Broad assumes 5,220,504 shares of Broad common stock (which assumes all options to purchase Broad common stock were exercised prior to completion of the merger) multiplied by the price per share of $26.50 will be exchanged for 50% cash and 50% Independence common stock at an exchange ratio of 1.7667.

Cash consideration (assumes 50% of the 5,220,504 shares of
     Broad common stock at $26.50 per share)                          $  69,172
Stock consideration (assumes issuance of Independence common stock for 50% of 5,220,504 shares of Broad common
     stock at $26.50 per share)
Shares to be issued from existing treasury stock                         29,919
Shares to be repurchased in the open market and reissued                 39,253
                                                                      ---------
Total stock value                                                        69,172
Acquisition costs:
     Transaction costs                                                    6,020
     Severance and other payments                                        12,700
                                                                      ---------
     Total acquisition costs                                             18,720
Tax benefit of acquisition costs                                         (7,488)
                                                                      ---------
     Total cost                                                       $ 149,576
                                                                      =========

(3) Purchase accounting adjustments recorded for the merger were as follows:

         Broad net assets-historical at December 31, 1998            $ 44,689

         Fair value adjustments:
         Securities held-to-maturity                                      134
         Loans receivable                                                 591
         Intangible assets, net                                          (166)
         Deposits                                                      (2,549)
         Borrowings                                                      (130)
                                                                     --------
         Subtotal-net fair value adjustments                           (2,120)
                                                                     --------
         Net assets acquired                                         $ 42,569
                                                                     ========

(4) Excess of cost over fair value of net assets acquired for the merger was calculated as follows:

         Total cost                                                  $149,576
         Net assets acquired                                          (42,569)
                                                                     --------
         Total excess of cost over fair value of net assets
              acquired generated from the merger                     $107,007
                                                                     ========

(5) Purchase accounting adjustments to eliminate $44.7 million of Broad's stockholders' equity accounts.

(6) Pro forma adjustments to interest income and interest expense were calculated for the merger as follows:

                                                               For the Fiscal              For the Nine
                                                                 Year Ended                Months Ended
                                                               March 31, 1998            December 31, 1998
                                                               --------------            -----------------
Reduction in interest income for cash
  utilized to purchase Broad common stock (based
  on an  average annual rate of 6.00%)                             $(6,505)                   $(4,878)
Amortization of premium on securities held-to-
  maturity(5 years)                                                    (27)                       (21)
Amortization of premium on loans (12 years)                            (49)                       (37)
                                                                   -------                    -------
Total net adjustments to interest income                           $(6,581)                   $(4,936)
                                                                   =======                    =======
Amortization of premium on deposits (5 years)                      $   510                    $   382
Amortization of premium on borrowings (5 years)                         26                         20
                                                                   -------                    -------
Total net adjustments to interest expense                          $   536                    $   402
                                                                   =======                    =======

(7) The amortization of the excess of cost over the fair value of net assets acquired for the merger is assumed straight-line over a period of 15 years.

(8) Income tax expense was calculated using Independence's actual nine months ended December 31, 1998 and fiscal year ended March 31, 1998 effective tax rates of 36.9% and 36.7%, respectively, adjusted for the non-deductibility of the amortization charge of the excess of cost over fair value of net assets acquired.

(9) Basic earnings per share for the nine months ended December 31, 1998 is calculated by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per common share is calculated using the same method as basic earnings per common share, but reflects potential dilution of common stock equivalents. Basic and diluted weighted average number of common stock and common stock equivalents utilized for the calculation of earnings per share for the periods presented were calculated using Independence's historical weighted average common stock and common stock equivalents plus 1,919,400 of treasury shares issued to Broad stockholders under the terms of the merger.

         Basic earnings per share for the year ended March 31, 1998 is calculated by dividing net income since the Independence conversion on March 13, 1998 by the weighted average number of common shares outstanding. There were no dilutive common stock equivalents or treasury shares for the year ended March 31, 1998.

(10) The following table summarizes the estimated impact of the amortization and accretion of the purchase accounting adjustments made in connection with the merger on Independence's results of operations:

   Projected Future          Excess of Cost
    Amounts For the          Over Fair Value               Net              Net Decrease
  Fiscal Years Ended          of Net Assets            (Accretion)            In Income
       March 31,                Acquired              Amortization          Before Taxes
-----------------------------------------------------------------------------------------
         1998                  $  7,134                 $  (460)             $    6,674
         1999                     7,134                    (460)                  6,674
         2000                     7,134                    (460)                  6,674
         2001                     7,134                    (460)                  6,674
         2002                     7,134                    (460)                  6,674
  2003 and thereafter            71,337                     346                  71,683
                               --------                 -------              ----------
                               $107,007                 $(1,954)             $  105,053
                               ========                 ========              =========

                  DESCRIPTION OF CAPITAL STOCK OF INDEPENDENCE

GENERAL

         Independence is authorized to issue 125,000,000 shares of common stock having a par value of $0.01 per share, and 25,000,000 shares of preferred stock having a par value of $0.01 per share. Each share of Independence common stock has the same relative rights as, and is identical in all respects with, each other share of Independence common stock. Presented below is a description of all aspects of Independence's capital stock which are deemed material to an investment decision with respect to the conversion.

COMMON STOCK

         DISTRIBUTIONS. Independence can pay dividends if, as and when declared by its board, subject to compliance with limitations which are imposed by law. The holders of Independence common stock are entitled to receive and share equally in such dividends as may be declared by the board out of funds legally available therefor. If Independence issues preferred stock, the holders of the preferred stock may have a priority over the holders of Independence common stock with respect to dividends.

         VOTING RIGHTS. The holders of Independence common stock possess exclusive voting rights in Independence. They elect Independence's board and act on such other matters as are required to be presented to them under Delaware law or Independence's certificate of incorporation or as are otherwise presented to them by the board of directors. Each holder of Independence common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. Under certain circumstances, shares in excess of 10% of the issued and outstanding shares of Independence common stock may be considered "excess shares" and not be entitled to vote. If Independence issues preferred stock, holders of the preferred stock may also possess voting rights.

         LIQUIDATION. In the event of any liquidation, dissolution or winding up of Independence Community Bank, Independence, as holder of Independence Community Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Independence Community Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to certain depositors of Independence Community Bank, all assets of Independence Community Bank available for distribution. In the event of liquidation, dissolution or winding up of Independence, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Independence available for distribution. If preferred stock is issued, the holders of the preferred stock may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         PREEMPTIVE RIGHTS. Holders of Independence common stock do not have preemptive rights with respect to any shares which may be issued. Independence common stock is not subject to redemption.

PREFERRED STOCK

         None of the shares of Independence's authorized preferred stock has been issued. Such stock may be issued with such preferences and designations as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of Independence common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                                  LEGAL MATTERS

         The validity of the shares of Independence common stock which will be issued in the merger will be passed upon for Independence by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C. In addition, Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., will pass upon the tax-free nature of the merger for Independence and Stinson, Mag & Fizzell P.C., Kansas City, Missouri, will pass on the tax-free nature of the merger for Broad.

                                     EXPERTS

         The consolidated financial statements of Independence and subsidiaries as of March 31, 1998 and 1997, and for each of the years in the three-year period ended March 31, 1998, incorporated by reference in the 1998 Independence Form 10-K and incorporated by reference herein and in the registration statement of which this document is a part, have been so incorporated by reference in reliance upon the report of Ernst & Young LLP, independent public accountants, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Broad and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998 included in the 1998 Broad Form 10-K and incorporated by reference herein and in the registration statement of which this document is a part, have been so incorporated by reference in reliance upon the report of KPMG LLP, independent public accountants, included in the 1998 Broad Form 10-K and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                                                      APPENDIX A
















                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                        INDEPENDENCE COMMUNITY BANK CORP.

                                       AND

                          BROAD NATIONAL BANCORPORATION

                          DATED AS OF FEBRUARY 1, 1999

                                TABLE OF CONTENTS

                                    ARTICLE I
                                   THE MERGER

                                                                           PAGE

1.1      The Merger.......................................................   1
1.2      Effective Time...................................................   1
1.3      Effects of the Merger............................................   2
1.4      Conversion of Company Common Stock...............................   2
1.5      Election Procedures..............................................   4
1.6      Stock Options....................................................   6
1.7      ICBC Common Stock................................................   8
1.8      Tax Opinion Adjustment...........................................   8
1.9      Certificate of Incorporation.....................................   8
1.10     Bylaws...........................................................   8
1.11     Directors and Officers...........................................   8
1.12     Tax Consequences.................................................   9
1.13     Bank Merger......................................................   9
1.14     Modification of Structure........................................   9

                                   ARTICLE II
                               EXCHANGE OF SHARES

2.1      ICBC to Make Shares Available....................................   9
2.2      Exchange of Shares...............................................  10

                                   ARTICLE III
                       DISCLOSURE SCHEDULES; STANDARDS FOR
                         REPRESENTATIONS AND WARRANTIES

3.1      Disclosure Schedules.............................................  11
3.2      Standards........................................................  12

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1      Corporate Organization...........................................  13
4.2      Capitalization...................................................  13
4.3      Authority; No Violation..........................................  14
4.4      Consents and Approvals...........................................  16
4.5      Reports..........................................................  16

4.6      Financial Statements.............................................  16
4.7      Broker's Fees....................................................  17
4.8      Absence of Certain Changes or Events.............................  17
4.9      Legal Proceedings................................................  18
4.10     Taxes............................................................  18
4.11     Employees........................................................  19
4.12     SEC Reports......................................................  20
4.13     Company Information..............................................  21
4.14     Compliance with Applicable Law...................................  21
4.15     Certain Contracts................................................  21
4.16     Agreements with Regulatory Agencies..............................  22
4.17     Environmental Matters............................................  22
4.18     Opinion..........................................................  23
4.19     Approvals........................................................  23
4.20     Loan Portfolio...................................................  23
4.21     Property.........................................................  25
4.22     Reorganization...................................................  25
4.23     Antitakeover Provisions Inapplicable.............................  25
4.24     Insurance........................................................  25
4.25     Investment Securities; Borrowings; Deposits......................  25
4.26     Indemnification..................................................  26
4.27     Year 2000 Matters................................................  26
4.28     Undisclosed Liabilities..........................................  27

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF ICBC

5.1      Corporate Organization...........................................  27
5.2      Capitalization...................................................  28
5.3      Authority; No Violation..........................................  28
5.4      Consents and Approvals...........................................  30
5.5      Reports..........................................................  30
5.6      Financial Statements.............................................  30
5.7      Broker's Fees....................................................  31
5.8      Absence of Certain Changes or Events.............................  31
5.9      Legal Proceedings................................................  31
5.10     Taxes............................................................  31
5.11     Employees........................................................  32
5.12     SEC Reports......................................................  33
5.13     ICBC Information.................................................  33
5.14     Compliance with Applicable Law...................................  33
5.15     Ownership of Company Common Stock................................  33
5.16     Agreements with Regulatory Agencies..............................  34

5.17     Opinion..........................................................  34
5.18     Environmental Matters............................................  34
5.19     Loan Portfolio...................................................  35
5.20     Insurance........................................................  35
5.21     Year 2000 Matters................................................  35
5.22     Approvals........................................................  36
5.23     Reorganization...................................................  36

                                   ARTICLE VI
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1      Covenants of the Company.........................................  36
6.2      Covenants of ICBC................................................  41

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

7.1      Regulatory Matters...............................................  41
7.2      Access to Information............................................  42
7.3      Stockholder Meeting..............................................  43
7.4      Legal Conditions to Merger.......................................  43
7.5      Affiliates.......................................................  43
7.6      Stock Exchange Listing...........................................  44
7.7      Employee Benefit Plans; Existing Agreements......................  44
7.8      Indemnification..................................................  45
7.9      Additional Agreements............................................  46
7.10     Coordination of Dividends........................................  47
7.11     Notification of Certain Matters..................................  47
7.12     Certain Matters, Certain Revaluations, Changes and Adjustments...  47
7.13     Appointments.....................................................  47
7.14     Charitable Contributions.........................................  48
7.15     Advisory Board...................................................  48

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

8.1      Conditions to Each Party's Obligation To Effect the Merger.......  49
8.2      Conditions to Obligations of ICBC................................  49
8.3      Conditions to Obligations of the Company.........................  51

                                   ARTICLE IX
                            TERMINATION AND AMENDMENT

9.1      Termination......................................................  52
9.2      Effect of Termination............................................  56

9.3      Amendment........................................................  56
9.4      Extension; Waiver................................................  56
9.5      Termination Fee..................................................  57

                                    ARTICLE X
                               GENERAL PROVISIONS

10.1     Closing..........................................................  59
10.2     Nonsurvival of Representations, Warranties and Agreements........  59
10.3     Expenses.........................................................  59
10.4     Notices..........................................................  59
10.5     Interpretation...................................................  60
10.6     Counterparts.....................................................  60
10.7     Entire Agreement.................................................  60
10.8     Governing Law....................................................  60
10.9     Severability.....................................................  60
10.10    Publicity........................................................  61
10.11    Assignment; No Third Party Beneficiaries.........................  61

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of February 1, 1999, between Independence Community Bank Corp., a Delaware corporation ("ICBC"), and Broad National Bancorporation, a New Jersey corporation (the "Company"). ICBC and the Company are sometimes collectively referred to herein as the "Constituent Corporations".

         WHEREAS, the Boards of Directors of ICBC and the Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into ICBC and immediately thereafter, Broad National Bank, the wholly owned subsidiary of the Company, will be merged with and into Independence Community Bank, the wholly owned subsidiary of ICBC (the "Bank Merger"); and

         WHEREAS, each of the directors of the Company has executed a stockholder agreement as of the date hereof pursuant to which they have agreed to certain matters with respect to the Merger; and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL") and the New Jersey Business Corporation Act (the "NJBCA"), at the Effective Time (as defined in Section 1.2 hereof), the Company shall merge with and into ICBC. ICBC shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall continue to be Independence Community Bank Corp. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

         1.2 EFFECTIVE TIME. The Merger shall become effective as set forth in the certificate of merger (the "Certificate of Merger") which shall be filed with the Secretaries of State of the States of Delaware and New Jersey (the "Secretaries") on the Closing Date (as defined in Section 10.1 hereof). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

         1.3 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL and Sections 14A:10-6 and 14A:10-7 of the NJBCA.

         1.4 CONVERSION OF COMPANY COMMON STOCK. (a) At the Effective Time, subject to Section 2.2(e) hereof, each share of Company common stock, par value $1.00 per share (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock held in the Company's treasury, (ii) unallocated and/or unvested shares of Company Common Stock held in the Company's Long-Term Capital Accumulation Plan (the "LCAP"), and (iii) shares of Company Common Stock held directly or indirectly by ICBC or the Company or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof), shall by virtue of this Agreement and without any action on the part of the Company, ICBC or the holder thereof, cease to be outstanding and shall be converted into and become the right to receive (subject to adjustment as provided by Section 9.1(g) hereof), at the election of the holder thereof as provided in Section 1.5, either:

             (i) a number of shares of common stock, par value $0.01 per share, of ICBC ("ICBC Common Stock") equal to the Final Exchange Ratio, or

             (ii) cash in an amount equal to the Per Share Consideration.

         (b) At the Effective Time, (i) all shares of Company Common Stock that are owned by the Company as treasury stock, (ii) all unallocated and/or unvested shares of Company Common Stock held in the Company's LCAP, and (iii) all shares of Company Common Stock that are owned directly or indirectly by ICBC or the Company or any of their respective Subsidiaries (other than shares of Company Common Stock (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, and shares of ICBC Common Stock which are similarly held, whether held directly or indirectly by ICBC or the Company, as the case may be, being referred to herein as "Trust Account Shares")) and (y) held by ICBC or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Company Common Stock, and shares of ICBC Common Stock which are similarly held, being referred to herein as "DPC Shares"), shall be cancelled and shall cease to exist and no stock of ICBC or other consideration shall be delivered in exchange therefor. All shares of ICBC Common Stock that are owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of ICBC.

         (c) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") shall cease to have any rights as stockholders of the Company, except the right to receive the consideration set forth in this Article I, as such consideration may be adjusted pursuant to the provisions of Section 9.1(g) hereof (the "Merger Consideration"), for each such share held by them.

         (d) If, between the date of this Agreement and the Effective Time, the shares of ICBC Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, appropriate adjustments shall be made to the Preliminary Stock Ratio, the Minimum Stock Ratio, the Maximum Stock Ratio and the Final Exchange Ratio (as such terms are defined herein).

         (e) For purposes of this Agreement, the following terms shall (subject to Section 9.1(g) hereof) have the meanings indicated:

                  "Aggregate Cash Consideration" shall mean (w) 0.5 multiplied by (x) the Outstanding Shares Number multiplied by (y) $26.50.

                  "Aggregate Merger Consideration" shall mean the sum of (x) the Aggregate Cash Consideration and (y) the Aggregate Stock Consideration.

                  "Aggregate Stock Consideration" shall mean (w) 0.5 multiplied by (x) the Outstanding Shares Number multiplied by (y) the Average Closing Price multiplied by (z) the Preliminary Stock Ratio.

                  "Average Closing Price" shall mean the average of the closing sale prices per share for ICBC Common Stock as reported on the Nasdaq Stock Market/National Market System ("Nasdaq/ NMS") (as reported by The Wall Street Journal, or, if not reported thereby, another authoritative source), during the ten (10) consecutive trading-day period during which the shares of ICBC Common Stock are traded on the Nasdaq/NMS ending on the tenth business day immediately prior to the anticipated Effective Time (the "Pricing Period").

                  "Final Exchange Ratio" shall mean the quotient, rounded to the nearest ten-thousandth, obtained by dividing the Per Share Consideration by the Average Closing Price.

                  "Outstanding Shares Number" shall mean shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.

                  "Per Share Consideration" shall mean the quotient obtained by dividing the Aggregate Merger Consideration by the Outstanding Shares Number.

                  "Preliminary Stock Ratio" shall mean the quotient, rounded to the nearest ten-thousandth obtained by dividing $26.50 by the Average Closing Price provided, that (i) if the Average Closing Price is equal to or greater than $17.25, the Preliminary Stock Ratio shall be 1.5362 (the "Minimum Stock Ratio"), and (ii) if the Average Closing Price is equal to or less than $12.75, the Preliminary Stock Ratio shall be 2.0784 (the "Maximum Stock Ratio").

         1.5 ELECTION PROCEDURES. (a) An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of such Certificates to a bank or trust company designated by ICBC and reasonably satisfactory to the Company (the "Exchange Agent")) in such form as the Company and ICBC shall mutually agree (the "Election Form"), shall be mailed 30 days prior to the anticipated Effective Time or on such earlier date as ICBC and the Company shall mutually agree (the "Mailing Date") to each holder of record of Company Common Stock as of five business days prior to the Mailing Date ("Election Form Record Date").

         Each Election Form shall permit a holder (or the beneficial owner through appropriate and customary documentation and instructions) of outstanding Company Common Stock to elect, subject to provisions of this Section 1.5, to receive, on a per share basis, with respect to such holder's Company Common Stock (i) cash (shares as to which such election is made, the "Cash Election Shares") or (ii) ICBC Common Stock (shares as to which such election is made, the "Stock Election Shares"). A holder of Company Common Stock may elect to receive a combination of ICBC Common Stock and cash with respect to his shares of Company Common Stock. Notwithstanding the foregoing, no holder of Company Common Stock may elect to receive ICBC Common Stock pursuant to the election procedures provided herein with respect to fewer than 100 shares of Company Common Stock. To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City time, on the 20th day following the Mailing Date (or such other time and date as ICBC and the Company may mutually agree) (the "Election Deadline"); provided, however, that the Election Deadline may not occur on or after the Closing Date (as defined in Section 10.1 hereof).

         ICBC shall make available up to two separate Election Forms, or such additional Election Forms as ICBC may permit, to all persons who become holders (or beneficial owners) of Company Common Stock between the Election Form Record Date and close of business on the business day prior to the Election Deadline. The Company shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline.

         An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Company Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If a stockholder either (i) does not submit a properly completed Election Form in a timely fashion, or (ii) revokes its Election Form prior to the Election Deadline, the shares of Company Common Stock held by such stockholder shall be designated "No Election Shares." Shares of Company Common Stock held by holders who acquired such shares subsequent to the Election Deadline will be designated "No Election Shares." ICBC shall cause the Certificates described in clause (ii) of the immediately preceding sentence to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither ICBC nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

         (b) The "Cash Election Amount" shall be equal to the Per Share Consideration multiplied by the total number of Cash Election Shares. Within seven business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, ICBC shall cause the Exchange Agent to effect the allocation among the holders of Company Common Stock of rights to receive ICBC Common Stock or cash in the Merger in accordance with the Election Forms as follows:

                  (i) If the Aggregate Cash Consideration is greater than the Cash Election Amount, then:

                           (A) all Cash Election Shares shall be converted into
                  the right to receive an amount of cash equal to the Per Share Consideration,

                           (B) the Exchange Agent will select, on a pro rata
                  basis, first from among the holders of No Election Shares and then, if necessary, from among the holders of Stock Election Shares, a sufficient number of such shares ("Cash Designee Shares") such that the sum of Cash Designee Shares and Cash Election Shares multiplied by the Per Share Consideration equals as closely as practicable the Aggregate Cash Consideration (the Cash Designee Shares shall be converted into the right to receive an amount of cash equal to the Per Share Consideration), and

                           (C) any Stock Election Shares and any No Election
                  Shares, in each case, not so selected as Cash Designee Shares shall be converted into the right to receive ICBC Common Stock at the Final Exchange Ratio.

                  (ii) If the Aggregate Cash Consideration is less than the Cash Election Amount, then:

                           (A) all Stock Election Shares and all No Election
                  Shares shall be converted into the right to receive ICBC Common Stock at the Final Exchange Ratio,

                           (B) the Exchange Agent will select, on a pro rata
                  basis from among the holders of Cash Election Shares, a sufficient number of such shares ("Stock Designee Shares") such that the number of Stock Designee Shares multiplied by the Per Share Consideration equals as closely as practicable the difference between the Cash Election Amount and the Aggregate Cash Consideration (the Stock Designee Shares shall be converted into the right to receive ICBC Common Stock at the Final Exchange Ratio), and

                           (C) any Cash Election Shares not so selected as Stock
                  Designee Shares shall be converted into the right to receive an amount of cash equal to the Per Share Consideration.

         In the event that the Exchange Agent is required pursuant to Section 1.5(b)(i)(B) to designate from among all Stock Election Shares the Cash Designee Shares to receive cash, each holder of Stock Election Shares shall be allocated a pro rata portion of the remainder of the total Cash Designee Shares less the number of No Election Shares which are Cash Designee Shares. Such proration shall reflect the proportion that the number of Stock Election Shares of each holder of Stock Election Shares bears to the total number of Stock Election Shares. In the event the Exchange Agent is required pursuant to Section 1.5(b)(ii)(B) to designate from among all holders of Cash Election Shares the Stock Designee Shares to receive ICBC Common Stock, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Stock Designee Shares. Such proration shall reflect the proportion that the number of Cash Election Shares of each holder of Cash Election Shares bears to the total number of Cash Election Shares.

         1.6 STOCK OPTIONS. (a) At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock (each a "Company Option") pursuant to the Company's Stock Option Plans set forth in Section 4.2(a) of the Company Disclosure Schedule (as hereinafter defined) (the "Company Option Plans") which is outstanding and unexercised, immediately prior thereto, whether or not then vested or exercisable, will, at the election of the individual holders of the Company Options be either:

                  (i) cancelled and all rights thereunder be extinguished ("Cancelled Option Holder"), in consideration for which the Company shall make payment immediately prior to the Effective Time an amount determined by multiplying (A) the number of shares of Company Common Stock underlying such Company Option by (B) an amount equal to the excess (if any) of (1) the Per Share Consideration, over (2) the exercise price per share of such Company Option; or

                  (ii) converted automatically into an option to purchase shares of ICBC Common Stock ("Continuing Option Holder") in an amount, for a term and at an exercise price determined as provided below (and otherwise subject to the terms of the particular Company Option Plan pursuant to which each such Company Option was issued, the agreements evidencing grants thereunder and any other agreements between the Company and an optionee regarding Company Options which have been delivered to ICBC prior to the date of this Agreement):

                           (A) the number of shares to be subject to the new
option shall be equal to the product of the number of shares of Company Common Stock subject to the Company Option immediately prior to the Effective Time and the Final Exchange Ratio, provided that any fractional shares of ICBC Common Stock resulting from such multiplication shall be rounded down to the nearest whole share;

                           (B) the exercise price per share of ICBC Common Stock
under the new option shall be equal to the exercise price per share of Company Common Stock under the Company Option divided by the Final Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent;

                           (C) The term or duration of the new option shall be
the same as that of the Company Option; and

                           (D) The Board of Directors or the Compensation
Committee thereof may cause the vesting schedule of unvested stock options granted under the 1993 and 1996 Company Option Plans to be accelerated so that such options are exercisable as of the Effective Time.

         The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, such Section 424(a) shall override anything to the contrary contained herein. The duration and other terms of the new option shall be the same as the original option except as provided for above and that all references to the Company shall be deemed to be references to ICBC.

                  (b) In order for any Continuing Option Holder to have his or her Company Options converted into an option to purchase ICBC Common Stock as set forth in this Section 1.6(a) or for a Cancelled Option Holder to have his or her Company Option converted into the right to receive cash, such Continuing Option Holder or Cancelled Option Holder shall have executed a written election with respect to such conversion or cancellation no later than the Election Deadline, which written election shall be in such form as shall be prescribed by ICBC and reasonably satisfactory to the Company. No payment shall be made to a Cancelled Option Holder unless and until such holder has executed and delivered the foregoing written election. In the event any holder of a Company Option fails to make an election within the time frame set forth herein, the Company Option held thereby shall automatically be converted at the Effective Time into an option to purchase

ICBC Common Stock in the amount and at the exercise price as calculated pursuant to Section 1.6(a)(ii) hereof.

                  (c) Prior to the Effective Time, ICBC shall reserve for issuance the number of shares of ICBC Common Stock necessary to satisfy ICBC's obligations under Section 1.6(a) hereof. Promptly after the Effective Time (but in no event later than twenty business days thereafter), ICBC shall file with the Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of ICBC Common Stock subject to options to acquire ICBC Common Stock issued pursuant to Section 1.6(a) hereof, and shall use its best efforts to maintain the current status of the prospectus contained therein, as well as comply with applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

                  (d) Prior to the Effective Time, the Company shall take or cause to be taken all actions required under the Company Option Plans to provide for the foregoing.

         1.7 ICBC COMMON STOCK. Except for shares of ICBC Common Stock owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of ICBC as contemplated by Section 1.4 hereof, the shares of ICBC Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

         1.8 TAX OPINION ADJUSTMENT. If either (i) the tax opinion referred to in Section 8.2(c) cannot be rendered (as reasonably determined by Elias, Matz, Tiernan & Herrick L.L.P.) or (ii) the tax opinion referred to in Section 8.3(c) cannot be rendered (as reasonably determined by Stinson, Mag & Fizzell P.C.), in either case as a result of the Merger potentially failing to qualify as a reorganization under Section 368(a) of the Code, then ICBC shall reduce the Aggregate Cash Consideration to the minimum extent necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered, and correspondingly increase the Aggregate Stock Consideration, based on the Average Closing Price for the ICBC Common Stock.

         1.9 CERTIFICATE OF INCORPORATION. At the Effective Time, the Certificate of Incorporation of ICBC, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable laws.

         1.10 BYLAWS. At the Effective Time, the Bylaws of ICBC, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         1.11 DIRECTORS AND OFFICERS. The directors and officers of ICBC immediately prior to the Effective Time, together with the director appointed pursuant to Section 7.13 hereof, shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the

Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

         1.12 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

         1.13 BANK MERGER. Promptly following the execution of this Agreement, ICBC Bank (as defined below) and Company Bank (as defined below) shall enter into the Agreement of Merger (the "Bank Merger Agreement") in the form annexed hereto as Exhibit A (which shall qualify as a reorganization under Section 368(a) of the Code) pursuant to which the Bank Merger Agreement will be effected pursuant to and with the effect set forth in the rules and regulations of the New York State Banking Department (the "Department"), the Federal Deposit Insurance Corporation (the "FDIC") and the New Jersey Department of Banking (the "New Jersey Department"), if applicable. The parties hereto intend that the Bank Merger shall become effective substantially simultaneously with or immediately following the Effective Time. The documentation relating to the Bank Merger shall provide that the directors of ICBC Bank as the surviving entity of the Bank Merger shall be all of the respective directors of ICBC Bank immediately prior to such merger together with the director appointed pursuant to Section
7.13 hereof.

         1.14 MODIFICATION OF STRUCTURE. Notwithstanding any provision of this Agreement to the contrary, ICBC may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal income tax consequences to the stockholders of the Company as a result of such modification, (ii) the consideration to be paid to holders of Company Common Stock, including shares of Company Common Stock underlying the Company Options granted pursuant to the Company Option Plans, under this Agreement is not thereby changed in kind or reduced in amount solely because of such modification, and (iii) such modification will not be likely to materially delay the Effective Time or materially delay or jeopardize receipt of any required regulatory approvals or of the tax opinions required under Sections 8.2(c) and 8.3(c).

                                   ARTICLE II

                               EXCHANGE OF SHARES

         2.1 ICBC TO MAKE SHARES AVAILABLE. At or prior to the Effective Time, ICBC shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this
Article II, certificates representing the shares of ICBC Common Stock, the cash in lieu of fractional shares and an amount of cash sufficient to pay the Aggregate Cash Consideration (such cash and certificates for shares of ICBC Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to
Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Company Common Stock.

         2.2 EXCHANGE OF SHARES. (a) As soon as practicable after the Effective Time, and in no event more than seven business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates who has not previously surrendered such Certificate or Certificates with a Form of Election a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. The Company shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash constituting Merger Consideration (including the cash in lieu of fractional shares) and any unpaid dividends and distributions, if any, payable to holders of Certificates.

         (b) No dividends or other distributions declared after the Effective Time with respect to ICBC Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article
II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of ICBC Common Stock, if any, represented by such Certificate.

         (c) If any certificate representing shares of ICBC Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of ICBC Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for Merger Consideration as determined in accordance with Article I and this Article II.

         (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of ICBC Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to ICBC Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of ICBC. In lieu of the issuance of any such fractional share, ICBC shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional share of ICBC Common Stock an amount in cash determined by multiplying (i) the Average Closing Price by (ii) the fraction of a share of ICBC Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.4 hereof.

         (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for nine months after the Effective Time shall be paid to ICBC. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to ICBC for payment of the cash, shares of ICBC Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the ICBC Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of ICBC (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of ICBC, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by ICBC, the posting by such person of a bond in such amount as ICBC may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the cash and/or shares of ICBC Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III

                         DISCLOSURE SCHEDULES; STANDARDS
                       FOR REPRESENTATIONS AND WARRANTIES

         3.1 DISCLOSURE SCHEDULES. Prior to the execution and delivery of this Agreement, the Company has delivered to ICBC, and ICBC has delivered to the Company, a schedule (in the case of the Company, the "Company Disclosure Schedule," and in the case of ICBC, the "ICBC

Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of ICBC, or to one or more of such party's covenants contained in Article VI or agreements contained in Article VII; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or would have a Material Adverse Effect (as defined herein) with respect to either the Company or ICBC, respectively.

         3.2 STANDARDS. (a) No representation or warranty of the Company contained in Article IV (other than the representations set forth in the first and third sentences of Section 4.1(a), the first two sentences of Section 4.1(b) and Sections 4.2, 4.6, 4.8(a), 4.10 and 4.18) or of ICBC contained in Article V (other than the representations set forth in the first and third sentences of Section 5.1(a), the first two sentences of Section 5.1(b) and Sections 5.2, 5.6 and 5.8) shall be deemed untrue or incorrect for any purpose under this Agreement, and no party hereto shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article IV, in the case of the Company, or Article V, in the case of ICBC, has had a Material Adverse Effect with respect to the Company or ICBC, respectively.

         (b) As used in this Agreement, the term "Material Adverse Effect" means, with respect to ICBC or the Company, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (x) any change in banking or similar laws, rules or regulations of general applicability to banks, thrift institutions or their holding companies or interpretations thereof by courts or governmental authorities, (y) any change in GAAP (as defined herein) or regulatory accounting principles applicable to banks, thrifts or their holding companies generally, or
(z) any action or omission of the Company or ICBC or any Subsidiary of either of them taken with the prior written consent of the other party hereto or (ii) the ability of such party and its Subsidiaries to consummate the transactions contemplated hereby. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Subject to Article III, the Company hereby represents and warrants to ICBC (subject to the Company Disclosure Schedule) as follows:

         4.1 CORPORATE ORGANIZATION. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Company is duly registered as a bank holding company under the Bank Holding Company Act, as amended ("BHCA") and the regulations of the Board of Governors of the Federal Reserve System (the "FRB") promulgated thereunder. The Certificate of Incorporation and Bylaws of the Company, copies of which are set forth in Section 4.1 of the Company Disclosure Schedule, are true and correct copies of such documents as in effect as of the date of this Agreement.

         (b) Broad National Bank (the "Company Bank") is a stock national bank duly organized, validly existing and in good standing under the laws of the United States of America. The deposit accounts of the Company Bank are insured by the FDIC through the Bank Insurance Fund (the "BIF") to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Each of the Company's other Subsidiaries, whether direct or indirect, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company's Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The certificate of incorporation, articles of association, bylaws and similar governing documents of each Subsidiary of the Company, copies of which have previously been delivered to ICBC, are true and correct copies of such documents as in effect as of the date of this Agreement.

         (c) The minute books of the Company and each of its Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1995 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

         4.2 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock, 20,000 shares of preferred stock 1985 class, par value $10.00 per share, and 1,500,000 shares of preferred stock, par value $1.00 per share (collectively, the "Company Preferred Stock"). As of date hereof, there were 4,950,254 shares of

Company Common Stock outstanding and 296,500 shares of Company Common Stock held by the Company as treasury stock. As of the date hereof, there were (i) no shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for (x) 462,035 shares of Company Common Stock reserved for issuance pursuant to the Company Option Plans described in Section 4.2(a) of the Company Disclosure Schedule and (y) 64,172 shares of Company Common Stock reserved for issuance pursuant to the LCAP described in Section 4.2(a) of the Company Disclosure Schedule and (ii) no shares of Company Preferred Stock issued or outstanding, held in the Company's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in Section 4.2(a) of the Company Disclosure Schedule, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock, or Company Preferred Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company. The names of the optionees, the date of each option to purchase Company Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, any vesting schedule with respect to an option which is not yet fully vested, and the price at which each such option may be exercised under the Company Option Plans are set forth in Section 4.2(a) of the Company Disclosure Schedule. The names of the awardees, date of all awards, the number of shares subject to such awards, the amount of shares vested thereunder and the amount of shares subject to proration pursuant to the LCAP are set hereof in Section 4.2(a) of the Company Disclosure Schedule.

         (b) Section 4.2(b) of the Company Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of the Company, including a listing of the jurisdiction of incorporation thereof. Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of such Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Assuming compliance by ICBC with Section 1.6 hereof, and the satisfaction of the conditions contained in Sections 8.1 and 8.2 hereof, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which the Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of the Company or any of its Subsidiaries.

         4.3 AUTHORITY; NO VIOLATION. (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of the Company's stockholders, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by ICBC) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         (b) The Company Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and, subject to the receipt of all regulatory approvals and the approval of the Company as the sole stockholder of the Company Bank, to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of the Company Bank and by the Company as the sole stockholder of the Company Bank. Upon the due and valid approval of the Bank Merger Agreement by the Company as the sole stockholder of the Company Bank and by the Board of Directors of the Company Bank, no other corporate proceedings on the part of the Company Bank will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by the Company Bank, will be duly and validly executed and delivered by the Company Bank and will (assuming due authorization, execution and delivery by ICBC Bank) constitute a valid and binding obligation of the Company Bank, enforceable against the Company Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         (c) Neither the execution and delivery of this Agreement by the Company or the execution and delivery of the Bank Merger Agreement by the Company Bank, nor the consummation by the Company of the transactions contemplated hereby or the Company Bank of the transactions contemplated by the Bank Merger Agreement, nor compliance by the Company with any of the terms or provisions hereof or the Company Bank with the provisions of the Bank Merger Agreement, will (i) violate any provision of the Restated Certificate of Incorporation or Bylaws of the Company, the Articles of Association or Bylaws of the Company Bank or the certificate of incorporation, bylaws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its

Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

         4.4 CONSENTS AND APPROVALS. Except for (a) the filing of applications and notices, as applicable, with the Office of Thrift Supervision ("OTS") under the Home Owners Loan Act, as amended ("HOLA"), and the rules and regulations of the OTS, with the FDIC under the Bank Merger Act and the Federal Deposit Insurance Act and the rules and regulations of the FDIC, and, to the extent applicable, the filing of applications and notices with the FRB and the OCC, and approval of such applications and notices, (b) the filing of such applications, filings, authorizations, orders and approvals as may be required under applicable state law (the "State Banking Approvals"), (c) the filing with the SEC of a proxy statement in definitive form relating to the meeting of the Company's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement") and the filing and declaration of effectiveness of the registration statement on Form S-4 (the "Form S-4") in which the Proxy Statement will be included as part of the prospectus contained therein, (d) the approval of this Agreement by the requisite vote of the stockholders of the Company, (e) the filing of the Certificate of Merger with the Secretaries pursuant to the DGCL and the NJBCA,
(f) approval of the listing of the ICBC Common Stock to be issued in the Merger on the Nasdaq/NMS, and (g) such other filings, authorizations or approvals as may be set forth in Section 4.4 of the Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or of or with any third party are necessary in connection with (1) the execution and delivery by the Company of this Agreement and the Bank Merger Agreement by the Company Bank and (2) the consummation by the Company of the Merger and the Company Bank of the Bank Merger Agreement and the other transactions contemplated hereby.

         4.5 REPORTS. The Company and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with (i) the FRB, (ii) the Office of the Comptroller (the "OCC"), (iii) the FDIC, (iv) any state banking commissions or any other state regulatory authority (each a "State Regulator") and (v) any other self-regulatory organization ("SRO") (collectively the "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries and except as set forth in Section
4.5 of the Company Disclosure Schedule, no Regulatory Agency has initiated any proceeding or investigation into the business or operations of the Company or any of its Subsidiaries since

December 31, 1995. Except as set forth in Section 4.5 of the Company Disclosure Schedule, there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries.

         4.6 FINANCIAL STATEMENTS. The Company has previously delivered to ICBC copies of (a) the consolidated statements of financial condition of the Company and its Subsidiaries as of December 31, for the fiscal years 1996 and 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1995, 1996 and 1997, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to the Company, and (b) the unaudited consolidated statement of financial condition of the Company and its Subsidiaries as of September 30, 1998 and the related unaudited consolidated statements of income, cash flows and changes in shareholders' equity for the nine-month periods then ended as reported in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1998 filed with the SEC under the Exchange Act. The December 31, 1997 consolidated statement of financial condition of the Company (including the related notes, where applicable) fairly presents the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present, and the financial statements to be filed with the SEC after the date hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed with the SEC after the date hereof will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed with the SEC after the date hereof will be, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

         4.7 BROKER'S FEES. Neither the Company nor any Subsidiary of the Company nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that the Company has engaged, and will pay a fee or commission to, Ryan, Beck & Co., Inc. ("Ryan, Beck") in accordance with the terms of a letter agreement between Ryan, Beck and the Company, a true and correct copy of which has been previously delivered by the Company to ICBC.

         4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Since September 30, 1998, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on the Company.

         (b) Since September 30, 1998, the Company and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

         (c) Except as set forth in Section 4.8(c) of the Company Disclosure Schedule, since December 31, 1998, neither the Company nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1998 (which amounts have been previously disclosed to ICBC), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus (except for salary increases and bonus payments made in the ordinary course of business consistent with past practices), (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (iv) had any union organizing activities.

         4.9 LEGAL PROCEEDINGS. (a) Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company's best knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Bank Merger Agreement.

         (b) Except as set forth in Section 4.9(a) of the Company Disclosure Schedule, there is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries.

         4.10 TAXES. (a) Each of the Company and its Subsidiaries has (i) duly and timely filed or will duly and timely file (including applicable extensions granted without penalty) all Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns which have been filed are, and those to be hereinafter filed will be, true, correct and complete in all material respects, and (ii) paid in full or made adequate provision in the financial statements of the Company (in accordance with GAAP) for all Taxes (as hereinafter defined) shown to be due on such Tax Returns and will pay in full or make adequate provision for all Taxes other than Taxes being contested by the Company in good faith for which adequate provision for on the financial statements of the Company (in accordance with GAAP) have been made. There are no material liens for Taxes upon the assets of either the Company or its Subsidiaries except for statutory liens for current Taxes not yet due. As of the date hereof (i) neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, and (ii) except as set forth in Section 4.10(a) of the Company Disclosure Schedule with respect to each taxable period of the Company and its Subsidiaries, the federal and state income Tax

Returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review. Neither the Company nor any of its Subsidiaries (i) has made an election under Section 341(f) of the Code, (ii) except as set forth in Section 4.10(a) of the Company Disclosure Schedule has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that would not be deductible under Section 280G of the Code, (iii) has issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(i) of the Code or any registration- required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form, or (iv) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

         (b) For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

         4.11 EMPLOYEES. (a) Section 4.11(a) of the Company Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each "stay in place" bonus, retention, employment, consulting, independent contractor, termination, severance or change in control agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by, or with respect to which an obligation or liability exists of (the "Plans"), the Company, any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the ERISA, for the benefit of any employee or director or former employee or former director of the Company, any Subsidiary or any ERISA Affiliate or any person who is an independent contractor or consultant to the Company, any of its Subsidiaries or any ERISA Affiliate.

         (b) The Company has heretofore delivered to ICBC with respect to each of the Plans true and correct copies of each of the following documents if applicable: (i) the Plan document, including all amendments thereto, and trust agreement or other funding arrangement including insurance contracts and policies; (ii) the actuarial report for such Plan for each of the last two years and any subsequent changes to actuarial assumptions; (iii) the most recent determination letter from the Internal Revenue Service ("IRS") for such Plan; and (iv) the most recent Form 5500, summary plan description and related summaries of material modifications.

         (c) Each of the Plans has been and is being operated and administered in accordance with its terms and is in compliance with applicable law, including but not limited to, the Code and ERISA; each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and the Company is not aware of any circumstances likely to result in the revocation of any such favorable determination letter except as set forth in Section 4.11(c) of the Company Disclosure Schedule; except as set forth in Section 4.11(c) of the Company Disclosure Schedule, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of the Company, its Subsidiaries or the ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary); no liability under Title IV of ERISA has been incurred by the Company, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company, its Subsidiaries or an ERISA Affiliate of incurring a material liability thereunder; no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Company nor any ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Plan pursuant to Title IV of ERISA (other than Pension Benefit Guarantee Corporation ("PBGC") premiums); to the knowledge of the Company, no proceedings have been instituted to terminate any Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any Plan (other than a reportable event with respect to which the thirty day notice period has been waived); no condition exists that presents a material risk to the Company of incurring a liability to or on account of a Plan pursuant to Title IV of ERISA; no Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA and no Plan is a multiple employer plan as defined in Section 413 of the Code; there are no pending or, to the knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto; except as set forth in Section 4.11(c) of the Company Disclosure Schedule, the fair market value of the assets of each Plan subject to Title IV of ERISA exceeds the present value of the benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under such Plan as of the most recent plan year end prior to the date hereof, calculated using the actuarial assumptions used in the most recent actuarial valuation of such Plan as of the date hereof; and there is not currently any legally binding commitment by the Company or any ERISA Affiliate to create an additional Plan or amend any Plan (except amendments to comply with law which do not materially increase the cost of such
Plan) and the Company and its Subsidiaries do not have any obligations for post-retirement or post-employment welfare benefits that cannot be amended or terminated upon sixty days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title 1 of ERISA or
Section 4980B of the Code, the premium cost of which is borne (to the extent permitted by law) by the insured individuals.

         4.12 SEC REPORTS. The Company has previously delivered to ICBC a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 1995 by the Company with the SEC pursuant to the Securities Act or the Exchange Act (the "Company Reports") and (b) communication mailed by the Company to its stockholders since December 31, 1995, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. The Company has timely filed all Company Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Company Reports complied with the published rules and regulations of the SEC with respect thereto.

         4.13 COMPANY INFORMATION. The information relating to the Company and its Subsidiaries which is provided to ICBC by the Company for inclusion in the Proxy Statement and the Form S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to ICBC or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder.

         4.14 COMPLIANCE WITH APPLICABLE LAW. The Company and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries knows of or has received notice of any violations of any of the above.

         4.15 CERTAIN CONTRACTS. (a) Except as set forth in Section 4.15(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract (whether written or oral including, but not limited to, any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan or other similar plan) (i) with respect to the employment of any directors, officers, employees or consultants,
(ii) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from ICBC, the Company, the Surviving Corporation or any of their respective Subsidiaries to any director, officer, employee or consultant thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company Reports, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 30 days or less notice involving the payment of more than $75,000 per annum, (v) which materially restricts the conduct of any line of business by the

Company or any of its Subsidiaries or (vi) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 4.15(a), whether or not set forth in Section 4.15(a) of the Company Disclosure Schedule, is referred to herein as a "Company Contract". The Company has previously delivered to ICBC true and correct copies of each Company Contract.

         (b) With respect to Company Contracts, (i) each Company Contract is valid and binding and in full force and effect and has received, if required, all regulatory and/or shareholder approvals, (ii) the Company and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Company Contract, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of the Company or any of its Subsidiaries under any Company Contract, and (iv) no other party to any Company Contract is, to the knowledge of the Company, in default in any respect thereunder.

         (c) Section 4.15 of the Company Disclosure Schedule contains a schedule showing the maximum monetary amounts payable, whether individually or in the aggregate (including any tax indemnification payments in respect of income and/or excise taxes), and identifying the types and estimated amounts of the in-kind benefits due under any Plan or Company Contract other than a tax-qualified plan for each director of the Company or Company Bank, each officer of the Company or the Company Bank with the position of vice president or higher and any consultant to the Company or the Company Bank, specifying the assumptions in such schedule.

         4.16 AGREEMENTS WITH REGULATORY AGENCIES. Except as set forth in
Section 4.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 4.16 of the Company Disclosure Schedule, a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Company or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

         4.17 ENVIRONMENTAL MATTERS. (a) Except as set forth in Section 4.17(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries, each of the Participation Facilities and, to the best knowledge of the Company, the Loan Properties (each as hereinafter defined), are in compliance with all applicable federal, state and local laws, including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws");

         (b) There is no suit, claim, action, proceeding or investigation, pending or, to the best knowledge of the Company, threatened (or to the best knowledge of the Company, no past or present actions activities, circumstances, conditions, events or incidents that could form the basis of any such suit, claim, action, proceeding, investigation or notice), before any Governmental Entity or other forum in which the Company, any of its Subsidiaries, any Participation Facility or any Loan Property (or person or entity whose liability for any such suit, claim, action, proceeding, investigation or notice the Company, any of its Subsidiaries, Participation Facility or Loan Property has or may have been retained or assumed either contractually or by operation of law), has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries, any Participation Facility or any Loan Property;

         (c) Except as set forth in Section 4.17(c) of the Company Disclosure Schedule, to the best knowledge of the Company, during the period of (x) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(z) the Company's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. Except as set forth in Section 4.17(c) of the Company Disclosure Schedule, to the best knowledge of the Company, prior to the period of (x) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(z) the Company's or any of its Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

         (d) The following definitions apply for purposes of this Section 4.17:
(x) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, hazardous or toxic substances, petroleum or other regulated substances or materials, (y) "Loan Property" means any property in which the Company or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (z) "Participation Facility" means any facility in which the Company or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

         4.18 OPINION. Prior to the execution of this Agreement, the Company has received an opinion from Ryan, Beck to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration is fair to the stockholders of the Company from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

         4.19 APPROVALS. As of the date of this Agreement, the Company knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger and the Bank Merger) should not be obtained.

         4.20 LOAN PORTFOLIO. (a) Except as set forth in Schedule 4.20(a) of the Company Disclosure Schedule, with respect to each loan owned by the Company or its Subsidiaries in whole or in part (each, a "Loan"), to the best knowledge of the Company:

                  (i) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                  (ii) neither the Company nor any of its Subsidiaries nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                  (iii) the Company or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or the Company's applicable participation interest, as applicable), except as otherwise referenced on the books and records of the Company;

                  (iv) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                  (v) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property which serves as security for a Loan, except as otherwise referenced on the books and records of the Company;

                  (vi) there is no pending or threatened litigation or proceeding relating to the property which serves as security for a Loan; and

                  (vii) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable.

         (b) Except as set forth in Section 4.20(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), under the terms of which the obligor was, as of December 31, 1998, 90 days or more delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan with any director, executive officer or five percent or greater stockholder of the Company or any of its Subsidiaries, or to the knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 4.20 of the Company Disclosure Schedule sets forth (i) all of the Loans of the Company or any of its Subsidiaries that as of December 31, 1998 were classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company and its Subsidiaries that as of December 31, 1998 were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (iii) each asset of the Company that as of December 31, 1998 was classified as "Other Real Estate Owned" and the book value thereof.

         4.21 PROPERTY. Each of the Company and its Subsidiaries has good and marketable title free and clear of all liens, encumbrances, mortgages, pledges, charges, defaults or equitable interests to all of the properties and assets, real and personal, tangible or intangible, which are reflected on the consolidated statement of financial condition of the Company as of September 30, 1998 or acquired after such date, except (i) liens for Taxes not yet due and payable or contested in good faith by appropriate proceedings, (ii) pledges to secure deposits and other liens incurred in the ordinary course of business,
(iii) such imperfections of title, easements and encumbrances, if any, as do not interfere with the use of the respective property as such property is used on the date of this Agreement, (iv) for dispositions and encumbrances of, or on, such properties or assets in the ordinary course of business and (v) mechanics', materialmen's, workmen's, repairmen's, warehousemen's, carrier's and other similar liens and encumbrances arising in the ordinary course of business. All leases pursuant to which the Company or any Subsidiary of the Company, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms and neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto, is in default thereunder. All material tangible properties of the Company and each of its Subsidiaries are in good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by the Company to be adequate for the current business of the Company and its Subsidiaries.

         4.22 REORGANIZATION. The Company has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

         4.23 ANTITAKEOVER PROVISIONS INAPPLICABLE. The Board of Directors of the Company has approved the transactions contemplated by this Agreement and the Bank Merger Agreement such that the provisions of Section 14A:10A-5 of the NJBCA and 49:5-3 of the New Jersey Revised Statutes will not apply to this Agreement, the Bank Merger Agreement or any of the transactions contemplated hereby or thereby.

         4.24 INSURANCE. The Company and its Subsidiaries are presently insured, and since December 31, 1995 have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by the Company and its Subsidiaries are in full force and effect, the Company and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

         4.25 INVESTMENT SECURITIES; BORROWINGS; DEPOSITS. (a) Except for investments in Federal Home Loan Bank Stock, pledges to secure Federal Home Loan Bank borrowings and reverse repurchase agreements entered into in arm's-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business, restrictions that exist for securities to be classified as "held to maturity," and securities pledged with respect to certain public and fiduciary deposits in the ordinary course of business, none of the investments reflected in the consolidated balance sheet of the Company included in the Company's Report on Form 10-Q for the quarter ended September 30, 1998 and none of the investment securities held by it or any of its Subsidiaries since September 30, 1998 is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

         (b) Neither the Company nor any Subsidiary is a party to or has agreed to enter into an exchange-traded or over the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the consolidated statements of condition and is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with regulatory requirements and listed (as of the date hereof) in Section 4.25(b) of the Company Disclosure Schedule or disclosed in any Company Reports filed on or prior to the date hereof.

         (c) Set forth in Section 4.25(c) of the Company Disclosure Schedule is a true and correct list of the Company's borrowed funds (excluding deposit accounts) as of the date hereof.

         (d) None of the deposits of the Company or any of its Subsidiaries is a "brokered" deposit.

         4.26 INDEMNIFICATION. Except as provided in the Company Contracts or the Restated Certificate of Incorporation or Bylaws of the Company, neither the Company nor any Company Subsidiary is a party to any indemnification agreement with any of its present or former directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of the Company (a "Covered Person"), and, to the best knowledge of the Company, there are no claims for which any Covered Person would be entitled to indemnification under the Restated Certificate of Incorporation or Bylaws of the Company or any Subsidiary of the Company, applicable law or regulation or any indemnification agreement.

         4.27 YEAR 2000 MATTERS. Section 4.27 of the Company Disclosure Schedule contains a true and correct copy of the Company's plan for addressing year 2000 computer issues (the "Year 2000 Plan"). The Company is in compliance with the Company's Year 2000 Plan. The Company Bank has been examined by the OCC with respect to being "Year 2000 Compliant" and neither the Company nor the Company Bank has received any written communication from the OCC commenting adversely with respect to the ability of the Company Bank to become Year 2000 compliant.

         4.28. UNDISCLOSED LIABILITIES. Except (a) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company as of September 30, 1998 and (b) for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1998 that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expect to have, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF ICBC

         Subject to Article III, ICBC hereby represents and warrants to the Company (subject to the ICBC Disclosure Schedule) as follows:

         5.1 CORPORATE ORGANIZATION. (a) ICBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ICBC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. ICBC is duly registered as a savings and loan holding company under the HOLA. The Certificate of Incorporation and Bylaws of ICBC, copies of which have previously been delivered to the Company, are true and correct copies of such documents as in effect as of the date of this Agreement.

         (b) Independence Community Bank ("ICBC Bank") is a stock savings bank duly organized, validly existing and in good standing under the laws of the State of New York. The deposit accounts of ICBC Bank are insured by the FDIC through the BIF and the Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. Each of ICBC's other Subsidiaries which is a "Significant Subsidiary" (each a "Significant Subsidiary" and together the "Significant Subsidiaries") as such term is defined in Regulation S-X promulgated by the SEC is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Significant Subsidiary of ICBC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Restated Organization Certificate, Bylaws and other similar governing documents of ICBC Bank, copies of which have previously been delivered to the Company, are true and correct copies of such documents as in effect as of the date of this Agreement.

         (c) The minute books of ICBC and each of its Significant Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1995 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

         5.2 CAPITALIZATION. (a) As of the date of this Agreement, the authorized capital stock of ICBC consists of 125,000,000 shares of ICBC Common Stock and 25,000,000 shares of preferred stock, par value $0.01 per share ("ICBC Preferred Stock"). As of the date hereof, there were 71,421,563 shares of ICBC Common Stock and no shares of ICBC Preferred Stock issued and outstanding, and 4,622,187 shares of ICBC Common Stock held in ICBC's treasury. As of the date of this Agreement, no shares of ICBC Common Stock or ICBC Preferred Stock were reserved for issuance, except that 7,041,088 shares of ICBC Common Stock were reserved for issuance upon the exercise of stock options pursuant to the Independence Community Bank Corp. 1998 Stock Option Plan (the "ICBC Stock Plan"). All of the issued and outstanding shares of ICBC Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as referred to above or reflected in Section 5.2(a) of the ICBC Disclosure Schedule, ICBC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of ICBC Common Stock or ICBC Preferred Stock or any other equity securities of ICBC or any securities representing the right to purchase or otherwise receive any shares of ICBC Common Stock or ICBC Preferred Stock. The shares of ICBC Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

         (b) Section 5.2(b) of the ICBC Disclosure Schedule sets forth a true and correct list of all of the ICBC Subsidiaries as of the date of this Agreement. Except as set forth in Section 5.2(b) of the ICBC Disclosure Schedule, as of the date of this Agreement, ICBC owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of ICBC, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Subsidiary of ICBC has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of ICBC calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

          5.3 AUTHORITY; NO VIOLATION. (a) ICBC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of ICBC, and no other corporate proceedings on the part of ICBC are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ICBC and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a valid and binding obligation of ICBC, enforceable against ICBC in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         (b) ICBC Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of ICBC Bank. Upon the due and valid approval of the Bank Merger Agreement by ICBC, as the sole stockholder of ICBC Bank, and by the Board of Directors of ICBC Bank, no other corporate proceedings on the part of ICBC Bank will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by ICBC Bank, will be duly and validly executed and delivered by ICBC Bank and will (assuming due authorization, execution and delivery by ICBC Bank) constitute a valid and binding obligation of ICBC Bank, enforceable against ICBC Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         (c) Except as set forth in Section 5.3(b) of the ICBC Disclosure Schedule, neither the execution and delivery of this Agreement by ICBC or the Bank Merger by ICBC Bank, nor the consummation by ICBC of the transactions contemplated hereby or thereby, nor compliance by ICBC with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of ICBC, or the restated organization certificate, articles of incorporation or bylaws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in
Section 5.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to ICBC or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of ICBC or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which ICBC or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have or be reasonably likely to have a material adverse effect on ICBC's ability to consummate the transactions contemplated hereby or ICBC Bank's ability to consummate the transactions contemplated by the Bank Merger Agreement.

         5.4 CONSENTS AND APPROVALS. Except for (a) the filing of applications and notices, as applicable, with the OTS under the HOLA and the rules and regulations of the OTS, the FDIC under the Bank Merger Act and the Federal Deposit Insurance Act and the rules and regulations of the FDIC, and, if applicable, filing of applications and notices with the FRB and the OCC, and approval of such applications and notices, (b) the State Banking Approvals, (c) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the Form S-4, (d) the filing of the Certificate of Merger with the Secretaries pursuant to the DGCL and the NJBCA, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of ICBC Common Stock pursuant to this Agreement, (f) approval of the listing for quotation of the ICBC Common Stock to be issued in the Merger on the Nasdaq/NMS, and (g) such other filings, authorizations or approvals as may be set forth in
Section 5.4 of the ICBC Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or of or with any third party are necessary in connection with (1) the execution and delivery by ICBC of this Agreement and (2) the consummation by ICBC of the Merger and the other transactions contemplated hereby.

         5.5 REPORTS. ICBC and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of ICBC and its Subsidiaries, and except as set forth in Section 5.5 of the ICBC Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the knowledge of ICBC, investigation into the business or operations of ICBC or any of its Subsidiaries since December 31, 1995. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of ICBC or any of its Subsidiaries.

         5.6 FINANCIAL STATEMENTS. ICBC has previously made available to the Company copies of (a) the consolidated statements of financial condition of ICBC and its Subsidiaries as of March 31 for the fiscal years 1997 and 1998 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal years 1996, 1997 and 1998, inclusive, as reported in ICBC's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Ernst & Young LLP, independent public accountants with respect to ICBC, and (b) the unaudited consolidated statement of financial condition of ICBC and its Subsidiaries as of September 30, 1998 and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the six-month periods then ended as reported in ICBC's Quarterly Report on Form 10-Q for the period ended September 30, 1998 filed with the SEC under the Exchange Act. The March 31, 1998 consolidated statement of financial condition of ICBC (including the related notes, where applicable) fairly presents the consolidated financial condition of ICBC and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 5.6 (including the related notes, where applicable) fairly present and the financial statements to be filed with the SEC after the date hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in stockholders' equity and consolidated financial condition of ICBC and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies, and the financial statements to be filed with the SEC after the date hereof will comply in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed with the SEC after the date hereof will be, prepared in accordance in all material respects with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of ICBC and its Significant Subsidiaries have been, and are being, maintained in accordance in all material respects with GAAP and any other applicable legal and accounting requirements.

         5.7 BROKER'S FEES. Neither ICBC nor any Subsidiary of ICBC, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that ICBC has engaged, and will pay a fee or commission to, Merrill Lynch & Co. ("Merrill Lynch").

         5.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as may be disclosed in any ICBC Report (as defined in Section 5.12) filed with the SEC prior to the date of this Agreement, since September 30, 1998, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on ICBC.

         5.9 LEGAL PROCEEDINGS. As of the date of this Agreement, there are no judicial, administrative, arbitral or other actions, suits, proceeding or investigations pending or, to ICBC's knowledge, threatened, against ICBC or any of its Subsidiaries which, if adversely determined. would materially adversely affect the ability of ICBC to consummate the transactions contemplated hereby. As of the date of this Agreement, to the best of ICBC's knowledge, there is no reasonable basis for any other proceeding, claim, action or governmental investigation against ICBC or any Subsidiary, except such proceedings, claims, actions or governmental investigations which would not have a material adverse effect on the ability of ICBC to consummate the transactions contemplated hereby.

         5.10 TAXES. Except as set forth in Section 5.10 of the ICBC Disclosure Schedule, each of ICBC and its Subsidiaries has (i) duly and timely filed and will duly and timely file (including applicable extensions granted without penalty) all material Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct in all material respects, and (ii) paid in full or made adequate provision in the financial statements of ICBC (in accordance with GAAP) for all material Taxes shown to be due on such Tax Returns. Except as set forth in Section 5.10 of the ICBC Disclosure Schedule, (i) as of the date hereof, neither ICBC nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, and (ii) as of the date hereof, with respect to each taxable period of ICBC and its Subsidiaries, the federal and state income Tax Returns of ICBC and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review. Except as set forth in Section 5.10 of the ICBC Disclosure Schedule, neither ICBC nor any of its Subsidiaries (i) has made an election under Section 341(f) of the Code, (ii) has issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163f(i) of the Code or any registration-required obligation within the meaning of
Section 163f(2) of the Code that is not in registered form, (iii) has made any payment, is obligated to make payment, or is party to any agreement that could obligate it to make any payment that would not be deductible under Section 280G of the Code or (iv) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

         5.11 EMPLOYEES. (a) Section 5.11(a) of the ICBC Disclosure Schedule sets forth a true and correct list of each deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA) that is sponsored, maintained or contributed to or required to be contributed to as of the date of this Agreement by, or with respect to which an obligation or liability exists of (the "ICBC Plans"), ICBC, any of its Subsidiaries or any trade or business, whether or not incorporated (an "ICBC ERISA Affiliate"), all of which together with ICBC would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of ICBC, any Subsidiary or any ICBC ERISA Affiliate.

         (b) Except as set forth in Section 5.11(b) of the ICBC Disclosure Schedule, each of the ICBC Plans is in compliance in all material respects with applicable law, including but not limited to, the Code and ERISA; each of the ICBC Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS; no ICBC Plan has an accumulated or waived funding deficiency within the meaning of
Section 412 of the Code; neither ICBC nor any ICBC ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of an ICBC Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of ICBC, no proceedings have been instituted to terminate any ICBC Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any ICBC Plan (other than a reportable event with respect to which the thirty day notice period has been waived); no condition exists that presents a material risk to ICBC of incurring a liability to or on account of an ICBC Plan pursuant to Title IV of ERISA; no ICBC Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA and no ICBC Plan is a multiple employer plan as defined in
Section 413 of the Code; there are no pending or, to the knowledge of ICBC, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the ICBC Plans or any trusts related thereto; the fair market value of the assets of each ICBC Plan subject to Title IV of ERISA exceeds the present value of the benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under such ICBC Plan as of the most recent plan year end prior to the date hereof, calculated using the actuarial assumptions used in the most recent actuarial valuation of such Plan as of the date hereof; with respect to each qualified plan which is an employee stock ownership plan (as defined in Section 4975(e)(7) of the Code), any assets of any such plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness; and there is not currently any legally binding commitment by ICBC or any ICBC ERISA Affiliate to create an additional ICBC Plan or amend any ICBC Plan (except amendments to comply with law which do not materially increase the cost of such Plan) and ICBC and its Subsidiaries do not have any obligations for post-retirement or post-employment welfare benefits that cannot be amended or terminated upon sixty days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title 1 of ERISA or Section 4980B of the Code, the premium cost of which is borne (to the extent permitted by law) by the insured individuals.

         5.12 SEC REPORTS. ICBC has previously delivered to the Company a true and correct copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 1996 by ICBC with the SEC pursuant to the Securities Act or the Exchange Act (the "ICBC Reports") and (b) communication mailed by ICBC to its stockholders since March 13, 1998, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. ICBC has timely filed all ICBC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all ICBC Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

         5.13 ICBC INFORMATION. The information relating to ICBC and its Subsidiaries to be contained in the Proxy Statement and the Form S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply with the provisions of the

Exchange Act and the rules and regulations thereunder. The Form S-4 will comply with the provisions of the Securities Act and the rules and regulations thereunder.

         5.14 COMPLIANCE WITH APPLICABLE LAW. ICBC and each of its Subsidiaries holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respect with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to ICBC or any of its Subsidiaries and neither ICBC nor any of its Subsidiaries knows of or has received notice of any violations of any of the above.

         5.15 OWNERSHIP OF COMPANY COMMON STOCK. Neither ICBC nor any of its affiliates or associates (as such terms are defined under the Exchange Act) beneficially owns, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company (other than Trust Account Shares and DPC Shares).

         5.16 AGREEMENTS WITH REGULATORY AGENCIES. Neither ICBC nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Section 5.16 of the ICBC Disclosure Schedule, an "ICBC Regulatory Agreement"), any Governmental Entity that restricts materially the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has ICBC or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any ICBC Regulatory Agreement.

         5.17 OPINION. Prior to the execution of this Agreement, ICBC has received an oral opinion from Merrill Lynch to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration pursuant to this Agreement is fair from a financial point of view to ICBC. Such opinion has not been amended or rescinded as of the date of this Agreement.

         5.18 ENVIRONMENTAL MATTERS. (a) Each of ICBC and its Subsidiaries, each of the Participation Facilities and, to the best knowledge of ICBC, the Loan Properties (each as hereinafter defined), are in compliance with Environment Laws and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials in the environment or workplace;

         (b) There is no suit, claim, action, proceeding or investigation, pending or, to the best knowledge of ICBC, threatened (or to the best knowledge of ICBC, no past or present actions activities, circumstances, conditions, events or incidents that could form the basis of any such suit, claim, action, proceeding, investigation or notice), before any Governmental Entity or other forum in which ICBC, any of its Subsidiaries, any Participation Facility or any Loan Property (or person or entity whose liability for any such suit, claim, action, proceeding, investigation or notice ICBC, any of its Subsidiaries, Participation Facility or Loan Property has or may have been retained or assumed either contractually or by operation of law), has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Material whether or not occurring at or on a site owned, leased or operated by ICBC or any of its Subsidiaries, any Participation Facility or any Loan Property;

         (c) To the best knowledge of ICBC, during the period of (x) ICBC's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (y) ICBC's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) ICBC's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the best knowledge of ICBC, prior to the period of (x) ICBC's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties,
(y) ICBC's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) ICBC's or any of its Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

         (d) The following definitions apply for purposes of this Section 5.18:
(x) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, hazardous or toxic substances, petroleum or other regulated substances or materials, (y) "Loan Property" means any property in which ICBC or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (z) "Participation Facility" means any facility in which ICBC or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

         5.19 LOAN PORTFOLIO. Except as set forth in Section 5.19 of the ICBC Disclosure Schedule, neither ICBC nor any of its Subsidiaries is a party to any written or oral Loans, other than Loans the unpaid principal balance of which does not exceed $350,000, under the terms of which the obligor was, as of December 31, 1998, 90 days or more delinquent in payment of principal or interest or in default of any other provision. Section 5.19 of the ICBC Disclosure Schedule sets forth (i) all of the Loans of ICBC or any of its Subsidiaries that as of December 31, 1998 were classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of ICBC and its Subsidiaries that as of December 31, 1998 were classified as nonaccrual, together with the aggregate principal amount on such Loans by category and (iii) each asset of ICBC that as of December 31, 1998 was classified as "Other Real Estate Owned" and the book value thereof.

         5.20 INSURANCE. ICBC and its Subsidiaries are presently insured, and since December 31, 1995 have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by ICBC and its Subsidiaries are in full force and effect, ICBC and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

         5.21 YEAR 2000 MATTERS. Section 5.21 of the ICBC Disclosure Schedule contains a true and correct copy of ICBC's plan for addressing year 2000 computer issues (the "Year 2000 Plan"). ICBC is in compliance with ICBC's Year 2000 Plan. ICBC Bank has been examined by the FDIC with respect to being "Year 2000 Compliant" and neither ICBC nor ICBC Bank has received any written communication from the FDIC commenting adversely with respect to the ability of ICBC Bank to become Year 2000 compliant.

         5.22 APPROVALS. As of the date of this Agreement, ICBC knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger and the Bank Merger) should not be obtained.

         5.23 REORGANIZATION. ICBC has no reason to believe that the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

                                   ARTICLE VI

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         6.1 COVENANTS OF THE COMPANY. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall use commercially reasonable efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with past practices and prudent banking practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of the Company, the Company Bank, ICBC or ICBC Bank to perform its covenants and agreements on a timely basis under this Agreement, and (iv) take no action which would adversely affect or delay the ability of the Company, the Company Bank, ICBC or ICBC Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the Company Disclosure Schedule or as otherwise specifically provided by this Agreement or consented to in writing by ICBC, the Company shall not, and shall not permit any of its Subsidiaries to:

                  (a) solely in the case of the Company, declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than normal quarterly dividends not in excess of $0.12 per share of Company Common Stock;

                  (b) (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof) any shares of the capital stock of the Company or any Subsidiary of the Company, or any securities convertible into or exercisable for any shares of the capital stock of the Company or any Subsidiary of the Company, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, except, in the case of clauses (ii) and (iii), for the issuance of Company Common Stock upon the exercise or fulfillment of rights or options issued or existing or grants made pursuant to the Company Option Plans or the LCAP, all to the extent outstanding and in existence on the date of this Agreement as set forth in the Company Disclosure Schedule and in accordance with their present terms;

                  (c) amend its certificate of incorporation, articles of association or bylaws or other similar governing documents;

                  (d) (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase, lease or other acquisition of, all or more than 10% of the assets or any equity securities of the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"),
(ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or (iii) authorize or permit any of its directors, officers, employees or agents to directly or indirectly engage in any of the activities specified in clauses (i) or (ii); provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from engaging in any negotiations or discussions with, or providing any confidential information or data to, any person who has made an unsolicited bona fide written Acquisition Proposal, if and only to the extent that, in each such case referred to above, (A) the Board of Directors of the Company, based upon written advice of outside legal counsel, in good faith deems such action to be legally necessary for the proper discharge of its fiduciary duties under applicable law and (B) the Board of Directors of the Company determines in good faith (based upon written advice of its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the Acquisition Proposal and the person making the Acquisition Proposal and would, if consummated, result in a more favorable transaction than the transaction contemplated by this Agreement; provided further, however, that the Company may communicate information about any such Acquisition Proposal to its stockholders if, in the judgment of the Company's Board of Directors, based upon the written advice of outside counsel, such communication is required under applicable law. The Company will notify ICBC immediately orally (within one day) and in writing (within three days) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company after the date hereof, and the identity of the person making such inquiry, proposal or offer and the substance thereof and will keep ICBC informed of any developments with respect thereto immediately upon occurrence thereof. Subject to the foregoing, the Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company and its Subsidiaries will take the necessary steps to inform their respective officers, directors, agents, and representatives (including, without limitation, any investment banker, attorney or accountant retained by it) of the obligations undertaken in this Section 6.1(d). The Company will promptly request each person (other than ICBC) that has executed a confidentiality agreement prior to the date hereof in connection with its consideration of a business combination with the Company or any of its Subsidiaries to return or destroy all confidential information previously furnished to such person by or on behalf of the Company or any of its Subsidiaries. The Company shall take all steps reasonably necessary to enforce all such confidentiality agreements;

                  (e) make any capital expenditures other than those which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair, (ii) are set forth in Section 6.1(e) of the Company Disclosure Schedule, and (iii) in any event (excluding those expenditures set forth in Section 6.1(e) of the Company Disclosure Schedule) are in an amount of no more than $100,000 in the aggregate;

                  (f) enter into any new line of business;

                  (g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;

                  (h) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

                  (i) change its methods of accounting in effect at September 30, 1998, except as required by changes in GAAP or regulatory accounting principles as concurred in writing by the Company's independent auditors;

                  (j) (i) except as required by applicable law or as required to maintain qualification pursuant to the Code, adopt, amend or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan, trust, other funding arrangement or policy between the Company or any Subsidiary of the Company and one or more of its current or former directors, officers, employees or independent contractors except as required pursuant to irrevocable commitments existing on the date of this Agreement, change any trustee or custodian of the assets of any plan or transfer plan assets among trustees or custodians, (ii) increase or accelerate payment of in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof, except (A) as may be required pursuant to binding commitments existing on the date hereof as set forth in Section 4.15 of the Company Disclosure Schedule, (B) as may be required by applicable law, and (C) in the case of employees who are not officers at the level of Vice President or above, normal salary increases in the ordinary course of business consistent with past practice, or (iii) grant or award any stock options, stock appreciation rights, restricted stock, restricted stock units, performance units or shares or awards under the LCAP (provided, however that the awards for a maximum of 28,698 shares of Company Common Stock under the current three year cycle of the LCAP may be prorated pursuant to Section 4.8 of the
LCAP);

                  (k) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements except as otherwise specifically contemplated by this Agreement;

                  (l) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                  (m) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

                  (n) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any employment, consulting or severance agreement or of any material contract, agreement or lease for goods, services or office space to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date;

                  (o) other than in the ordinary course of business consistent with past practice, in individual amounts not to exceed $100,000, and other than investments for the Company's portfolio made in accordance with Section 6.1(p), make any investment either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any other individual, corporation or other entity;

                  (p) make any investment in any debt security, including mortgage-backed and mortgage related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities which would not be considered "high risk" securities under applicable regulatory pronouncements, that are purchased in the ordinary course of business consistent with past practice;

                  (q) enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $100,000 per annum and other than contracts or agreements covered by Section 6.1(t);

                  (r) settle any claim, action or proceeding involving any liability of the Company or any of its Subsidiaries for money damages in excess of $100,000 or involving any material restrictions upon the operations of the Company or any of its Subsidiaries;

                  (s) except in the ordinary course of business and in amounts less than $100,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

                  (t) (i) make or commit to make any new loan or other extension of credit in an amount of $300,000 or more, renew for a period in excess of one year any existing loan or other extension of credit in an amount of $300,000 or more, or increase by $300,000 or more the aggregate credit outstanding to any borrower or group of affiliated borrowers, except such loan originations, commitments, extensions, renewals or increases that have been reviewed by ICBC, or (ii) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, other than in the ordinary course of business consistent with past practice and in strict compliance with the Company's current Board-approved loan policies as in effect on the date hereof;

                  (u) incur any additional borrowings beyond those set forth in the Company Disclosure Schedule other than short-term (with a final maturity of two years or less) Federal Home Loan Bank borrowings and reverse repurchase agreements consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of the Company or any Subsidiary in effect at the date hereof or in connection with borrowings or reverse repurchase agreements permitted hereunder. Deposits shall not be deemed to be borrowings within the meaning of this paragraph;

                  (v) make any investment or commitment to invest in real estate or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans and investments or commitments approved by the Board of Directors of the Company prior to the date of this Agreement and disclosed in writing to ICBC, provided, however, the Company shall not take any further action with respect to the loans and properties set forth in Section
4.17 of the Company Disclosure Schedule without the prior consent of ICBC;

                  (w) except pursuant to commitments existing at the date hereof which have previously been disclosed in writing to the ICBC, make any real estate loans secured by undeveloped land or real estate located outside the State of New Jersey;

                  (x) establish or make any commitment relating to the establishment of any new branch or other office facilities other than those for which all regulatory approvals have been obtained; with respect to any such new branch or other office facility for which regulatory approval has been received, make any capital expenditures that in the aggregate would exceed $50,000, other than as set forth in Section 6.1(x) of the Company Disclosure Schedule;

                  (y) organize, capitalize, lend to or otherwise invest in any Subsidiary, or invest in or acquire a 10% or greater equity or voting interest in any firm, corporation or business enterprise;

                  (z) appoint or nominate for election to the Board of Directors of the Company any person who is not a member of the Board of Directors of the Company as of the last Company Report; or

                  (aa) agree to do any of the foregoing.

         6.2 COVENANTS OF ICBC. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, ICBC shall use commercially reasonable efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with past practices and prudent banking practice, (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of the Company or ICBC to perform its covenants and agreements on a timely basis under this Agreement, and (iv) take no action which would adversely affect or delay the ability of the Company, ICBC, the Company Bank or ICBC Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction. Without limiting the generality of the foregoing, and except as set forth in
Section 6.2 of the ICBC Disclosure Schedule or as otherwise specifically provided by the Agreement or consented to in writing by the Company, ICBC shall not, and shall not permit any of its Subsidiaries to:

                  (a) solely in the case of ICBC, declare or pay any dividends on or make any other distributions in respect of any of its capital stock other than its regular quarterly dividends;

                  (b) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

                  (c) change its methods of accounting in effect at September 30, 1998, except in accordance with changes in GAAP or regulatory accounting principles as concurred in by ICBC's independent auditors;

                  (d) repurchase any of the ICBC Common Stock during the Pricing Period or the three (3) consecutive trading days immediately preceding the commencement of the Pricing Period; or

                  (e) agree to do any of the foregoing.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 REGULATORY MATTERS. (a) Within forty-five days after the date hereof or as soon as thereafter as is reasonably practicable, ICBC and the Company shall promptly prepare and file with the SEC the Proxy Statement and ICBC shall promptly prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a part of the prospectus contained therein. Each of the Company and ICBC shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter mail the Proxy Statement to its stockholders. ICBC shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

                  (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to prepare and file within forty-five (45) days after the date hereof or as soon as thereafter as is reasonably practicable, all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Bank Merger). The Company and ICBC shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or ICBC, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                  (c) ICBC and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of ICBC, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

                  (d) ICBC and the Company shall promptly furnish each other with copies of written communications received by ICBC or the Company, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

         7.2 ACCESS TO INFORMATION. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, it shall, and shall cause its Subsidiaries to, make available to the other party all information concerning its business, properties and personnel as the other party may reasonably request.

         Neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) All information furnished pursuant to Section 7.2(a) shall be subject to, and each of the Company and ICBC shall hold all such information in confidence in accordance with, the provisions of the confidentiality agreement, dated November 5, 1998 (the "Confidentiality Agreement"), between ICBC and the Company.

                  (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

         7.3 STOCKHOLDER MEETING. The Company shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to be held as soon as is reasonably practicable after the date on which the Form S-4 becomes effective for the purpose of voting upon the approval and adoption of this Agreement and the consummation of the transactions contemplated hereby. The Company will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement, unless the Board of Directors determines, based upon written advice of outside legal counsel, that the fiduciary duties of such Board preclude it from making such recommendation. The Company shall engage a nationally recognized proxy solicitation firm mutually acceptable to the Company and ICBC to assist the Company in solicitation of the approval and adoption of the Agreement by its shareholders at the meeting thereof called to consider the Agreement.

         7.4 LEGAL CONDITIONS TO MERGER. Each of ICBC and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or ICBC or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

         7.5 AFFILIATES. Promptly, but in any event within one week after the execution and delivery of this Agreement, the Company shall deliver to ICBC a letter identifying all persons who, to the knowledge of the Company, may be deemed to be "affiliates" of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company, together with executed letter agreements, each substantially in the form of Exhibit B hereto, executed by each such person so identified as an affiliate of the Company agreeing (i) to comply with Rule 145 and (ii) to be present in person or by proxy and vote in favor of the Merger at the Company's stockholders' meeting.

         7.6 STOCK EXCHANGE LISTING. ICBC shall use its reasonable best efforts to cause the shares of ICBC Common Stock to be issued in the Merger to be approved for listing for quotation on the Nasdaq/NMS, subject to official notice of issuance, as of the Effective Time.

         7.7 EMPLOYEE BENEFIT PLANS; EXISTING AGREEMENTS. (a) As of or as soon as practicable following the Effective Time, the employees of the Company and its Subsidiaries (the "Company Employees") shall become employees of ICBC or a Subsidiary thereof and shall be eligible to participate in the employee benefit plans of ICBC and its Subsidiaries in which similarly situated employees of ICBC or ICBC Bank participate, to the same extent as similarly situated employees of ICBC or ICBC Bank (it being understood that inclusion of Company Employees in such employee benefit plans may occur at different times with respect to different plans); provided, however, that (i) nothing contained herein shall require ICBC or any of its Subsidiaries to make any grants to any Company Employee under either the ICBC Stock Plan or the ICBC 1998 Recognition and Retention Plan and Trust Agreement, it being understood that any such grants are completely discretionary, and (ii) other than as provided in Section 7.13(b) hereof, nothing contained herein shall require ICBC or any of its Subsidiaries to permit a Company Employee who is receiving severance as a result of the transactions contemplated by this Agreement pursuant to any employment, severance, consulting or other compensation agreements, plans and arrangements with the Company or any of its Subsidiaries to participate in any severance or change in control agreement or plan offered by ICBC or any of its Subsidiaries. The Company agrees to take any necessary actions to cease benefit accruals under any Plan that is a tax-qualified defined benefit plan as of the Effective Time.

                  (b) With respect to each ICBC Plan, for purposes of determining eligibility to participate, vesting, and vacation entitlement (but not for accrual of pension benefits), service with the Company shall be treated as service with ICBC; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each ICBC Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Plan. Company Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the ICBC Plan during the applicable plan year.

                  (c) As of the Effective Time, ICBC shall assume and honor and shall cause the appropriate Subsidiaries of ICBC to assume and honor in accordance with their terms all employment, severance, consulting and other compensation agreements, plans and arrangements existing immediately prior to the execution of this Agreement which are between the Company or any of its Subsidiaries and any director, officer or employee thereof and which have been disclosed in Section 7.7(c) of the Company Disclosure Schedule. ICBC acknowledges and agrees that (i) the Merger constitutes a "Change in Control" for all purposes pursuant to such agreements and arrangements, and (ii) in light of ICBC's plans relating to management assignments and responsibilities with respect to the business of ICBC from and after the Effective Time, each director, officer or employee who is a party to, or is otherwise subject to, any such agreement or arrangement will, upon consummation of the Merger, be entitled to receive the severance or other similar benefits that are provided thereunder in the event of a termination of employment for "Good Reason" as defined in such agreements and arrangements (whether or not such person continues in the employment of ICBC or its subsidiaries). Any director, officer or employee of the Company or any of its Subsidiaries who is a party to an agreement set forth in Section 7.7(c) of the Company Disclosure Schedule shall be entitled to receive the cash benefits payable under such agreement within 30 days following the Closing Date; provided, however, that (i) the amounts payable shall not exceed, individually or in the aggregate, the amounts reflected in Section 4.15 of the Company Disclosure Schedule (except to the extent that any tax indemnification payments in respect of income and/or excise taxes change due to changes in the assumptions underlying such amounts) and (ii) the employee executes and delivers to the Company an instrument in form and substance satisfactory to ICBC releasing ICBC and its affiliates from any further liability for monetary payments under such agreement. To the extent that a director, officer or employee of the Company or any of its Subsidiaries is entitled to the continued receipt of miscellaneous fringe benefits pursuant to an agreement set forth in Section 7.7(c) of the Company Disclosure Schedule, and such director, officer or employee becomes a director, officer or employee of ICBC or any of its Subsidiaries following the Effective Time and as a result becomes entitled to receive comparable fringe benefits in his or her capacity as a director, officer or employee of ICBC or any of its Subsidiaries, then the fringe benefits provided to such person shall be deemed to be provided in connection with such person's service as a director, officer or employee of ICBC or any of its Subsidiaries for so long as such person serves in such capacity and shall be in lieu of, and not in addition to, any fringe benefits that would have otherwise been provided pursuant to the agreement set forth in Section 7.7(c) of the Company Disclosure Schedule.

         7.8 INDEMNIFICATION. (a) It is understood and agreed that after the Effective Time, ICBC shall indemnify and hold harmless, to the fullest extent that the Company is permitted to indemnify (including advancement of expenses) its directors and officers under New Jersey law or OCC regulations, as applicable, and the Restated Certificate of Incorporation and Bylaws of the Company as in effect at the Effective Time, any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any of its Subsidiaries (the "Indemnified Parties") against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with ICBC; provided, however, that (1) ICBC shall have the right to assume the defense thereof and upon such assumption ICBC shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if ICBC elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between ICBC and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with ICBC, and ICBC shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) ICBC shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) ICBC shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) ICBC shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 7.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify ICBC thereof, provided that the failure to so notify shall not affect the obligations of ICBC under this Section 7.8 except to the extent such failure to notify materially prejudices ICBC. ICBC's obligations under this
Section 7.8 shall continue in full force and effect for a period of six years from and after the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

                  (b) ICBC shall cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that ICBC may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy or single premium tail coverage with policy limits equal to the Company's existing annual coverage limits) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall ICBC be required to expend an aggregate premium for such six-year period in excess of 200% of the current annual premiums expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if ICBC is unable to maintain or obtain the insurance called for by this Section 7.8(b), ICBC shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

                  (c) In the event ICBC or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of ICBC assume the obligations set forth in this Section.

                  (d) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         7.9 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by ICBC.

         7.10 COORDINATION OF DIVIDENDS. After the date of this Agreement, the Company shall coordinate the declaration of any dividends in respect of the Company Common Stock and the record dates and payment dates relating thereto with that of the ICBC Common Stock, it being the intention of the parties that the holders of ICBC Common Stock or Company Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter with respect to their shares of ICBC Common Stock and/or Company Common Stock and any shares of ICBC Common Stock any holder of Company Common Stock receives in exchange therefor in the Merger.

         7.11 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the others of (a) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results or operations of such party and its Subsidiaries taken as a whole to which such party or any Subsidiary is a party or is subject; and (b) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Event. Each of the Company and ICBC shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

         7.12 CERTAIN MATTERS, CERTAIN REVALUATIONS, CHANGES AND ADJUSTMENTS. At or before the Effective Time, upon the request of ICBC, the Company shall, consistent with GAAP, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied consistently on a mutually satisfactory basis with those of ICBC and establish such accruals and reserves as shall be necessary to reflect Merger-related expenses and costs incurred by the Company, provided, however, that the Company shall not be required to take such action (A) more than five days prior to the Effective Time, and (B) unless ICBC agrees in writing that all conditions to closing set forth in Article VIII have been satisfied or waived (other than those conditions relating to delivery of documents on the Closing Date); and provided further, however, that no accrual or reserve made by the Company or any Company Subsidiary pursuant to this
Section 7.12 or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

         7.13 APPOINTMENTS. (a) Donald M. Karp shall be appointed as a director and Vice Chairman of the Board of Directors of ICBC as of the Effective Time, with Mr. Karp to be placed in the class of directors whose term is scheduled to expire in the year 2002; provided, however, that if the Effective Time is prior to the 1999 Annual Meeting of Stockholders of ICBC, then Mr. Karp will be placed in the class of directors scheduled to be elected at such annual meeting for a three-year term and ICBC agrees to nominate Mr. Karp for election to the three-year term expiring in the year 2002; and provided further, that upon the expiration of his term in the year 2002, the Board of Directors shall nominate Mr. Karp to serve for an additional term of at least two years. In addition, Mr. Karp will receive a five-year contract for services to be actually rendered as a consultant and senior advisor following the Effective Time, substantially in the form set forth in Section 7.13(a) of the ICBC Disclosure Schedule. Mr. Karp shall also be appointed as a director of ICBC Bank as of the Effective Time, with Mr. Karp to be placed in the class of directors whose term is scheduled to expire in the year 2002; provided, however, that if the Effective Time is prior to the 1999 annual meeting of the sole stockholder of ICBC Bank, then ICBC agrees to elect Mr. Karp for a three-year term expiring in the year 2002 in its capacity as the sole stockholder of ICBC Bank; and provided further, that upon the expiration of his term in the year 2002, ICBC agrees to re-elect Mr. Karp as a director of ICBC Bank for an additional term of at least two years.

         (b) John A. Dorman shall be appointed as President and Chief Operating Officer of the Broad National Division of ICBC Bank as of the Effective Time, with his annual salary to be at least equal to his annual salary in effect as of the date of this Agreement, and shall receive a change in control severance agreement from ICBC Bank substantially in the form set forth in Section 7.13(b) of the ICBC Disclosure Schedule.

         7.14 CHARITABLE CONTRIBUTIONS. ICBC agrees to continue the Company's charitable contributions in accordance with past practices and in the aggregate amount set forth in Section 7.14 of the Company Disclosure Schedule for a period of at least 12 months following the Effective Time.

         7.15 CONSULTING BOARD. ICBC Bank shall, effective as of the Effective Time, cause each person serving as a director of the Company as of the date of this Agreement (other than Donald M. Karp), if such persons are willing to so serve, to be elected or appointed as members of a Consulting Board to the Broad National Division of ICBC Bank ("Consulting Board") to be established by ICBC Bank, the function of which shall be to advise ICBC with respect to deposit and lending activities in the Company's market area and to maintain and develop customer relationships. The members of the Consulting Board who are willing to so serve initially shall be elected or appointed for a term of one year. ICBC Bank agrees to re-elect or re-appoint each of the initial members of the Consulting Board to an additional one-year term following the initial one-year term; provided, however, that ICBC Bank shall have no obligation to re-elect or re-appoint any member if ICBC Bank reasonably determines that such member has a conflict of interest that compromises such member's ability to serve effectively as a member of the Consulting Board or any cause exists that otherwise would allow for removal of such person as a director of ICBC Bank if such person were a member of ICBC Bank's Board of Directors. Each member of the Consulting Board shall receive a retainer fee for such service in the amounts set forth in
Section 7.15 of the Company Disclosure Schedule, which fees shall be payable in quarterly installments or in one lump sum at any time in advance at the option of ICBC Bank.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of Company Common Stock under applicable law and the Company's Restated Certificate of Incorporation and Bylaws.

                  (b) Listing of Shares. The shares of ICBC Common Stock which shall be issued to the stockholders of the Company upon consummation of the Merger shall have been authorized for listing for quotation on the Nasdaq/NMS, subject to official notice of issuance.

                  (c) Other Approvals. All necessary regulatory or governmental approvals, consents or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and all other consents, waivers and approvals of any third parties which are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made except for those the failure to obtain would not have a Material Adverse Effect (i) on the Company and its subsidiaries taken as a whole or (ii) on ICBC and its Subsidiaries taken as a whole. None of the approvals or waivers referred to herein shall contain any term or condition which would have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger.

                  (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

                  (f) Affiliate Letters. ICBC shall have received the letter agreements referred to in Section 7.5.

         8.2 CONDITIONS TO OBLIGATIONS OF ICBC. The obligation of ICBC to effect the Merger is also subject to the satisfaction or waiver by ICBC at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. (i) Subject to Section 3.2, the representations and warranties of the Company set forth in this Agreement (other than those set forth in the first and third sentences of Section 4.1(a), the first two sentences of Section 4.1(b) and Sections 4.2, 4.6, 4.8(a), 4.10 and 4.18) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of the Company set forth in the first and third sentences of Section 4.1(a), the first two sentences of Section 4.1(b) and Sections 4.2, 4.6, 4.8(a), 4.10 and 4.18 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. ICBC shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and ICBC shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (c) Federal Tax Opinion. ICBC shall have received an opinion from Elias, Matz, Tiernan & Herrick L.L.P., counsel to ICBC ("ICBC's Counsel"), in form and substance reasonably satisfactory to ICBC, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes:

                           (i)      No gain or loss will be recognized by ICBC
or the Company as a result of the Merger;

                           (ii)     No gain or loss will be recognized by the
stockholders of the Company who exchange all of their Company Common Stock solely for ICBC Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in ICBC Common Stock); and

                           (iii)    The aggregate tax basis of the ICBC Common
Stock received by stockholders who exchange all of their Company Common Stock solely for ICBC Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

In rendering such opinion, ICBC's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of ICBC, the Company and others, reasonably satisfactory in form and substance to such counsel.

                  (d) Accountant's Letter. The Company shall have caused to be delivered to ICBC "cold comfort" letters or letters of procedures from the Company's independent certified public accountants, dated (i) the date of the mailing of the Proxy Statement to the Company's stockholders and (ii) a date not earlier than five business days preceding the Closing Date and addressed to ICBC, concerning such matters as are customarily covered in transactions of the type contemplated hereby.

                  (e) Approvals. Any and all permits, consents, waivers, clearances, approvals and authorizations of all Governmental Entities and third parties which are necessary in connection with the consummation of the Merger and the Bank Merger shall have been obtained; provided, however, that no approval or consent referred to in this Section 8.1(e) shall be deemed to have been received if it shall include any term, condition or requirement that, individually or in the aggregate, (i) would result in a material adverse effect on the results, business, operation, assets, financial condition or prospects of ICBC on a consolidated basis, or (ii) would reduce the economic or business benefits of the transactions contemplated by this Agreement to ICBC in so significant a manner that ICBC, in its reasonable judgement, would not have entered into this Agreement.


         8.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                  (a)      Representations and Warranties. (i) Subject to
Section 3.2, the representations and warranties of ICBC set forth in this Agreement (other than those set forth in the first and third sentences of Section 5.1(a), the first two sentences of Section 5.1(b) and Sections 5.2, 5.6 and 5.8 shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (ii) the representations and warranties of ICBC set forth in the first and third sentences of Section 5.1(a), the first two sentences of Section 5.1(b) and Sections 5.2, 5.6 and 5.8 of this Agreement shall be true and correct in all material respects (without giving effect to Section 3.2 of this Agreement) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of ICBC by the Chief Executive Officer and the Chief Financial Officer of ICBC to the foregoing effect.

                  (b) Performance of Obligations of ICBC. ICBC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of ICBC by the Chief Executive Officer and the Chief Financial Officer of ICBC to such effect.

                  (c) Federal Tax Opinion. The Company shall have received an opinion from Stinson, Mag & Fizzell P.C. (the "Company's Counsel"), in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes:

                           (i)      No gain or loss will be recognized by ICBC
or the Company as a result of the Merger;

                           (ii)     No gain or loss will be recognized by the
stockholders of the Company who exchange all of their Company Common Stock solely for ICBC Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in ICBC Common Stock); and

                           (iii)    The aggregate tax basis of the ICBC Common
Stock received by stockholders who exchange all of their Company Common Stock solely for ICBC Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

In rendering such opinion, the Company's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of ICBC, the Company and others, reasonably satisfactory in form and substance to such counsel.

                  (d) Accountant's Letter. ICBC shall have caused to be delivered to the Company "cold comfort" letters or letters of procedures from ICBC's independent certified public accountants, dated (i) the date of the mailing of the Proxy Statement to the Company's stockholders and (ii) a date not earlier than five business days preceding the Closing Date and addressed to the Company, concerning such matters as are customarily covered in transactions of the type contemplated hereby.

                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

         9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

                  (a) by mutual consent of the Company and ICBC in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                  (b) by either ICBC or the Company upon written notice to the other party (i) 30 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 30-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

                  (c) by either ICBC or the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, if the Merger shall not have been consummated on or before November 30, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (d) by either ICBC or the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board (provided that if the Company is the terminating party, it shall not be in material breach of any of its obligations under Section 7.3) if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

                  (e) by either ICBC or the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 9.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 8.2(a) (in the case of a breach of representation or warranty by the Company) or Section 8.3(a) (in the case of a breach of representation or warranty by ICBC);

                  (f) by either ICBC or the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing; or

                  (g) By the Company, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the four business day period commencing with the first business day after the end of the Pricing Period (as defined in Section 1.4(e) hereof), if both of the following conditions are satisfied:

                           (i) the product of the Average Closing Price multiplied by the Final Exchange Ratio (as such terms are defined in Section 1.4(e) hereof) shall be less than $24.00; and

                           (ii) (x) the number (the "ICBC Ratio") obtained by dividing the Average Closing Price by the Starting Price shall be less than (y) the number obtained by dividing the Final Index Price by the Initial Index Price (each as defined below) and subtracting 0.15 from the quotient in this clause (ii)(y) (such number in this clause (ii)(y) being referred to herein as the "Index Ratio");

subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 9.1(g), it shall give prompt written notice to ICBC (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned four business day period). During the four business day period commencing with the first business day after its receipt of such notice from the Company, ICBC shall have the option to increase the consideration to be received by the holders of Company Common Stock hereunder, by adjusting the Final Exchange Ratio to equal the lesser of (x) a number (rounded to the nearest ten-thousandth) obtained by dividing (A) $24.00 by (B) the Average Closing Price, and (y) a number (rounded to the nearest ten-thousandth) obtained by substituting the Adjusted Preliminary Stock Ratio (as defined below) for the Preliminary Stock Ratio in the definitions contained in Section 1.4(e) hereof. If ICBC so elects within such four business day period, it shall give prompt written notice to the Company of such election and the revised Final Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 9.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Final Exchange Ratio shall have been so modified).

         For purposes of this Section 9.1(g), the following terms shall have the meanings indicated:

         "Adjusted Preliminary Stock Ratio" shall mean 1.0 plus the Index Ratio less the ICBC Ratio, with the net sum being multiplied by the Preliminary Stock Ratio then in effect as provided by 1.4(e) hereof.

         "Final Index Price" shall mean the average of the Final Prices for each company comprising the Index Group multiplied by the appropriate weighting.

         "Final Price," with respect to any company belonging to the Index Group, means the average of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the Pricing Period.

         "Index Group" shall mean the 21 financial institutions or financial institution holding companies listed below, the common stock of which shall be publicly traded and as to which there shall not have been a publicly announced proposal since the Starting Date and before the end of the Pricing Period for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced at any time after the Starting Date and before the end of the Pricing Period, such company shall be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock and the market prices of such stock) attributed to the remaining companies shall be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The 21 financial institutions or financial institution holding companies and the weights attributed to them are as follows:

             Company                                      Weighting
             ------------------------------------------------------
             Astoria Financial Corp.                         4.3%
             Charter One Financial                          12.9%
             Commerce Bancorp Inc.                           1.9%
             Dime Bancorp Inc.                               8.7%
             Dime Community                                  0.9%
             Fulton Financial Corp.                          4.9%
             GreenPoint Financial Corp.                      7.5%
             HUBCO Inc.                                      3.2%
             JSB Financial Inc.                              0.8%
             Keystone Financial Inc.                         3.9%
             M&T Bank Corp.                                  0.6%
             North Fork Bancorp                             11.0%
             Peoples Heritage Financial Group                6.8%
             Queens County Bancorp Inc.                      1.7%
             Richmond County                                 2.0%
             S&T Bancorp  Inc.                               2.2%
             Sovereign Bancorp  Inc.                        12.8%
             Staten Island Bancorp Inc.                      3.4%
             UST Corp.                                       3.3%
             Valley National Bancorp                         4.3%
             Webster Financial Corp.                         2.9%
                                                          ------
                                                           100.0%
                                                          ======

         "Initial Index Price" means the weighted average (weighted in accordance with the factors listed above) of the per share closing prices of the common stock of each of the companies comprising the Index Group, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded on the Starting Date.

         "Starting Date" shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

         "Starting Price" shall mean the closing price of a share of ICBC Common Stock on the Nasdaq/NMS (as reported by The Wall Street Journal or, if not reported therein, by another authoritative source) on the Starting Date.

         If any company belonging to the Index Group or ICBC declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between and including the Starting Date and the end of the Pricing Period, the prices for the common stock of such company or ICBC and the Final Exchange Ratio shall be appropriately adjusted for the purposes of applying this Section 9.1(g).

         9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either ICBC or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except (i) Sections 7.2(b), 9.2, 9.5 and 10.3 shall survive any termination of this Agreement and
(ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

         9.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.4 EXTENSION; WAIVER. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         9.5 TERMINATION FEE. (a) The Company hereby agrees to pay ICBC, and ICBC shall be entitled to payment of, a fee (the "Fee") of $6.5 million upon the occurrence of a Triggering Event (as defined herein) so long as the Triggering Event occurs prior to a Fee Termination Event (as defined herein). Such payment shall be made to ICBC in immediately available funds within five business days after the occurrence of a Triggering Event. A Fee Termination Event shall be the first to occur of the following: (i) the Effective Time, (ii) termination of this Agreement in accordance with the terms hereof prior to the occurrence of a Triggering Event (other than a termination of this Agreement by ICBC pursuant to Sections (9.1(e) or 9.1(f) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of the Company) or (iii) 15 months after the termination of this Agreement by ICBC pursuant to Sections 9.1(e) or 9.1(f) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of the Company.

         (b) The term "Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) The Company or any Subsidiary thereof, without having received ICBC's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than ICBC or any ICBC subsidiary, or the Board of Directors of the Company shall have recommended that the stockholders of the Company approve or accept any Acquisition Transaction with any person other than ICBC or any ICBC Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving the Company or any Company Subsidiary, (y) a purchase, lease or other acquisition of all or 10% or more of the assets or deposits of the Company or any Company Subsidiary or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) or securities representing 15% or more of the voting power of the Company or any Company Subsidiary; provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only the Company and/or Company Subsidiaries;

                  (ii) Any person (other than ICBC, any ICBC Subsidiary or Donald M. Karp and/or Harriet M. Alpert), other than in connection with a transaction to which ICBC has given its prior written consent, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Company Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) and subsequent to such acquisition either (A) the holders of Company Common Stock shall not have approved this Agreement and the transactions contemplated hereby at the meeting, or any adjournment thereof, of such stockholders held for the purpose of voting on this Agreement (except that the initial Fee in such event shall be $1.5 million with an additional $5.0 million Fee to be paid upon the execution by the Company or any Subsidiary thereof within 15 months following such meeting of an agreement or letter of intent to engage in an Acquisition Transaction with any person other than ICBC or an ICBC Subsidiary), (B) such meeting shall not have been held by October 31, 1999 or shall have been canceled after a voting record date for such meeting shall have been established by the Company, (C) the Board of Directors of the Company shall have publicly withdrawn or modified, or publicly announced its intent to withdraw or modify, in any manner adverse to ICBC, its recommendation that the stockholders of the Company approve the transactions contemplated by this Agreement, or (D) the Company shall have breached any covenant or obligation contained in this Agreement and such breach would entitle ICBC to terminate this Agreement;

                  (iii) Any person other than ICBC or any ICBC Subsidiary, other than in connection with a transaction to which ICBC has given its prior written consent, shall have made a bona fide proposal to the Company or its stockholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an

         Acquisition Transaction (including, without limitation, any situation in which any person other than ICBC or any ICBC Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
         Act) a tender offer or shall have filed a registration statement under the Securities Act with respect to an exchange offer, to purchase any shares of Company Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Company Common Stock) and after such public announcement or public disclosure either (A) the holders of Company Common Stock shall not have approved this Agreement and the transactions contemplated hereby at the meeting, or any adjournment thereof, of such stockholders held for the purpose of voting on this Agreement (except that the initial Fee in such event shall be $1.5 million with an additional $5.0 million Fee to be paid upon the execution by the Company or any Subsidiary thereof within 15 months following such meeting of an agreement or letter of intent to engage in an Acquisition Transaction with any person other than ICBC or an ICBC Subsidiary), (B) such meeting shall not have been held by October 31, 1999 or shall have been canceled after a voting record date for such meeting shall have been established by the Company, (C) the Board of Directors of the Company shall have publicly withdrawn or modified, or publicly announced its intent to withdraw or modify, in any manner adverse to ICBC, its recommendation that the stockholders of the Company approve the transactions contemplated by this Agreement, or (D) the Company shall have breached any covenant or obligation contained in this Agreement and such breach would entitle ICBC to terminate this Agreement; or

                  (iv) after a bona fide proposal is made by any person, other than ICBC or any ICBC Subsidiary, to the Company to engage in an Acquisition Transaction, either (A) such meeting shall not have been held by October 31, 1999 or shall have been canceled after a voting record date for such meeting shall have been established by the Company, (B) the Board of Directors of the Company shall have publicly withdrawn or modified, or publicly announced its intent to withdraw or modify, in any manner adverse to ICBC, its recommendation that the stockholders of the Company approve the transactions contemplated by this Agreement, or (C) the Company shall have breached any covenant or obligation contained in this Agreement and such breach would entitle ICBC to terminate this Agreement.

         (c) The Company shall notify ICBC promptly in writing of the occurrence of any Triggering Event.

                                    ARTICLE X

                               GENERAL PROVISIONS

         10.1 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the first day which is at least two and not more than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VIII hereof (other than those conditions which relate to actions to be taken at the Closing) (the "Closing Date"), at the offices of ICBC, unless another time, date or place is agreed to in writing by the parties hereto; provided, however, that the Closing shall not occur until after the Election Deadline.

         10.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time, including, but not limited to, the provisions of Section 9.5 hereof.

         10.3 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, that the costs of printing and mailing the Proxy Statement shall be borne equally by the parties hereto.

         10.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to ICBC, to:

                           Independence Community Bank Corp.
                           195 Montague Street
                           Brooklyn, NY 11201
                           Attention: Chief Executive Officer

                  with a copy to:

                           Elias, Matz, Tiernan & Herrick L.L.P.
                           734 Fifteenth Street, N.W., 12th Floor
                           Washington, DC 20005
                           Attention:    Philip Ross Bevan, Esq.

                  and

                  (b)      if to the Company, to:

                           Broad National Bancorporation
                           905 Broad Street
                           Newark, NJ 07102
                           Attention:    Chief Executive Officer

                  with a copy to:

                           Stinson, Mag & Fizzell P.C.
                           1201 Walnut Street, Suite 2800
                           Kansas City, MO 64106
                           Attention:    James W. Allen, Esq.

         10.5 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 1, 1999. No provision of this Agreement shall be construed to require the Company, ICBC or any of their respective Subsidiaries or affiliates to take any action that would violate any applicable law, rule or regulation.

         10.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         10.7 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         10.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law.

         10.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         10.10 PUBLICITY. Except as otherwise required by law or the rules of the Nasdaq/NMS, so long as this Agreement is in effect, neither ICBC nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         10.11 ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         IN WITNESS WHEREOF, ICBC and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        INDEPENDENCE COMMUNITY BANK  CORP.


                                        By: /s/ Charles J. Hamm
                                            ------------------------------------
                                            Name:  Charles J. Hamm
                                            Title: Chairman, President and Chief
                                                    Executive Officer

                                        BROAD NATIONAL BANCORPORATION


                                        By: /s/ Donald M. Karp
                                            ------------------------------------
                                            Name:  Donald M. Karp
                                            Title: Chairman and Chief
                                                     Executive Officer

                                                                      APPENDIX B

                             STOCKHOLDERS' AGREEMENT


         STOCKHOLDERS' AGREEMENT, dated as of February 1, 1999, by and among certain stockholders of Broad National Bancorporation (the "Company"), a New Jersey corporation, identified on Schedule I hereto (collectively the "Stockholders"), and Independence Community Bank Corp., a Delaware corporation ("ICBC").

         WHEREAS, ICBC and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which is being executed substantially simultaneously with the execution of this Stockholders' Agreement and provides for, among other things, the merger of the Company with and into ICBC (the "Merger"); and

         WHEREAS, in order to induce ICBC to enter into the Merger Agreement, the Stockholders agree to, among other things, vote in favor of the Merger Agreement in their capacity as stockholders of the Company.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. OWNERSHIP OF COMPANY COMMON STOCK. The Stockholders represent and warrant that they have or share the right to vote and dispose of the number of shares of common stock of the Company, $1.00 par value per share ("Company Common Stock"), set forth on Schedule I hereto.

         2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

                  (a) such Stockholder shall vote, or cause to be voted, all shares of Company Common Stock which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Merger Agreement and against any plan or proposal pursuant to which the Company is to be acquired by or merged with, or pursuant to which the Company proposes to sell all or substantially all of its assets and liabilities to, any person, entity or group (other than ICBC or any affiliate thereof);

                  (b) such Stockholder shall not, prior to the termination of the Merger Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of their respective shares of Company Common Stock (other than by means of gift where the donee has agreed to abide by the terms of this Agreement in a form reasonably satisfactory to ICBC);

                  (c) such Stockholder shall not directly or indirectly initiate, solicit or encourage, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase, lease or other acquisition of, all or more than 10% of the assets or any equity securities of the Company or any of its Subsidiaries (as defined in the Merger Agreement) (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or
         (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal (provided that nothing herein shall be deemed to affect the ability of the Stockholders who are directors of the Company to, in good faith based upon written advice of counsel, fulfill their fiduciary duties as a director of the Company); and

                  (d) such Stockholder shall use all reasonable efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholders' Agreement (provided that nothing herein shall be deemed to affect the ability of the Stockholders who are directors of the Company to fulfill their fiduciary duties as a director of the Company).

         3. TERMINATION. The parties agree and intend that this Stockholders' Agreement be a valid and binding agreement enforceable against the parties hereto, that damages and other remedies at law for the breach of this Stockholders' Agreement are inadequate and that the obligations of the parties hereto shall be enforceable through injunctive or other equitable relief. This Stockholders' Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of all the parties hereto and shall be automatically terminated in the event that the Merger Agreement is terminated in accordance with its terms.

         4. NOTICES. Notices may be provided to the Company and the Stockholders in the manner specified in Section 10.4 of the Merger Agreement, with all notices to the Stockholders being provided to them at the Company in the manner specified in such section.

         5. GOVERNING LAW. This Stockholders' Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

         6. COUNTERPARTS. This Stockholders' Agreement may be executed in counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         7. HEADINGS. The section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholders' Agreement.

         8. SEVERABILITY. Any term or provision of this Stockholders' Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Stockholders' Agreement or affecting the validity or enforceability of any of the terms or provisions of this Stockholders' Agreement in any other jurisdiction. If any provision of this

Stockholders' Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, the Company, by a duly authorized officer, and the Stockholders have caused this Stockholders' Agreement to be executed as of the day and year first above written.


                                     INDEPENDENCE COMMUNITY BANK CORP.

                                         /s/ Charles J. Hamm
                                     By: ---------------------------------------

                                         Charles J. Hamm
                                         Chairman, President and Chief Executive
                                                      Officer

BROAD NATIONAL BANCORPORATION
   STOCKHOLDERS

/s/ Donald M. Karp                       /s/ Edward J. Lenihan
-----------------------------            ---------------------------------------
Donald M. Karp                           Edward J. Lenihan

/s/ James Boyle                          /s/ Stanley J. Lesnik
-----------------------------            ---------------------------------------
James Boyle                              Stanley J. Lesnik

/s/ Licinio Cruz                         /s/ Catherine McFarland
-----------------------------            ---------------------------------------
Licinio Cruz                             Catherine McFarland

/s/ John A. Dorman                       /s/ Louis J. Owen
-----------------------------            ---------------------------------------
John A. Dorman                           Louis J. Owen

/s/ Arthur Fischman                      /s/ Fred Perry, Jr.
-----------------------------            ---------------------------------------
Arthur Fischman                          Fred Perry, Jr.

/s/ John J. Iannuzzi                     /s/ A. Harold Schwartz
-----------------------------            ---------------------------------------
John J. Iannuzzi                         A. Harold Schwartz

/s/ Peter Kenny                          /s/ Hubert Williams
-----------------------------            ---------------------------------------
Peter Kenny                              Hubert Williams

/s/ James J. Lazarus
-----------------------------
James J. Lazarus

                                   SCHEDULE I

                                                             Number of Shares of
                                                            Company Common Stock
  Name of Stockholder                                        Beneficially Owned
--------------------------------------------------------------------------------
Donald M. Karp                                                     961,299

James Boyle                                                            693

Licinio Cruz                                                        13,362

John A. Dorman                                                      26,888

Arthur Fischman                                                     18,713

John J. Iannuzzi                                                     7,885

Peter Kenny                                                          4,516

James J. Lazarus                                                    28,027

Edward J. Lenihan                                                   21,620

Stanley J. Lesnik                                                   20,347

Catherine McFarland                                                  3,182

Louis J. Owen                                                       18,486

Fred Perry                                                          15,416

A. Harold Schwartz                                                  60,724

Hubert Williams                                                     15,804
                                                                 ---------
Total                                                            1,216,962

                                                                      APPENDIX C


April __, 1999


The Board of Directors
Broad National Bancorporation
905 Broad Street
Newark, New Jersey  07102

Members of the Board:

You have requested our opinion as investment bankers that the consideration in the Merger (the "Merger") between Broad National Bancorporation ("Broad") and Independence Community Bank Corp., ("Independence") the holding company for Independence Community Bank, as provided and described in the Merger Agreement is fair to the holders of Broad Common Stock from a financial point of view.

Pursuant to the Agreement and Plan of Merger (the "Agreement") dated February 1, 1999, Broad will merge with Independence, and holders of Broad common stock will receive cash or shares of Independence Common Stock pursuant to an election, proration and allocation procedure subject to the total consideration being comprised of 50% Independence common stock and 50% cash provided the average closing price (as defined) of Independence Common Stock is between $12.75 and $17.25 per share. The merger consideration any Broad stockholder receives will be determined based upon a conversion ratio designed to produce a value of $26.50 per share whether in stock (measured by the average closing price) or cash when Independence stock has an average closing price as calculated in the Agreement of between $12.75 and $17.25. To the extent that the average closing price of Independence common stock during the pricing period exceeds $17.25 or is less than $12.75, the per share value of the consideration, whether in cash or stock, will increase or decrease, respectively. We have assumed that the Merger will be accounted for by Independence as a purchase transaction and will be a tax-free reorganization, except to the extent of cash received by a shareholder.

Ryan, Beck & Co., Inc. as a customary part of its investment banking business, is engaged in the valuation of banking and savings institutions and their securities in connection with mergers and acquisitions. In conducting our investigation and analysis of the Merger, we have met separately with members of senior management of Independence and Broad to discuss their respective operations, historical financial statements, strategic plans and future prospects. We have reviewed and analyzed material prepared in connection with the Merger, including but not limited to the following: (i) the Agreement and related documents; (ii) the proxy statement-prospectus; (iii) Independence's Annual Report to Shareholders and Annual Report on Form 10-K for the year ended March 31, 1998 and Independence's Quarterly Reports on Form 10-Q for the periods ended December 31, 1998, September 30, 1998 and June 30, 1998; (iv) Independence's Registration Statement on Forms S-1A and 424(b) Prospectus, dated December 12, 1997 and January 12, 1998,

Broad National Bancorporation
April __, 1999
Page 2


respectively, with respect to Independence's conversion from mutual to stock form of organization; (v) Broad's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 31, 1998, 1997, 1996 and 1995, and Broad's Quarterly Reports on Form 10-Q for the periods ended September 30, 1998, June 30, 1998, and March 31, 1998; (vi) certain operating and financial information provided to Ryan, Beck by the managements of Independence and Broad relating to their business and prospects; (vii) the historical stock prices and trading volume of Independence's common stock; (viii) the publicly available financial data of thrift organizations which Ryan, Beck deemed generally comparable to Independence; (ix) the historical stock prices and trading volume of Broad's common stock; (x) the publicly available financial data of commercial banking organizations which Ryan, Beck deemed generally comparable to Broad;
(xi) the terms of recent acquisitions of commercial banking organizations which Ryan, Beck deemed generally comparable in whole or in part to Broad; and (xii) the potential pro forma impact of the Merger on Independence's financial condition, operating results and per share figures. We also conducted or reviewed such other studies, analyses, inquiries and examinations as we deemed appropriate. Ryan, Beck as part of its review of the Merger, also analyzed Independence's ability to consummate the Merger and considered the future prospects of Broad in the event it remained independent.

While we have taken care in our investigation and analyses, we have relied upon and assumed the accuracy, completeness and fairness of the financial and other information provided to us by the respective institutions or which was publicly available and have not assumed any responsibility for independently verifying such information. We have also relied upon the managements of Broad and Independence as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us and in certain instances we have made certain adjustments to such financial and operating forecasts which in our judgment were appropriate under the circumstances. In addition, we have assumed with your consent that such forecasts and projections reflect the best currently available estimates and judgments of the respective managements. We are not experts in the evaluation of allowances for loan losses. Therefore, we have not assumed any responsibility for making an independent valuation of the adequacy of the allowances for loan losses set forth in the balance sheets of Broad and Independence at December 31, 1998, and we assumed such allowances were adequate and comply fully with applicable law, regulatory policy, sound banking practice and policies of the Securities and Exchange Commission as of the date of such financial statements. We also assumed that the Merger in all respects is, and will be consummated in compliance with all laws and regulations applicable to Broad and Independence. We have not made or obtained any independent evaluations or appraisals of the assets and liabilities of either Broad or Independence or their respective subsidiaries, nor have we reviewed any individual loan files of Broad or Independence or their respective subsidiaries.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate in the circumstances. In rendering our

Broad National Bancorporation
April __, 1999
Page 3


opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger to Broad. Our opinion is necessarily based on economic, market and other conditions and projections as they exist and can be evaluated on the date hereof. Ryan, Beck did not and does not express any opinion as to the price or range of prices at which Independence Common Stock might trade during the pricing period or subsequent to the Merger. We were not requested to, and did not, solicit third party indications of interest in acquiring Broad or in engaging in a business combination or any other strategic transaction with Broad. We have not opined on the fairness of the transaction should Independence elect not to increase the Exchange Ratio above the maximum in order to avoid a termination of the Agreement by Broad because the per share consideration declined below $24.00 per share and Independence's Common Stock price declined in excess of 15% of the index (as defined in the Agreement).

We have been retained by the Board of Directors of Broad as an independent contractor to act as financial advisor to Broad with respect to the Merger and will receive a fee for our services. Ryan, Beck has had no investment banking relationship with Independence. Ryan, Beck is a market maker in Independence Common Stock and, in such capacity, may from time to time own Independence Common Stock. Ryan, Beck's research department does not follow Independence, however, Ryan, Beck did produce a report upon Independence's conversion from a mutual to stock form of organization. Ryan, Beck has had an investment banking relationship with Broad for a number of years. Ryan, Beck was the sole underwriter of the 8 1/2% Cumulative Convertible Preferred Stock 1992 Class and BNB Capital Trust's 9.50% Cumulative Trust Preferred Securities. Ryan, Beck is a market maker in Broad's Trust Preferred Securities and, in such capacity, may from time to time own Trust Preferred Securities. Ryan, Beck's research department has issued research reports on Broad and comments on Broad in its periodic commentaries. Ryan, Beck is also a market maker in Broad's common stock and, in such capacity, may from time to time own Broad Common Stock.

Our opinion is directed to the Board of Directors of Broad and does not constitute a recommendation to any shareholder of Broad as to how such shareholder should vote at any shareholder meeting held in connection with the Merger.

Based upon and subject to the foregoing it is our opinion as investment bankers that the consideration in the Merger as provided and described in the Merger Agreement is fair to the holders of Broad common stock from a financial point of view.

Very truly yours,



Ryan, Beck & Co., Inc.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In accordance with the General Corporation law of the State of Delaware, Articles 9 and 10 of the Registrant's Certification of Incorporation and Article VI of the Registrant's Bylaws provide as follows:

ARTICLE 9 OF CERTIFICATION OF INCORPORATION

         LIABILITY OF DIRECTORS AND OFFICERS. The personal liability of the directors and officers of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the effective date of this Certificate of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article 9 shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.

ARTICLE 10 OF CERTIFICATE OF INCORPORATION

         INDEMNIFICATION. The Corporation shall indemnify its directors, officers, employees, agents and former directors, officers, employees and agents, and any other persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such director, officer, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the General Corporation Law of the State of Delaware, provided, however, that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors and administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article 10.

ARTICLE VI OF BYLAWS - INDEMNIFICATION, ETC. OF DIRECTORS, OFFICERS AND
EMPLOYEES

         6.1 Indemnification. The Corporation shall provide indemnification to its directors, officers, employees, agents and former directors, officers, employees and agents and to others in accordance with the Corporation's Certificate of Incorporation.

         6.2 Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         6.3 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

         6.4 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer of employee of the Corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Certificate of Incorporation or this Article VI.

         6.5 Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

         The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

         (a) LIST OF EXHIBITS (filed herewith unless otherwise noted)


2.1 Agreement and Plan of Merger, dated as of February 1, 1999, between Independence Community Bank Corp. and Broad National Bancorporation is included as Appendix A to the Proxy Statement - Prospectus which is part of this Registration Statement

3.1      Certificate of Incorporation of Independence Community Bank Corp.(1)

3.2      Bylaws of Independence Community Bank Corp.(1)

4.1      Form of Stock Certificate of Independence Community Bank Corp.(1)

5.1      Form of opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: legality

8.1 Form of opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: federal tax matters *

10.1 Form of Change of Control Agreement entered into among Independence Community Bank Corp., Independence Savings Bank and certain senior executive officers of the Company and the Bank (1)

10.2     1998 Stock Option Plan (2)

10.3     1998 Recognition and Retention Plan and Trust Agreement (2)

10.4 Stockholders' Agreement, dated as of February 1, 1999, by and among certain stockholders of Broad National Bancorporation is included as Appendix B to the Proxy Statement - Prospectus which is part of this Registration Statement

11.0     Statement re: computation of per share earnings (3)

23.1     Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibits
         5.1 and 8.1, respectively)

23.2 Consent of Ernst & Young LLP (independent auditors for Independence Community Bank Corp)

23.3     Consent of KPMG LLP (independent auditors for Broad National
         Bancorporation)

23.4     Consent of Ryan, Beck & Co., Inc.

24.1     Power of Attorney (included in Signature Page of this Registration
         Statement)

99.1     Broad National Bancorporation Proxy Card

-----------

*        To be filed by amendment.

(1) Incorporated by reference from the Registrant's Registration Statement on From S-1 (333-30757) filed on July 3, 1997.

(2) Incorporated by reference from the Appendix to the Proxy Statement for the Annual Meeting of Stockholders held on September 25, 1998, filed with the SEC on August 17, 1998.

(3) Incorporated by reference from the Registrant's Annual Report on From 10-K for the year ended March 31, 1998 filed with the SEC on June 26, 1998.

         (b)      FINANCIAL STATEMENT SCHEDULES

                  All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

         (c)      REPORTS, OPINIONS, OR APPRAISALS OF OUTSIDE PARTIES

                  The opinion of Ryan, Beck & Co. is included as Appendix C to the Proxy Statement - Prospectus.


ITEM 22. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

              (B) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (C) To respond to requests for information that is incorporated by reference into the Joint Proxy Statement-Prospectus pursuant to Item 4, 10 (b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

              (D) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

              (E) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

              (F) That every prospectus: (i) that is filed pursuant to paragraph
         (E) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (G) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Form S-4 Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the State of New York on April 1, 1999.

                             INDEPENDENCE COMMUNITY BANK CORP.


                             By: /s/ Charles J. Hamm
                                 -----------------------------------------------
                                 Charles J. Hamm
                                 Chairman, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Charles J. Hamm his true and lawful attorney, with full power to sign for each person and in such person's name and capacity indicated below, and with full power of substitution, any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

           Name                                Title                         Date
--------------------------    ----------------------------------------   -------------
/s/Charles J. Hamm            Chairman, President and Chief              April 1, 1999
--------------------------    Executive Officer
Charles J. Hamm               (principal executive officer)


/s/Joseph S. Morgano          Director, Executive Vice President and     April 1, 1999
--------------------------    Mortgage Officer
Joseph S. Morgano


/s/John B. Zurell             Executive Vice President and  Chief        April 1, 1999
--------------------------    Financial Officer (principal financial
John B. Zurell                and accounting officer)


/s/Willard N. Archie          Director                                   April 1, 1999
--------------------------
Willard N. Archie


/s/Robert D. Catell           Director                                   April 1, 1999
--------------------------
Robert D. Catell

           Name                                Title                         Date
--------------------------    ----------------------------------------   -------------
/s/Rohit M. Desai             Director                                   April 1, 1999
--------------------------
Rohit M. Desai


/s/Chaim Y. Edelstein         Director                                   April 1, 1999
--------------------------
Chaim Y. Edelstein


/s/Robert W. Gelfman          Director                                   April 1, 1999
--------------------------
Robert W. Gelfman


/s/Scott M. Hand              Director                                   April 1, 1999
--------------------------
Scott M. Hand


/s/Donald E. Kolowsky         Director                                   April 1, 1999
--------------------------
Donald E. Kolowsky


/s/Janine Luke                Director                                   April 1, 1999
--------------------------
Janine Luke


/s/Wesley D. Ratcliff         Director                                   April 1, 1999
--------------------------
Wesley D. Ratcliff


/s/Donald H. Elliott          Director                                   April 1, 1999
--------------------------
Donald H. Elliott


/s/Malcolm MacKay             Director                                   April 1, 1999
--------------------------
Malcolm MacKay

                                EXHIBIT INDEX


2.1 Agreement and Plan of Merger, dated as of February 1, 1999, between Independence Community Bank Corp. and Broad National Bancorporation is included as Appendix A to the Proxy Statement - Prospectus which is part of this Registration Statement

3.1      Certificate of Incorporation of Independence Community Bank Corp.(1)

3.2      Bylaws of Independence Community Bank Corp.(1)

4.1      Form of Stock Certificate of Independence Community Bank Corp.(1)

5.1      Form of opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: legality

8.1 Form of opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: federal tax matters *

10.1 Form of Change of Control Agreement entered into among Independence Community Bank Corp., Independence Savings Bank and certain senior executive officers of the Company and the Bank (1)

10.2     1998 Stock Option Plan (2)

10.3     1998 Recognition and Retention Plan and Trust Agreement (2)

10.4 Stockholders' Agreement, dated as of February 1, 1999, by and among certain stockholders of Broad National Bancorporation is included as Appendix B to the Proxy Statement - Prospectus which is part of this Registration Statement

11.0     Statement re: computation of per share earnings (3)

23.1     Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibits
         5.1 and 8.1, respectively)

23.2 Consent of Ernst & Young LLP (independent auditors for Independence Community Bank Corp)

23.3     Consent of KPMG LLP (independent auditors for Broad National
         Bancorporation)

23.4     Consent of Ryan, Beck & Co., Inc.

24.1     Power of Attorney (included in Signature Page of this Registration
         Statement)
99.1     Broad National Bancorporation Proxy Card

23.4     Consent of Ryan, Beck & Co., Inc.

24.1     Power of Attorney (included in Signature Page of this Registration
         Statement)

99.1     Broad National Bancorporation Proxy Card

-----------

*        To be filed by amendment.

(1) Incorporated by reference from the Registrant's Registration Statement on From S-1 (333-30757) filed on July 3, 1997.

(2) Incorporated by reference from the Appendix to the Proxy Statement for the Annual Meeting of Stockholders held on September 25, 1998, filed with the SEC on August 17, 1998.

(3) Incorporated by reference from the Registrant's Annual Report on From 10-K for the year ended March 31, 1998 filed with the SEC on June 26, 1998.